As filed with the U.S. Securities and Exchange Commission on January 18, 2023.

Registration No. 333-268109

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.2

to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VCI GLOBAL LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	6719	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

B03-C-8 Menara 3A

KL Eco City, No. 3 Jalan Bangsar

59200 Kuala Lumpur

Telephone: +603 2201 5249

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Carmel, Milazzo & Feil LLP

55 West 39th Street

18th Floor, New York, NY 10018

Telephone: (212) 658-0458

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Ross D. Carmel, Esq. Jeffrey P. Wofford, Esq. Carmel, Milazzo & Feil LLP 55 West 39th Street, 18th Floor New York, NY 10018 (212) 658-0458	Benjamin Tan, Esq. Sichenzia Ross Ference LLP 1185 6th Avenue, 37th Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

_______

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2023

PRELIMINARY PROSPECTUS

VCI GLOBAL LIMITED

(Incorporated in the British Virgin Islands)

3,000,000 ORDINARY SHARES

This is the initial public offering of VCI Global Limited, a British Virgin Islands business company (hereinafter referred to as the “Company”).

Prior to this offering, there has been no public market for our ordinary shares. We are selling 3,000,000 ordinary shares. The assumed initial public offering price is $5.00 per ordinary share, which is the midpoint of the estimated initial public offering price range of $4.00 to $6.00 per ordinary share.

We will apply to list our ordinary shares on The Nasdaq Capital Market under the symbol VCIG.” This offering is conditioned upon the successful listing of our ordinary shares on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our listing application this initial public offering will be terminated.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

We are, and will continue to be, a “controlled company” within the meaning of the Nasdaq Stock Market Rules, due to the fact that our founding shareholder, Mr. Hoo Voon Him will own 50.1% of the voting power of issued share capital, assuming no exercise of the underwriter’s over-allotment option. In addition, as a “controlled company,” as defined under the Nasdaq Stock Market Rules, we are permitted to elect to rely on certain exemptions from corporate governance rules. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 18 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Initial public offering price
Underwriting discounts and commissions (1)
Proceeds to us (before expenses)

(1) We have agreed to reimburse the Boustead Securities, LLC for certain expenses in addition to underwriting discounts and commissions. We also have agreed to issue to Boustead Securities, LLC certain warrant compensation in connection with this offering. See “Underwriting” for additional information regarding compensation payable to the underwriter.

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and purchase all of the ordinary shares offered under this prospectus if any such shares are taken.

We have granted the underwriter an option to purchase up to 450,000 additional ordinary shares from us at the public offering price, less underwriting discounts and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable to the underwriter will be $1,207,500, and the total proceeds to us, before expenses, will be $16,042,500. If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriter expects to deliver the ordinary shares to purchasers on or about _______, 2023.

BOUSTEAD SECURITIES, LLC

The date of this Prospectus is _________, 2023.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of our subordinate voting shares.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

Throughout this prospectus, we refer to various trademarks, service marks and trade names that others use in their business. All rights to such trademarks are the property of their respective holders.

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

•	all references to the “Company,” the “registrant,” “VCI,” “VCI Global,” “we,” “our,” or “us” in this prospectus mean VCI Global Limited, a BVI business company;
•	all references to the “British Virgin Islands” and “BVI” in this prospectus mean the British Overseas Territory officially known as the Virgin Islands or the Territory of the British Virgin Islands;
•	“year” or “fiscal year” mean the year ending December 31st;
•	our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board. Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them; and
•	unless otherwise noted: (i) all industry and market data in this prospectus is presented in U.S. dollars, (ii) all financial and other data related to VCI in this prospectus is presented in U.S. dollars, (iii) all references to “$” or “USD” in this prospectus (other than in our financial statements) refer to U.S. dollars, (iv) all references to “RM” in this prospectus refer to Malaysian Ringgits, and (v) all information in this prospectus assumes the issuance and sale of the maximum number of ordinary shares available in this offering.

While we maintain our books and records in U.S. dollars, the presentation currency for our financial statements and also our functional currency, as a holding company, our material assets are our direct equity interests in our subsidiaries, and we are therefore dependent upon the results of operations of our subsidiaries, which are denominated primarily in the Malaysian Ringgit (RM), and as such our consolidated results of operations may be affected by changes in the local exchange rates to the U.S. dollar.

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PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before investing in our ordinary shares. You should read the entire prospectus carefully, including “Risk factors,” “Summary Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and our consolidated financial statements and the related notes included at the end of this prospectus, before making an investment in our ordinary shares.

Our Mission

We believe sustainability, inclusion, and well-informed business strategies are pivotal to the growth and success of a business. It is therefore our mission to maximize our clients’ full potential to succeed by providing them quality and independent advice regardless of their business size.

Our Company

We are a multi-disciplinary consulting group with key advisory practices in the areas of business and technology. Each of our segments and practices is staffed with consultants recognized for their wealth of knowledge and established track records of delivering impact. With our core group of experts experienced in corporate finance, capital markets, legal, and investor relations, we illuminate our clients’ paths to success by helping them foresee impending challenges and identify business opportunities. We leverage our in-depth expertise to assist clients in creating values by providing profitable business ideas, customizing bold strategic options, offering sector intelligence, and equipping clients with cost-saving solutions for lasting growth.

Since our inception in 2013, we have been delivering our services to companies ranging from small-medium enterprises and government-linked agencies to publicly traded conglomerates across a broad array of industries. Our business operates solely in Malaysia, with clients predominantly from Malaysia, and some engagements with clients from China, Singapore and the United States.

We have segregated our services in the following segments:

Business Strategy Segment

Business Strategy Consultancy – We focus on listing solutions, investors relations and boardroom strategies consultancy. We have established a diverse local and international clientele, providing them our services in both local and cross-border listings. Our roles begin from pre-listing diagnosis and planning to the finalization of the entire listing process. To better serve our clients, we extended our services line to include investor relations consultation, where we help our clients effectively handle investors’ expectations and manage communications. Further, we also offer services in attaining effective boardroom strategies for value creation and inclusive growth. Over the years, our consulting services have successfully propelled our clients’ businesses to the next level with strategic options, including mergers and acquisitions, initial public offerings, restructuring and transformation.

Our business strategy consultancy segment performs the following functions:

•	Advise clients on multitrack approaches to capital raising strategies;

•	Evaluate and assess clients’ businesses and perform IPO readiness diagnostic, including health checks on the company’s management, financial and legal structure;

•	Assemble external professionals for the IPO process and assist in building a quality management team, robust financial and corporate governance;

•	Assist in fine-tuning business plans, articulate compelling equity stories and advise on strategic options to maximize clients’ business values;

•	Manage due diligence investigations and peer industry analysis;

2

•	Prepare pre-IPO investment presentations materials for clients;

•	Liaise with investors for pre-IPO capital raising;

•	Design marketing strategy and promote the company’s business;

•	Assist with cross-border listing in countries including but not limited to, Malaysia, China, Singapore, and the United States.

Our Investor Relations Services

In January 2021, our direct subsidiary V Capital Kronos Berhad acquired Imej Jiwa, an investor and public relations consultancy firm, which will allow us to better serve companies seeking to list and trade on public exchanges. Imej Jiwa’s highly-skilled investor relations (“IR”) professionals help companies that are preparing for a successful IPO set up an effective IR team. To date, we are serving more than 40 public-listed Malaysian companies, which represent more than 4% of total Malaysian publicly listed companies. 1 For instance, we have been engaged by Malaysia’s largest home improvement retailer who consummated the biggest IPO in Malaysia since 2017, and the Malaysian leading dairy producer who consummated the second largest IPO in Malaysia since 2017 to provide IR consultancy services. Our IR team builds strategies and communicates effectively to drive stakeholder and media engagement throughout the IPO roadshow and post-IPO process. We are equally committed to sharpen client’s investment narratives and to deliver it to the right investors through the best channel.

Our Boardroom Strategy Services

We leverage our multiple practices and our connections with professionals across an array of industries to complement clients’ businesses by offering a holistic approach to achieve sustainable growth with high return on capital. Given the exponentially rising expectations from investors, unprecedented economic disruptions, and fragmentation of traditional markets, we believe more companies need carefully planned strategies to stay ahead of the trend and the competition through restructuring or transformation. We help our clients make the right moves by being involved in boardroom discussions and advising them on strategic options, particularly when it comes to exploring opportunities in offshoring, partnering, merger and acquisitions (“M&A”), deals outsourcing and initial public offerings. We have recently been engaged to consult on boardroom strategies for one of the largest hospitality groups in Malaysia as well as company that is a pioneer in human resources technology provider in Malaysia.

Technology Consultancy Services & Solutions

Our technology consultancy services and solutions keep our clients ahead of major technology and industry trends, including next-generation digital transformation, software development, blockchain solutions and the industry restructuring brought upon by the convergence of these technologies.

We capitalize the transformative power of technology to push companies through to the next level. With the increasing global significance of data analytics and digital transformation in enhancing existing business models, we have established relationships with technology experts to provide the following services:

➢	Digital Development - We evaluate clients’ businesses and offer structured digitalization strategies to ensure their businesses achieve target business objectives. At times, the business digitalization journey from vision to execution can be complex. Our experts illuminate the paths for our clients by mapping their digitalization journeys in detail using deep domain expertise to define focused and effective strategic responses. We emphasize rich content, focused delivery, and innovative and result-driven strategies as we guide our clients toward a cost-saving path that increases efficiency and distinctive competitive advantage. Our technology experts coupled with our established relationship with data analytic pioneers allow us to deliver efficient and innovative tailored digital solutions to resolve clients’ problems. We strive to provide the best solutions to clients across sectors.

1 As of 2020, there were 936 publicly listed companies in Malaysia (Refer: https://www.statista.com/statistics/1024023/malaysia-number-of-plc-listed-in-bursa-malaysia/)

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➢	Fintech Solution – We offer fintech solutions, insights, and a multidimensional approach to advising and collaborating to help companies adapt to the ever-evolving business environment and provide support to organizations. One of our subsidiary companies, Accuventures Sdn Bhd is a dynamic and experienced information technology (IT) and financial technology (fintech) provider founded by a group of international industry professionals with years of knowledge and experience in the fintech and IT industry. With Credilab Sdn Bhd (a fully owned subsidiary of Accuventures), Accuventures is capable of offering its clients the easiest and fastest route to obtain instant cash loans. Credilab is currently operating a licensed money lending business in Malaysia with the approval granted by the Ministry of Housing and Local Governments. Their financial services are designed to address everyday needs of Malaysians in an innovative way by utilising cutting-edge technology to enable easy access hassle-free to money lending services.

➢	Software Solutions – We offer custom software to a wide range of clients, from small to midsize companies that are both private and public-listed companies. Our software solutions team aims to assist clients in identifying upcoming technology trends and opportunities while offering tailored software, designed to meet the specific needs of every client. Our solutions services begin with an analysis of problems followed by the designing, customizing, building, integrating, and scaling of software. With our vast network of relationships with software industry experts, we are able to help clients source for the most suitable technology that matches their business needs.

➢	Upcoming SaaS – Moving forward, we plan to offer SaaS management software for our clients to provide automated management, critical insights and intuitive data security. With our SaaS platform, clients can closely monitor the SaaS subscriptions and stay on top of key usage data across their organizations.

Corporate Structure

We are a holding company incorporated in the British Virgin Islands on April 29, 2020. We operate and control solely through our subsidiary companies. Our corporate structure is set forth as below2.

2 Unless otherwise indicated in the chart, the subsidiaries are 100% owned companies.

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The Company does not believe that the securities it holds in any of its direct or indirect subsidiaries are “investment securities” as defined in Section 3(a)(2) of the Investment Company Act of 1940.

Wholly-owned Subsidiaries

V Capital Kronos Berhad, a Malaysia public company formed on September 1, 2020, is a holding company that manages all our businesses based in Malaysia.

V Capital Venture Sdn. Bhd., a Malaysia private company formed on August 19, 2014, provides corporate and business advisory services in corporate finance, corporate structuring and restructuring, listings on recognized stock exchanges and fintech advisory.

V Capital Advisory Sdn. Bhd., a Malaysia private company formed on February 12, 2018, provides corporate and business advisory in relation to corporate listing exercises, corporate restructuring, merger and acquisition and corporate finance. It is also involved in managing international commodities trading.

V Capital Quantum Sdn. Bhd., a Malaysia private company formed on January 18, 2018, provides information technology development and business consultancy services.

Imej Jiwa Communications Sdn. Bhd., a Malaysia private company formed on October 29, 2012, is an investor & public relations consultancy firm. The company provides its clients with personalized, value-added services which covers investor relations & communications, public relations, event management, advertising and outdoor media.

V Capital Robotics Sdn. Bhd., a Malaysia private company formed on October 12, 2021, to buy, sell, import, export, distribute, market, package, and deal in robotic process automation software and hardware to individuals and business organizations.

V Galactech Sdn. Bhd., a Malaysia private company formed on January 12, 2022, provides technology development consultation services.

V Capital Real Estate Sdn. Bhd., a Malaysia private company formed on July 5, 2021, is formed to hold real estate investments in Malaysia or elsewhere and to provide property management for sale and rent.

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VCIG Limited, a British Virgin Islands business company incorporated on April 29, 2020, provides international commodities trading consultations.

V Capital Consulting Limited, a British Virgin Islands business company incorporated on March 1, 2016, provides corporate and business advisory services in corporate finance, corporate structuring and restructuring, listings on recognized stock exchanges and fintech advisory.

VC Acquisition Limited, a British Virgin Islands business company incorporated on January 4, 2022 to carry on the business as a holding company and is currently not operational.

VC Acquisition II Limited, a British Virgin Islands business company incorporated on January 4, 2022 to carry on the business as a holding company and is currently not operational.

TGI V Sdn. Bhd., a Malaysia private company formed on November 12, 2021 was formed to carry on the business of a management consultancy.

Majority-owned Subsidiaries

Accuventures Sdn Bhd, a Malaysia private company formed on June 22, 2015 and an 80% indirect subsidiary of the Company, is at holding company that owns 100% of Credilab Sdn. Bhd. Its minority shareholders are Looi Chou Yew (17%); Chang Wai Kwan (1%); Lim May Ling (1%); and Harold Chen Yoong Kin (1%). All minority shareholders are Malaysia citizens.

AB Management and Consultancy Sdn Bhd, a Malaysia private company formed on May 4, 2020 and an 80% owned indirect subsidiary of the Company is a holding company. Its minority shareholder is Envision Capital Sdn Bhd (20%).

Elmu Education Group Sdn. Bhd., a Malaysia private company formed on December 3, 2020 and a 56% owned indirect subsidiary of the Company, conducts education related businesses and wholesale of a variety of goods without any particular specialization. Elmu Education is 70% owned by our 80% indirect subsidiary, AB Management and Consultancy Sdn Bhd, whose minority shareholders are listed above. The remaining 30% minority shareholder is Noraini Binti Aripin, a citizen of Malaysia. In 2021, ELMU collaborated with Malaysia Anti-Corruption Academy (MACA) to conduct courses on legal framework, corporate liability, corruption risk management and organizational anti-corruption plan targeted for SMEs and listed companies in Malaysia.

Credilab Sdn. Bhd., a Malaysia private company formed on August 26, 2020 an 80% owned indirect subsidiary of the Company, is operating a licensed money lending business in Malaysia with the approval granted by the Ministry of Housing and Local Governments. Credilab is 100% owned by our 80% owned indirect subsidiary, Accuventures Sdn Bhd, whose minority shareholders are stated above.

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Elmu V Sdn. Bhd., a Malaysia private company formed on May 18, 2021 and a 69.2% owned indirect subsidiary of the Company, focuses in establishing, operating and managing training centers, coaching classes, learning centers or agencies and to provide all facilities so required, including conducting classes, seminars, demonstrations, education and training programs, advisory services to promote soft skills, studies, research, lectures, seminars and to appoint consultants, associates and other specialists or agents. Elmu V is 70% owned by our 56% owned indirect subsidiary, Elmu Education Group Sdn. Bhd, whose minority shareholders are stated above and 30% owned by are wholly owned indirect subsidiary V Capital Quantum Sdn. Bhd.

Elmu Higher Education Sdn Bhd, a Malaysia private company formed on May 24, 2021, provides management consultancy activities, education related services, research and development of other social sciences and humanities. Moving forward to in 2022, the company has been approved by the Ministry of Higher Education to establish a private higher education institution in Malaysia.

Minority Investments

In order to enhance our consulting relationships with certain clients, we may make minority investments in such clients. We believe these investments enable us to gain greater trust and loyalty from clients because though investment we not only provide consulting advice but financial support which further helps these clients meet their goals. Also, if we invest in a client we obtain greater insight into its operations and the industry it works in, which enhances our abilities in our consultancy and technology businesses. We currently have one minority investment in Zero Carbon Farms (5%), who is an agricultural technology company that builds and operates controlled environment farms. See “Business—Corporate Structure—Minority Investments” for a detailed description of our minority investment in Zero Carbon Farms.

Others

The Company has formed a number of companies that are currently dormant and have not conducted any operations, which include: TGI V Sdn Bhd; V Capital Real Estate Sdn Bhd; V Capital Robotics Sdn Bhd; V Galactech Sdn Bhd; Elmu Higher Education Sdn Bhd; VC Acquisition Ltd; VC Acquisition II Ltd; and VCIG Limited.

Divestments

On September 30, 2022 we disposed of our 3% interest in DFA Robotics for $650,635.47, which represented a $350,635.47 gain on the sale. DFA Robotics represented approximately 2.7% of our total assets (less cash and US government securities) and approximately 13% of V Capital Consulting’s total assets (less cash and US government securities) on a unconsolidated basis.

On January 3, 2023, we disposed of our entire interest in Treasure Global Inc in three separate private transactions for an aggregate of $3,065,218.20, which represented a $1,265,218.20 gain on the sale. Prior to such divestment, we owned 1,702,899 shares of Treasure Global Inc, which is publicly traded on the Nasdaq Capital Market. On December 30, 2022 (the trading day prior to the sale) Treasure Global Inc’s shares had a closing price of $1.71 and represented approximately 51% of our total assets (less cash and US government securities) and approximately 75% of V Capital Kronos Berhad’s total assets (less cash and US government securities) on a unconsolidated basis. Upon the divestment, there is no minority investment (0%) in V Capital Kronos Berhad, and the remaining minority investment (Zero Carbon Farms) represented approximately only 0.256% of our total assets (less cash and U.S. government securities).

We will not make any investment that would result in us being an “investment company” as defined under the Investment Company Act of 1940.

Market Opportunity

The consulting market is expected to observe a CAGR of 4.30% during the forecast period (2021-2026)3, and we believe the global consulting sector is one of the biggest and most mature markets within the professional services industry. Analysis showed that the development of the consultancy industry is directly affected by the developments of the global economy. For instance, blooming economic conditions translates into higher revenues and budgets, which lead to higher spending on consultants, and vice versa.

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US IPO and M&A Deal Numbers and Proceeds

The year 2021 has been the most active year in the last 21 years for US IPOs – both in terms of proceeds raised and the number of deals, with 416 IPOs raising close to US$155.7 billion in proceeds. The 2021 US IPOs benefited from strong pricing outcomes with more than 75% of issuers achieving or exceeding their targeted IPO price ranges. While these transactions generated more than 20% returns one month after pricing, the performance of these stocks declined considerably through year-end.

The COVID-19 pandemic has served as a catalyst for innovation and consumer behavioural change in the healthcare space, where IPO activity surged in 2021. While biotechnology continues to take the lion’s share of healthcare IPOs, there was also increased interest in other areas of healthcare. Consumers became more comfortable with virtual experiences and demanded better experiences, resulting in an emergence of various tech-enabled healthcare opportunities that fueled the boom.1

The annual volume of M&A deals in the US has fluctuated significantly in recent years. In 2021, there were 24,412 M&A deals in the US, the highest volume registered throughout years 2000 to 20212, and the value of such number of deals recorded twice as high as in the previous year – the value of M&A Deals in 2020 was US$1,285 billion and it reached US$2,594 billion in 2021. According to Statista’s survey from year 2006 to Q1 20223, the United States had consistently been the home to the largest M&A deals globally during that time period.

In favourable economic conditions, the value of these deals is well over US$1 trillion, and this helps companies come together in a way that makes them more efficient, taking advantage of economies of scale and scope. Some industries are more suitable for combining companies than others such as the technology sector as it particularly due to the rapid shift in digital technology in various business sectors in the past years. The outlook for M&A activity depends on how adaptable companies can be regarding changing economic conditions and new trends.4

IPO, M&A, PE/VC Deal Numbers and Proceeds in Malaysia

The world spiraled into chaos in 2020, partly due to the disruptions brought to our daily lives by the pandemic that has affected many aspects of society’s normalcy, including both the economy and the capital markets. Although there was greater volatility in the capital markets, nevertheless, the markets managed to quickly regain their footing even when the pandemic continued to rage unabated.

The global IPO markets seemed to buck the trend and had shone with resilience and, unsurprisingly, Malaysia did pick up the pace amidst the pandemic in 2020 and continued to resonate well into 2021. In 2021, there were 18 companies that successfully went public in Malaysia, up from 15 companies in 2020.5 In terms of proceeds raised by IPOs, US$312 million was raised in 2021, a slight decrease from the US$384 million in 2020. The Securities Commission (SC) Malaysia reported that 2020 registered an increase in retail participation on Bursa Malaysia that helped to create a healthy and vibrant marketplace – also marking net buying in the local equity market by retail investors surpassing the net buying by local institutional investors. From the perspective of retail investors, the pandemic seems to steer the ordinary investors’ money-at-hand to the equity market and IPOs emerged as the new trend that piqued their interest.6

Malaysia recorded a total of 384 M&A deals during the year, valued at US$21.1 billion – rocketing 51% and 299% increase in the number of deals and transaction value respectively. Telecommunications tops the sector ranking in 2021 with a total deal value of US$ 12.4 billion due to the planned merger deal involving Celcom Axiata and DiGi.com.

Similar to the M&A deals, technology sector remains a key growth theme in PE/VC investments. Malaysia had 36 PE/VC investments in 2021, valued at approximately US$1.1 billion. While its neighbour Singapore recorded the most PE/VC deals in the region with 303 deals in 2021 with US$16.5 billion investment value.7

[1]	https://assets.ey.com/content/dam/ey-sites/ey-com/en_gl/topics/ipo/ey-2021-global-ipo-trends-report-v2.pdf
[2]	https://www.statista.com/statistics/914665/number-of-ma-deals-usa/
[3]	https://www.statista.com/statistics/420990/value-of-merger-and-acquisition-deals-usa/
[4]	https://www.statista.com/topics/5554/mergers-and-acquisitions-in-the-united-states/#topicHeader__wrapper

[5]	https://www.statista.com/statistics/1023974/malaysia-number-of-regional-ipos/
[6]	https://www.crowe.com/my/news/revived-ipo-interest-in-malaysia
[7]	https://www.kroll.com/-/media/assets/pdfs/publications/valuation/transaction-trail-annual-report-2021.pdf

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Total Addressable Market Growth – Malaysia IT Consulting Market

The IT consulting market in Malaysia grew from US$ 1.02 billion in 2020 to US$ 1.21 billion in 2021 or by 18.6%. During the COVID-19 pandemic, organisations relied on technology to sustain business operations through remote access, automated reporting, electronic data exchange, and real-time factory controls leading to the growth in IT consulting market in Malaysia amidst the global COVID-19 pandemic landscape. Industry growth in 2021 was also driven by increasing demand for IT system integration services given an increased penetration rate for IT systems used in enterprises and favourable government initiatives aimed at boosting the country’s digital economy; and an increasing demand for IT consultancy services as well as system operations, maintenance and support services due to the rising number of end-users and growing complexity of enterprise IT systems. With these factors expected to continue to have an influence in the years ahead, the IT consulting market in Malaysia is expected to grow from US$ 1.21 billion in 2021 to US$ 1.55 billion in 2025 at a CAGR of 6.3%.8

Implications of Being an Emerging Growth Company, a Foreign Private Issuer  and a Controlled Company

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;
•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements, and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);
•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);
•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
•	may present only two years of audited financial statements; and
•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Further, under current SEC rules, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter.

8 https://www.imarcgroup.com/venture-capital-investment-market

9

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4I under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

•	we are not required to provide certain Exchange Act reports, or as frequently, as a domestic public company;
•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
•	our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company Status

Upon the completion of this offering, our founding shareholder, Mr. Hoo Voon Him will own 50.1% of the voting power of issued share capital, assuming no exercise of the underwriter’s over-allotment option. As a result, we will be a “controlled company” under the Nasdaq Capital Market’s governance standards, defined as a company of which more than 50% of the voting power is held by an individual, group or another company. As a “controlled company,” we are permitted to rely on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See “Risk Factors—Risks Related to This Offering and the Ordinary Shares,” for more information.

Summary Risk Factors

•	We are a growing company with a limited operating history. If we fail to achieve further marketplace acceptance for our services, our business, financial condition and results of operations will be adversely affected.

•	A significant or prolonged economic downturn could have a material adverse effect on our results of operations.

•	We may be unable to retain existing clients or may be unable to attract new clients.

•	We may face damage to our professional reputation or legal liability if our clients are not satisfied with our services.

•	If our affiliates, alliances or investee portfolio companies do not succeed, we may not be successful in implementing our growth strategy.

•	The consulting services in the business and technology industries are highly competitive, and we may not be able to compete effectively.

•	Our inability to retain our senior management team and other managing directors would be detrimental to the success of our business.

•	Our inability to hire and retain talented people in an industry where there is great competition for talent could have a serious negative effect on our prospects and results of operations.

•	Revenues from our performance-based engagements are difficult to predict, and the timing and extent of recovery of our costs is uncertain.

10

•	Developments in the social, political, regulatory and economic environment in the countries where we operate, may have a material and adverse impact on us.

•	We have only a limited ability to protect our intellectual property rights, which are important to our success.

•	Our operations and sales have been adversely impacted by the COVID-19 pandemic, and we must successfully manage the demand, supply, and operational challenges associated with the actual or perceived effects of COVID-19 and the related widespread public health crisis.

•	Foreign exchange rate fluctuations and controls could have a material adverse effect on our earnings and the strength of our balance sheet.

•	As a foreign private issuer, we are permitted to follow certain home country corporate governance practices in lieu of certain requirements under the Nasdaq listing standards. This may afford less protection to holders of our ordinary shares than U.S. regulations.

•	We will be a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less detailed than those of a U.S. issuer.

•	We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur additional legal, accounting and other expenses.

•	We are a BVI-incorporated company with substantially all of our assets located in Malaysia, and it may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers.

•	We are subject to the laws of the British Virgin Islands and Malaysia, which differ in certain material respects from the laws of the United States.

•	Subject to the general authority to allot and issue new ordinary shares provided by our shareholders, under British Virgin Island law our directors may allot and issue new ordinary shares on terms and conditions and for such purposes as may be determined by our Board in its sole discretion and in accordance with the Memorandum and Articles of Association of the Company.

•	There has been no existing market for our ordinary shares, and we do not know whether one will develop to provide you with adequate liquidity. If the trading price of our ordinary shares fluctuates after this offering, you could lose a significant part of your investment.

•	Our founding shareholder and his spouse, Karen Liew, our Executive Director , will beneficially own 67.3% of our outstanding ordinary shares after this offering. This concentration of ownership and voting power will limit your ability to influence corporate matters.

•	Our Memorandum and Articles of Association contain anti-takeover provisions which may discourage a third-party from acquiring us and adversely affect the rights of holders of our ordinary shares.

•	If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our ordinary shares and our trading volume could decline.

•	We may not pay any cash dividends in the foreseeable future.

•	New investors in our ordinary shares will experience immediate and substantial dilution after this offering.

•	We currently report our financial results under IFRS, which differs in certain significant respects from U.S. GAAP.

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•	We will incur significantly increased costs and devote substantial management time as a result of operating as a public company.

•	If we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence.

•	If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our ordinary shares.

•	We have broad discretion over the use of proceeds we receive in this offering and may not apply the proceeds in ways that increase the value of your investment.

Corporate Information

Our principal executive offices are located at B03-C-8 Menara 3A, KL Eco City, No. 3 Jalan Bangsar, 59200 Kuala Lumpur, Malaysia, and our registered address in BVI is: Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. Our telephone number is +603 2201 5249. The address of our website is https://v-capital.co/. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Carmel, Milazzo & Feil LLP, 55 West 39th Street, 18th Floor, New York, New York 10018.

12

The Offering

Issuer:	VCI Global Limited, a BVI business company

Securities being offered:	3,000,000 ordinary shares

Assumed Offering price per share:	$5.00 per ordinary share

Shares outstanding before this offering:	35,100,504 ordinary shares

Shares outstanding after this offering(1):	38,567,815 ordinary shares (39,017,815 ordinary shares, assuming maximum amount of 3,450,000 ordinary shares are sold in the offering).

Underwriting; Over-Allotment Option	This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the ordinary shares if any such shares are taken. We have granted to the underwriter an option for a period of 45 days from the date of this prospectus to purchase up to 450,000 additional ordinary shares from us at the initial public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any

Use of proceeds:	We estimate that the net proceeds to us from this offering will be approximately $13,042,000, based on the assumed initial public offering price of $5.00 per ordinary share, (which is the midpoint of the estimated range of $4.00 to $$6.00 per ordinary share) after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We plan to use the net proceeds from this offering for (i) general working capital (30%); (ii) business and team expansion by recruiting more professional consultants across different industries (30%); and (iii) specific industry-focused acquisition (40%). See the “Use of Proceeds” section of this prospectus.

Lock-up:

We will not, without the prior written consent of the underwriter, from the date of execution of the underwriting agreement and continuing for a period of 12 months from the date on which the trading of our ordinary shares commences (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, change the terms of (including to re-price) or grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, our ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise. We will agree not to accelerate the vesting of any option or warrant or allow the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

Our officers, directors and holders of 5% or greater of our ordinary shares have agreed to be locked up for a period of twelve months from the date on which the trading of our ordinary shares commences. Holders of 1-4.99% of our ordinary have agreed to be locked up for a period of six months from the date on which the trading of our ordinary shares commences provided that if the aggregate of such holders shares were to equal or exceed 20% of our issued and outstanding shares on a fully diluted basis prior to the completing of this offering, then their lock up period shall be for twelve months from the date of trading of our ordinary shares commences. Holders of less than 1% of our ordinary shares are not subject to any lock up provided that if the aggregate of such holders shares were to equal or exceed 5% of our issued and outstanding shares on a fully diluted basis prior to the completing of this offering, then their lock up period shall be for six months from the date of trading of our ordinary shares commences. During the lock-up period, without the prior written consent of the underwriter, they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, owned either of record or beneficially by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

Listing:	We intend to apply to have the ordinary shares on the Nasdaq Capital Market under the symbol “VCIG.” No assurance can be given that our NASDAQ listing application will be approved, or that a trading market will develop for our ordinary shares. We will not proceed with this offering if our application to list our ordinary shares on the Nasdaq Capital Market is not approved.

Risk Factors:	Investing in our ordinary shares is highly speculative and involves a significant degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our ordinary shares.

Representative’s Warrants:

We have agreed to issue warrants to the underwriter to purchase a number of ordinary shares stock equal to 7% of the total number of shares sold in this offering at an exercise price equal to the public offering price of the shares sold in this offering. The underwriter’s warrants will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the commencement date of sales in this offering. The underwriter’s warrants are not exercisable or convertible for more than five years from the commencement date of sales in this offering. The underwriter’s warrants also provide for customary anti-dilution provisions and immediate “piggyback” registration rights with respect to the registration of the ordinary shares stock underlying the warrants. We have registered the underwriter’s warrants and the shares underlying the underwriter’s warrants in this offering.

Transfer Agent and Registrar:	VStock Transfer LLC

(1) Includes (i) 380,000 ordinary shares to be issued to certain of our Senior executives upon the listing of our ordinary shares on Nasdaq and (ii) 87,311 (96,495 if the over-allotment option is exercised in full) to be issued to Exchange Listing at the closing of this initial public offering pursuant to the anti-dilution clause in their consulting agreement with the Company.

Unless we indicate otherwise or the context otherwise requires, all information in this prospectus is based on 35,100,504 ordinary shares outstanding as of January 18, 2023. Further, unless specifically indicated otherwise, all information in this prospectus: assumes no exercise of the underwriter’s over-allotment option; and assumes no exercise of the warrants to be issued to the underwriter in this offering.

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SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following summary consolidated statements of operations of the Group for the fiscal years ended December 31, 2020 and 2021 and the six months ended June 30, 2021 and 2022, summary consolidated balance sheet data as of December 31, 2020 and 2021 and the six months ended June 30, 2022 as well as summary consolidated statement of cash flows as of December 31,2020 and 2021 and the six months ended June 30, 2021 and 2022, have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our audited consolidated financial statements have been prepared in Ringgit Malaysia (“RM”) and in accordance with IFRS, as issued by the International Accounting Standards Board (IASB).

Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial and Other Data section together with our consolidated financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The following table presents our selected consolidated statements of profit or loss and other comprehensive income data for the periods indicated.

	For the Year Ended			For the Six months Ended
	2020	2021		30 June 2021	30 June 2022
	RM	RM	USD	RM	RM	USD
Revenue	3,648,406	37,871,829	9,071,097	19,272,925	15,931,394	3,614,610
Revenue – related party	-	9,603,213	2,300,171	-	5,443,238	1,234,995
Total revenue	3,648,406	47,475,042	11,371,268	19,282,925	21,374,632	4,849,605
Other income	402,250	278,855	66,792	120,958	109,802	24,912
Fair value adjustment on financial assets measured at fair value through profit and loss	-	-	-	-	1,679,842	381,133
Cost of services	(416,179)	(10,300,051)	(2,467,088)	(2,395,130)	(2,216,929)	(502,990)
Depreciation	-	(55,232)	(13,229)	(14,594)	(11,203)	(2,542)
Directors’ fees	-	(656,000)	(157,126)	-	(141,000)	31,991
Employee benefits expenses	-	(4,198,908)	(1,005,726)	(2,193,985)	(4,807,371)	(1,090,725)
Impairment allowance on trade receivables	-	(1,415,211)	(338,973)	(697,726)	(183,546)	(41,644)
Rental expenses	-	(237,205)	(56,816)	(132,500)	(156,673)	(35,547)
Legal and professional fees	(3,377)	(728,716)	(174,543)	(28,748)	(117,377)	(26,631)
Finance cost	-	(106,473)	(25,503)	(3,960)	(8,685)	(1,971)
Other operating expenses	(29,128)	(2,997,803)	(718,037)	(1,423,011)	(1,474,666)	(334,581)
Profit before income tax	3,601,972	27,058,298	6,481,029	12,504,229	14,046,826	3,187,029
Income tax	(872,882)	(7,120,480)	(1,705,504)	(3,430,000)	(283,648)	(64,356)
Profit for the year	2,729,090	19,937,818	4,775,525	9,074,229	13,763,178	3,122,673
Other comprehensive income
Fair value adjustment on financial assets measured at fair value through other comprehensive income	-	27,822,892	6,664,166	-	(4,199,770)	(952,869)
Other comprehensive income	-	27,822,892	6,664,166	-	(4,199,770)	(952,869)
Total comprehensive income for the year	2,729,090	47,760,710	11,439,691	9,074,229	9,563,408	2,169,804

Profit attributable to:
Equity owners of the Company	2,729,090	20,339,137	4,871,649	9,431,445	13,568,156	3,078,425
Non-controlling interests	-	(401,319)	(96,124)	(357,216)	195,022	44,248
Total	2,729,090	19,937,818	4,775,525	9,074,229	13,763,178	3,122,673

Total comprehensive income attributable to:
Equity owners of the Company	2,729,090	48,162,029	11,535,815	9,431,445	9,368,386	2,125,556
Non-controlling interests	-	(401,319)	(96,124)	(357,216)	195,022	44,248
Total	2,729,090	47,760,710	11,439,691	9,074,229	9,563,408	2,169,804

EARNINGS PER SHARE – BASIC AND DILUTED	0.08	0.60	0.14	0.28	0.40	0.09

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The following table presents our selected consolidated statements of financial position data as of the dates indicated.

	For the Year Ended			For the Six months Ended
	2020	2021		30 June 2022
	RM	RM	USD	RM	USD
ASSETS
Non-current assets
Financial assets measured at fair value through other comprehensive income	-	34,221,879	8,196,857	30,022,109	6,811,596
Financial assets measured at fair value through profit and loss	-	1,309,134	313,565	3,145,096	713,578
Property and equipment, net	12	152,532	36,535	165,410	37,529
Deferred tax assets	-	339,650	81,353	339,650	77,062
Total non-current assets	12	36,023,195	8,628,310	33,672,265	7,639,765
Current assets
Trade and other receivables, net	-	4,540,984	1,087,661	12,559,685	2,849,617
Amount due from related parties	3,014,790	427,677	102,438	3,577,524	811,690
Cash and bank balances	430,796	3,122,947	748,011	1,713,893	388,859
Total current assets	3,445,586	8,091,608	1,938,110	17,851,102	4,050,166
Total assets	3,445,598	44,114,803	10,566,420	51,523,367	11,689,931
LIABILITIES AND EQUITY
Current liabilities
Trade and other payables	10,861	1,726,403	413,510	1,606,801	440,794
Contract liabilities	-	500,000	119,760	-	-
Bank and other borrowings	-	812,466	194,602	766,370	173,879
Deferred revenue	-	1,510,321	361,754	-	-
Income tax payable	881,282	8,284,766	1,984,375	8,793,040	1,995,018
Total current liabilities	892,143	12,833,956	3,074,001	11,166,211	2,609,691
Non-current liabilities
Bank and other borrowings	-	398,526	95,455	398,526	90,420
Amount due from related parties	29,967	9,964,078	2,386,606	8,080,502	1,833,353
Deferred revenue	-	1,555,000	372,455	-	-
Total non-current liabilities	29,967	11,917,604	2,854,516	8,479,028	1,923,773
Total liabilities	922,110	24,751,560	5,928,517	19,645,239	4,533,464
Capital and reserves
Share capital	220,000	220,000	52,695	2,835,477	643,330
Capital reserve	483,575	6,532,560	1,564,658	6,532,560	1,482,146
Retained earnings	1,819.913	12,981,942	3,109,447	22,686,328	5,070,976
Attributable to equity owners of the Company	2,523,488	19,734,502	4,726,827	32,054,365	7,196,453
Non-controlling interests	-	(371,259)	(88,924)	(176,237)	(39,986)
Total equity	2,523,488	19,363,243	4,637,903	31,878,128	7,156,467
Total liabilities and equity	3,445,598	44,114,803	10,566,420	51,523,367	11,689,931

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The following table presents our selected consolidated cash flows data for the periods indicated.

	For the Year Ended			For the Six months Ended
	2020	2021		30 June 2021	30 June 2022
	RM	RM	USD	RM	RM	USD
Operating activities
Profit before income tax	3,601,972	27,058,298	6,481,029	12,504,229	14,046,826	3,187,029
Adjustments for:
Impairment allowance on trade receivables	-	1,415,211	338,973	697,726	183,546	41,644
Impairment on goodwill on consolidation	-	282,963	67,776	-	-	-
Bad debt written off	-	123,502	29,581	-	-	-
Preliminary expense written off	-	10,400	2,491	-	-	-
Depreciation of property and equipment	-	55,232	13,229	14,594	11,203	2,542
Fair value adjustment on financial assets measured at fair value through profit and loss	-	-	-	-	(1,679,842)	(381,133)
Gain on disposal of property and equipment	-	-	-	-	(1,891)	(429)
Interest expense	-	106,473	25,503	3,960	8,685	1,971
Interest income	-	(1,571)	(376)	(1,227)	(22)	(5)
Operating cash flow before movement in working capital	3,601,972	29,050,508	6,958,206	13,219,282	12,568,505	2,815,619
Trade and other receivables	54,117	(5,729,429)	(1,372,318)	(7,046,364)	(8,629,924)	(1,958,009)
Trade and other payables	(2,217)	4,453,808	1,066,780	1,685,473	(4,804,822)	(1,090,147)
Cash generate from operations	3,653,872	27,774,887	6,652,668	(7,858,391)	(866,241)	(196,537)
Interest received	-	1,571	376	1,227	22	5
Income tax paid	-	(56,646)	(13,568)	271,732	224,626	50,964
Net cash from operating activities	3,653,872	27,719,812	6,639,476	8,131,350	(641,593)	(145,568)

Investing activities
Purchase of property and equipment	-	(105,458)	(25,259)	(98,542)	(33,896)	(7,691)
Proceed from disposal of property and equipment	-	-	-	-	11,706	2,656
Purchase of financial assets measured at fair value through other comprehensive income	-	(6,398,987)	(1,532,692)	(5,774,087)	-	-
Purchase of financial assets measured at fair value through profit and loss	-	(1,309,134)	(313,565)	(209,000)	(156,120)	(35,421)
Amount due from related parties	408,560	19,068,607	4,567,331	-	-	-
Acquisition of subsidiaries (Note A)	-	255,900	61,293	-	-	-
Net cash used in investing activities	-	(7,557,679)	(1,810,223)	(6,081,629)	(178,310)	(40,456)

Financing activities
Proceeds from issuance of share capital	-	-	-	-	2,615,477	593,415
Proceed from other borrowings	-	1,200,000	287,425	-	-	-
Repayment of other borrowings	-	(600,000)	(143,713)	1,000,000	-	-
Proceed from bank borrowings	-	300,000	71,856	200,000	-	-
Repayment of bank borrowings	-	(56,226)	(13,467)	(48,378)	(54,781)	(12,429)
Advances to related parties	(3,237,899)	(18,343,816)	(4,393,728)	(2,221,391)	(3,149,847)	(714,656)
Contribution from non-controlling interests	-	30,060	7,200	30,020	-	-
Net cash used in financing activities	(3,237,899)	(17,469,982)	(4,184,427)	(1,039,749)	(589,151)	(133,670)

Net increase in cash and cash equivalents	415,973	2,692,151	644,826	1,009,972	(1,409,054)	(319,694)
Cash and bank balances at beginning of the year	14,823	430,796	103,185	677,337	3,122,947	708,553
Cash and bank balances at end of the year	430,796	3,112,947	748,011	1,687,309	1,713,893	388,859

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Consolidated Statement of Cash Flows

On January 1, 2021, the shareholders for both Accuventures Sdn Bhd and Imej Jiwa Communications Sdn Bhd entered into share sale agreements with Victor Hoo, our Chairman, to sell their shares (80% for Accuventures Sdn Bhd) and (100% for Imej Jiwa Communication Sdn Bhd) and also assign their voting and other rights that provided Mr. Hoo with control over each entity. Since Mr. Hoo also has control over the Company, there is common control with all three entities and Accuventures and Imej Jiwa were consolidated into our group.

The transfer of power was initiated first and then subsequently proceed with the legal documentation in regard to the shares transfer. The documentation of those shares transfer was completed on September 29, 2021 (Accuventures Sdn Bhd) and February 22, 2022 (Imej Jiwa Communications Sdn Bhd).

Identifiable assets acquired and liabilities assumed at the date of acquisition of Imej Jiwa Communications Sdn Bhd, Accuventures Sdn Bhd and its subsidiary:

	Accuventures Sdn Bhd		Imej Jiwa Communications Sdn Bhd		Total
	RM	USD	RM	USD	RM	USD
Cash and bank balances	43,276	10,365	754,943	180,825	798,219	191,190
Trade and other receivables	55,581	13,313	320,341	76,728	375,922	90,041
Property and equipment	83,906	20,097	18,388	4,405	102,294	24,502
Trade and other payables	(536,367)	(128,471)	(290,688)	(69,626)	(827,055)	(198,097)
Bank borrowings	-	-	(260,745)	(62,454)	(260,745)	(62,454)
Non-controlling interest	70,721	16,939	-	-	70,721	16,939
(Net liabilities)/ net assets	(282,883)	(67,757)	542,239	129,878	259,356	62,121

Less: Consideration paid	(80)	(19)	(542,239)	(129,878)	(542,319)	(129,897)
Goodwill on consolidation	(282,963)	(67,776)	-	-	(282,963)	(67,776)

Cash and bank balances	43,276	10,365	754,943	180,825	798,219	191,190
Less: Consideration paid	(80)	(19)	(542,239)	(129,878)	(542,319)	(129,897)
Net cash inflow	43,196	10,346	212,704	50,947	255,900	61,293

 Note–2 - Significant non-cash transaction

During the financial year ended 31.12.2021, a total of RM37 million (USD8.86 million) dividend declared was used to offset against RM34.8 million (USD8.35 million) amount due from related party. RM 2.2 million remains outstanding and payable as at 31.12.2021.

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RISK FACTORS

Investing in our ordinary shares is highly speculative and involves a significant degree of risk. Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our ordinary shares could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. Please refer to “Cautionary Note Regarding Forward-Looking Statements.” If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our ordinary shares could decline, and investors in our securities may lose all or part of their investment.

Risks Related to our Business and Operations

We are a growing company with a limited operating history. If we fail to achieve further marketplace acceptance for our services, our business, financial condition and results of operations will be adversely affected.

We were organized and commenced operations in April, 2020. As a result, we have only a limited operating history upon which you can evaluate our business and prospects. There can be no assurance that we will remain profitable, or that our enterprise consulting and investing business model will achieve further marketplace acceptance. Our marketing efforts may not generate a sufficient number of clients to sustain our business plan; our capital and operating costs may exceed planned levels; and we may be unable to develop and enhance our agency service offerings to meet the demands of our clients. If we are not successful in managing our business and operations, our financial condition and results of operations will be adversely affected.

A significant or prolonged economic downturn could have a material adverse effect on our results of operations.

Our results of operations are affected by the level of business activity of our clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. A decline in the level of business activity of our clients could have a material adverse effect on our revenues and profit margin. While we are now seeing some evidence of a business slowdown in some markets due to the current pandemic situation, we have not yet observed tangible signs of a contraction in our business. Nevertheless, we are not immune to these global economic conditions, and we cannot provide assurance that our business will not be adversely affected in the future. We see continued growth in revenues for the fiscal year ending in 2021. We will implement cost-savings initiatives to manage our expenses as a percentage of revenues, but we may not be able to reduce the rate of growth in our costs on a timely basis or control our costs to maintain our margins.

We may face damage to our professional reputation or legal liability if our clients are not satisfied with our services.

We depend to a large extent on our relationships with our clients and our reputation for high-caliber professional services and integrity to attract and retain clients. We obtain a substantial number of new engagements from existing clients or through referrals from existing clients. As a result, if a client is not satisfied with our services, it may diminish our reputation and become more damaging to our business than to other businesses. Additionally, if we fail to meet our contractual obligations or other arrangements with our clients, we could be subject to legal liability or loss of client relationships. Our contracts typically include provisions to limit our exposure to legal claims relating to our services and the applications we develop, but these provisions may not protect us or may not be enforceable in all cases.

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If our affiliates, alliances or investee portfolio companies do not succeed, we may not be successful in implementing our growth strategy.

We have invested a substantial amount of time and resources in our affiliates, alliances, and investee portfolio companies, and we plan to make substantial additional acquisition investments in the future. The benefits we anticipate from these relationships are an important component of our growth strategy. If these relationships do not succeed, we may lose our investments or fail to obtain the benefits we hope to derive from them. Similarly, we may be adversely affected by the failure of one or more of our affiliates or alliances, which could lead to reduced marketing exposure, and a decreased ability to develop and gain access to solutions. Moreover, because most of our alliance relationships are nonexclusive, our alliance partners can form closer or preferred arrangements with our competitors. In addition, our venture capital activities may suffer from the poor performance of the portfolio companies in which we invest or our inability to obtain attractive returns on our investments to monetize these investments at all. These losses or failures could have a material and adverse impact on our growth strategy, which, in turn, could adversely affect our financial condition and results of operations.

The consulting services in business and technology industries are highly competitive, and we may not be able to compete effectively.

The consulting services in business and technology industries in which we operate include a large number of participants and are highly competitive. We face competition from other business operations and financial consulting firms, general management consulting firms, the consulting practices of major accounting firms, technical and economic advisory firms, regional and specialty consulting firms and the technology development advisory firms and some of these firms are global in nature and have access to more resources which may provide with the ability to highlight broader experiences to potential clients. In addition, because there are relatively low barriers to entry, we expect to continue to face additional competition from new entrants into the business operations and financial consulting industries. Many of our competitors have a greater national presence and are also international in scope, as well as have significantly greater personnel, financial, technical and marketing resources. In addition, these competitors may generate greater revenues and have greater name recognition than we do. Our ability to compete also depends in part on the ability of our competitors to hire, retain and motivate skilled consultants, the price at which others offer comparable services and our competitors’ responsiveness to their clients. If we are unable to compete successfully with our existing competitors or with any new competitors, our financial results will be adversely affected.

Our inability to hire and retain talented people in an industry where there is great competition for talent could have a serious negative effect on our prospects and results of operations.

Our business involves the delivery of professional services and is highly labor-intensive. We rely heavily on our senior management team and our ability to retain them is particularly important to our future success. Given the highly specialized nature of our services, these people must have a thorough understanding of our service offerings as well as the skills and experience necessary to manage an organization consisting of a diverse group of professionals. In addition, we rely on our senior management team to generate, handle and market our business. Further, in light of our limited operating history, our senior management’s personal reputations and relationships with our clients are a critical element in obtaining and maintaining client engagements. Qualified consultants are in great demand, and we face significant competition for both senior and junior consultants with the requisite credentials and experience. Our principal competition for talent comes from other consulting firms, accounting firms and technical and economic advisory firms, as well as from organizations seeking to staff their internal professional positions. Many of these competitors may be able to offer significantly greater compensation and benefits or more attractive lifestyle choices, career paths or geographic locations than we do. Therefore, we may not be successful in attracting and retaining the skilled consultants we require to conduct and expand our operations successfully. Although we enter into non-solicitation agreements with our senior management team, we do not enter into non-competition agreements. Accordingly, members of our senior management team are not contractually prohibited from leaving or joining one of our competitors, and some of our clients could choose to use the services of that competitor instead of our services. Increasing competition for these consultants may also significantly increase our labor costs, which could negatively affect our margins and results of operations. Also, if one or more members of our senior management team leave and we cannot replace them with a suitable candidate quickly, we could experience difficulties in securing and successfully completing engagements and managing our business properly, which could harm our business prospects and results of operations.

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Revenues from our performance-based engagements are difficult to predict, and the timing and extent of recovery of our costs is uncertain.

From time to time, primarily in our corporate advisory services and strategic planning practices, we enter into engagement agreements under which our fees include a significant performance-based component. Performance-based fees are contingent on the achievement of specific measures, such as our clients meeting cost-saving or other contractually defined goals. The achievement of these contractually defined goals is often impacted by factors outside of our control, such as the actions of our client or third parties. Because performance-based fees are contingent, revenues on such engagements, which are recognized when all revenue recognition criteria are met, are not certain and the timing of receipt is difficult to predict and may not occur evenly throughout the year. Should performance-based fee arrangements represent a greater percentage of our business in the future, we may experience increased volatility in our working capital requirements and greater variations in our quarter-to-quarter results, which could affect the price of our ordinary shares. In addition, an increase in the proportion of performance-based fee arrangements may offset the positive effect on our operating results from increases in our utilization rate or average billing rate per hour.

Developments in the social, political, regulatory and economic environment in the countries where we operate, may have a material and adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in countries in which we operate. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. For example, we have considerable operations in Malaysia, and negative developments in Malaysia’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects. Although the overall economic environment in Malaysia and other countries where we operate appear to be positive, there can be no assurance that this will continue to prevail in the future.

We have only a limited ability to protect our intellectual property rights, which are important to our success.

Our success depends, in part, upon our ability to protect our proprietary methodologies and other intellectual property. Existing laws of some countries in which we provide services may offer only limited protection of our intellectual property rights. We rely upon a combination of trade secrets, confidentiality policies, nondisclosure and other contractual arrangements, and patent, copyright and trademark laws to protect our intellectual property rights. The steps we take in this regard may not be adequate to prevent or deter infringement or other misappropriation of our intellectual property, and we may not be able to detect unauthorized use or take appropriate and timely steps to enforce our intellectual property rights.

Our operations and sales have been adversely impacted by the COVID-19 pandemic, and we must successfully manage the demand, supply, and operational challenges associated with the actual or perceived effects of COVID-19 and the related widespread public health crisis.

In December 2019, a disease stemming from a novel coronavirus (COVID-19) was reported in China. In January 2020, the World Health Organization (WHO) declared it a Public Health Emergency of International Concern, and in March 2020 the WHO declared it a global pandemic. The COVID-19 pandemic is impacting worldwide economic activity and financial markets, significantly increasing economic volatility and uncertainty. In light of the uncertain and rapidly evolving situation relating to the spread of COVID-19, as well as government mandates, we took precautionary measures intended to minimize the risk of the virus to our employees, our clients, and our suppliers, which could negatively impact our business. The spread of COVID-19 has caused us to modify our business practices, including employee travel, employee work locations in certain cases, and cancellation of physical participation in certain meetings, events and conferences and further actions may be taken as required or recommended by government authorities or as we determine are in the best interests of our employees, clients and other business partners. We have had to change our remote work and travel policies accordingly as part of our response to the pandemic.

We continue to monitor the situation and may adjust our current policies as more information and public health guidance becomes available. Temporarily suspending meetings and travel and not doing business in person may continue to negatively affect our client support, sales and marketing efforts, challenge our ability to enter into client contracts in a timely manner and create operational or other challenges, any of which could cause material harm our business and results of operations. For instance, one of our clients had to call-off their listing plan on Nasdaq due to the disruption of their operation caused by the pandemic, which resulted in our loss of revenue amounting to USD1.53 million for year 2021. It is not possible at this time to estimate the long-term impact that COVID-19 could have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted.

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Foreign exchange rate fluctuations and controls could have a material adverse effect on our earnings and the strength of our balance sheet.

Since we generate revenues in Malaysia, we are exposed to fluctuations in the value of the RM. To the extent the United States Dollar increases in value relative to the RM, our margins may be adversely affected. Foreign exchange rates may also impact trade between countries as fluctuations in currencies may impact the value of goods as between two trading countries. We do not take actions to hedge against foreign exchange and transaction risks and are therefore exposed to the swing in the value of the RM. Consequently, short-term or long-term exchange rate movements or controls may have a material adverse effect on our business, financial condition, results of operations and liquidity.

Changes in tax laws, tax treaties as well as judgments and estimates used in the determination of tax-related asset (liability) and income (expense) amounts, could materially adversely affect our business, financial condition and results of operations.

We operate in jurisdictions and may be subject to the tax regimes and related obligations in the jurisdictions in which we operate or do business. Changes in tax laws, bilateral double tax treaties, regulations and interpretations could adversely affect our financial results. The tax rules of the various jurisdictions in which we operate or conduct business often are complex, involve bilateral double tax treaties and are subject to varying interpretations. Tax authorities may challenge tax positions that we take or historically have taken, may assess taxes where we have not made tax filings, or may audit the tax filings we have made and assess additional taxes. Such assessments, either individually or in the aggregate, could be substantial and could involve the imposition of penalties and interest. For such assessments, from time to time, we use external advisors. In addition, governments could impose new taxes on us or increase the rates at which we are taxed in the future. The payment of substantial additional taxes, penalties or interest resulting from tax assessments, or the imposition of any new taxes, could materially and adversely impact our results, financial condition and liquidity. Additionally, our provision for income taxes and reporting of tax-related assets and liabilities require significant judgments and the use of estimates. Amounts of tax-related assets and liabilities involve judgments and estimates of the timing and probability of recognition of income, deductions and tax credits. Actual income taxes could vary significantly from estimated amounts due to the future impacts of, among other things, changes in tax laws, regulations and interpretations, our financial condition and results of operations, as well as the resolution of any audit issues raised by taxing authorities.

Risks Related to investing in a foreign private issuer and BVI Company

We may not be able to pay any dividends on our ordinary shares in the future due to BVI law.

Under BVI law, we may only pay dividends to our shareholders if the value of our assets exceeds our liabilities and we are able to pay our debts as they become due. We cannot give any assurance that we will declare dividends of any amounts, at any rate or at all in the future. Future dividends, if any, will be at the discretion of our Board of Directors, and will depend upon our results of operations, cash flows, financial condition, payment to us of cash dividends by our subsidiaries, capital needs, future prospects and other factors that our directors may deem appropriate.

As the rights of shareholders under British Virgin Islands law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs will be governed by our memorandum and articles of association, the BVI Business Companies Act, 2004 (as amended), referred to below as the “BVI Act”, and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are governed by the BVI Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are largely codified in the BVI Act, but are potentially not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of all of the above, holders of our shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company.

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British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Shareholders of British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a British Virgin Islands company could, however, bring a derivative action in the British Virgin Islands courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defences that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the British Virgin Islands may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the British Virgin Islands, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for business companies is limited.

We will be a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less detailed than those of a U.S. issuer.

Upon consummation of this offering, we will report under the Exchange Act, as a foreign private issuer. Because we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including: the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, we will not be required to provide as detailed disclosure as a U.S. registrant, particularly in the area of executive compensation. It is possible that some investors may not be as interested in investing in our ordinary shares as the securities of a U.S. registrant that is required to provide more frequent and detailed disclosure in certain areas, which could adversely affect our share price.

As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we may follow certain BVI corporate governance rules instead of certain corporate governance requirements of Nasdaq.

As a foreign private issuer, we may follow certain of our home country corporate governance rules instead of certain corporate governance requirements of Nasdaq. For example, we are exempt from Nasdaq regulations that require a listed U.S. company to:

•	have a majority of the board of directors consist of independent directors as such term is defined by Nasdaq;

•	have nominating and compensations committees that are fully independent, as defined by Nasdaq;

•	solicit proxies and provide proxy statements for all shareholder meetings; and

•	seek shareholder approval for the implementation of certain equity compensation plans and issuances of shares.

To the extent we determine to follow BVI corporate governance practices instead of Nasdaq governance requirements applicable to domestic issuers, you may not have the same protections afforded to shareholders of companies that are subject to these Nasdaq requirements.

We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur additional legal, accounting and other expenses.

In order to maintain our current status as a foreign private issuer, either (1) a majority of our ordinary shares must be either directly or indirectly owned of record by non-residents of the United States or (2) (a) a majority of our executive officers or directors must not be U.S. citizens or residents, (b) more than 50 percent of our assets cannot be located in the United States and (c) our business must be administered principally outside the United States. If we lose this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC rules and the Nasdaq Capital Market’s listing standards. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance. These rules and regulations could also make it more difficult for us to attract and retain qualified Board members.

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We are a BVI-incorporated company with substantially all of our assets located in Malaysia, and it may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers.

We are incorporated under the laws of the British Virgin Islands, and our directors are residents outside the United States. Moreover, substantially all of our consolidated assets are located outside the United States, primarily Malaysia but also elsewhere in Southeast Asia. In addition, our directors or our executive officers do not reside in the British Virgin Islands. Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through our agent designated for that purpose. Nevertheless, substantially all of the consolidated assets owned by us are located outside the United States and any judgment obtained in the United States against us may not be enforceable outside the United States.

There is no treaty in force between the United States, on the one hand, and Malaysia or the British Virgin Islands, on the other hand, providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Malaysia or the British Virgin Islands. There is uncertainty as to whether judgments of courts in the United States based upon the civil liability of the federal securities laws of the United States would be recognized or enforceable in Malaysia or the British Virgin Islands. In addition, holders of book-entry interests in our shares (for example, where such shareholders hold our shares indirectly through the Depository Trust Company) will be required to be registered shareholders as reflected in our register of members in order to have standing to bring a shareholder action and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the British Virgin Islands. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceedings or enforcement action. Consequently, it may be difficult for investors to enforce judgments against us, our directors or our officers judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

Our corporate affairs are governed by our memorandum and articles of association and by the laws governing companies incorporated in the British Virgin Islands. The rights of our shareholders and the responsibilities of our Board members under BVI law may be different from those applicable to a corporation incorporated in the United States in material respects. Principal shareholders of BVI companies do not owe fiduciary duties to minority shareholders, as compared, for example, to controlling shareholders in corporations incorporated in Delaware. Our public shareholders may have more difficulty in protecting their interests in connection with actions taken by our management, our Board members or our principal shareholders than they would as shareholders of a corporation incorporated in the United States.

In addition, only persons who are registered as shareholders in our register of shareholders are recognized under BVI law as shareholders of our Company. Only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. Investors in our shares who are not specifically registered as shareholders in our register of members (for example, where such shareholders hold shares indirectly through the Depository Trust Company) are required to become registered as shareholders in our register of members in order to institute or enforce any legal proceedings or claims against us, our directors or our executive officers relating to shareholder rights. Holders of book-entry interests in our shares may become registered shareholders by exchanging their book-entry interests in our shares for certificated shares and being registered in our register of members. Such process could result in administrative delays which may be prejudicial to any legal proceeding or enforcement action.

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Subject to the general authority to allot and issue new ordinary shares provided by our shareholders, under British Virgin Island law our directors may allot and issue new ordinary shares on terms and conditions and for such purposes as may be determined by our Board in its sole discretion.

Subject to the general authority to allot and issue new ordinary shares provided by our shareholders and BVI laws, we may allot and issue new ordinary shares on such terms and conditions and for such purposes as may be determined by our Board in its sole discretion. Any additional issuances of new ordinary shares may dilute our shareholders’ percentage ownership interests in our ordinary shares and/or adversely impact the market price of our ordinary shares.

We may be or become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

The rules governing passive foreign investment companies (“PFICs”) can have adverse effects for U.S. federal income tax purposes. The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income. The determination of whether we are a PFIC, which must be made annually after the close of each taxable year, depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to relate, in part, to (a) the market price of our ordinary shares and (b) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction. Moreover, our ability to earn specific types of income that we currently treat as non-passive for purposes of the PFIC rules is uncertain with respect to future years. Because the value of our assets for purposes of determining PFIC status will depend in part on the market price of our ordinary shares, which may fluctuate significantly. We do not expect to be a PFIC for our current taxable year or in the foreseeable future. However, there can be no assurance that we will not be considered a PFIC for any taxable year.

If we are a PFIC, a U.S. Holder (defined below) would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund (“QEF”) or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. We do not intend to comply with the reporting requirements necessary to permit U.S. Holders to elect to treat us as a QEF. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, the U.S. Holder is in its U.S. federal taxable income an amount reflecting any year end increase in the value of its ordinary shares. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) if a court within the U.S. can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (b) that was in existence on August 20, 1996, and validly elected under applicable Treasury Regulations to continue to be treated as a domestic trust.

Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to the ordinary shares.

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If tax authorities were to successfully challenge our transfer pricing, there could be an increase in our overall tax liability, which could adversely affect our financial condition, results of operations and cash flows. In addition, the tax laws in the jurisdictions in which we operate are subject to differing interpretations. Tax authorities may challenge our tax positions, and if successful, such challenges could increase our overall tax liability. In addition, the tax laws in the jurisdictions in which we operate are subject to change. We cannot predict the timing or content of such potential changes, and such changes could increase our overall tax liability, which could adversely affect our financial condition, results of operations and cash flows.

Risks Related to this Offering and Ownership of the Ordinary Shares

We will likely not pay dividends in the foreseeable future.

Dividend policy is subject to the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors. There is no assurance that our Board of Directors will declare dividends even if we are profitable. Under BVI law, we may only pay dividends if we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the common course of business; and the value of assets of our Company will not be less than the sum of our total liabilities.

There has been no existing market for our ordinary shares, and we do not know whether one will develop to provide you with adequate liquidity. If the trading price of our ordinary shares fluctuates after this offering, you could lose a significant part of your investment.

Prior to this offering, there has not been a public market for our ordinary shares. We cannot predict the extent to which investor interest in our Company will lead to the development of an active trading market on the Nasdaq Capital Market, or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling any of our ordinary shares that you buy Further, the market price of our ordinary shares may be materially and adversely affected if an active trading market does not develop.

The initial public offering price for the ordinary shares will be determined by negotiations between us and the underwriter and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell our ordinary shares at prices equal to or greater than the price paid by you in this offering.

Market prices for securities of new public companies have historically been particularly volatile in response to various factors, some of which are beyond our control. As a result of this volatility, you may not be able to sell your ordinary shares at or above the initial public offering price in this offering. Some of the factors that may cause the market price for our ordinary shares to fluctuate include:

•	Actual or anticipated fluctuations in our key operating metrics, financial condition and operating results;
•	Actual or anticipated changes in our growth rate;
•	Announcements by us or our competitors of significant services, contracts, acquisitions or strategic alliances;
•	Our announcement of actual results for a fiscal period that are lower than projected or expected or our announcement of revenue or earnings guidance that is lower than expected;
•	Changes in estimates of our financial results or recommendations by securities analysts;
•	Changes in market valuations of similar companies;
•	Changes in our capital structure, such as future issuances of securities or the incurrence of debt;
•	Regulatory developments in BVI, Malaysia, the United States or other countries;
•	Actual or threatened litigation involving us or our industry;
•	Additions or departures of key personnel;
•	A change in control of the Company;
•	Share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;
•	Further issuances of ordinary shares by us;
•	Sales of ordinary shares by our shareholders;
•	Repurchases of ordinary shares; and
•	Changes in general economic, industry and market conditions.

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In addition, the stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies. These fluctuations may be even more pronounced in the trading market for our shares shortly following this offering. If the market price of our ordinary shares after this offering does not exceed the offering price, you may not realize any return on your investment in us and may lose some or all of your investment. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources, and harm our business, operating results and financial condition. In addition, recent fluctuations in the financial and capital markets have resulted in volatility in securities prices.

As a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a company incorporated in the BVI that is expected to be listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Corporate governance practices in the BVI, which is our home country, do not require (i) a majority independent board of directors; the establishment of a nominating and corporate governance committee (or having director nominations made by all independent directors); (ii) the establishment of a compensation committee; or (iii) the audit committee to be comprised of three directors, which are all Nasdaq corporate governance listing standards. Currently, we do not plan to rely on the home country practice with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

If we were deemed to be an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business and the price of our ordinary shares.

An entity will generally be deemed an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe that we are engaged primarily in the business of providing business and technology consulting services and not in the business of investing, reinvesting or trading in securities. We hold ourselves out as a business consulting firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. In that respect, we do not believe that we fall within the definition of an ‘‘investment company’’ under the 1940 Act because substantially all of our revenue has come from consulting fees and other factors such as the history of the Company, how the Company has represented itself in the marketplace and the lack of investing expertise by almost all of senior management.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact business with affiliates, could make it impractical for us to continue our business as currently conducted and would have a material adverse effect on our business, financial condition, results of operations and the price of our ordinary shares. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements on the 1940 Act.

Our founding shareholder and Victor Hoo our Chairman and Chief Executive Officer, will beneficially own 51.1% of our outstanding ordinary shares after this offering and, together with his spouse, will beneficially own 64.1% of our outstanding ordinary shares after this offering, and this concentration of ownership and voting power will limit your ability to influence corporate matters.

Following this offering, Victor Hoo, our Chairman and Chief Executive Officer, will continue to control our Company through his beneficial ownership of 51.1% of our outstanding ordinary shares and, together with his spouse, Karen Liew, our Executive Director, beneficially own 64.1% of our outstanding ordinary shares after this offering. As a result, so long as Victor Hoo beneficially owns more than 50% of the outstanding ordinary shares he will be able to effectively control our decisions and will be able to elect a majority of the members of our board of directors. Victor Hoo will also be able to direct our actions in areas such as business strategy, financing, distributions, acquisitions and dispositions of assets or businesses, and may cause us to make acquisitions that increase the amount of our indebtedness or number of outstanding shares of our capital stock.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Upon the completion of this offering, Victor Hoo, our Chairman and Chief Executive Officer will beneficially own voting stock that provides him with approximately 50.1% of our outstanding ordinary shares (approximately 49.0% if the over-allotment option is exercised in full) and we will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC.

As long as Mr. Hoo owns in excess of 50% of our ordinary shares, we will be a “controlled company” as defined under the listing rules of The Nasdaq Stock Market LLC.

For so as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that the compensation of our CEO must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Our Memorandum and Articles of Association contains anti-takeover provisions which may discourage a third-party from acquiring us and adversely affect the rights of holders of our ordinary shares.

Our Memorandum and Articles of Association contain certain provisions that could limit the ability of others to acquire control of our company, including provisions that:

•	institute a staggered board of directors and restrictions on our shareholders to fill a vacancy on the board of directors;
•	impose advance notice requirements for shareholder proposals and meetings; and
•	expressly provide that the business and affairs of the Company shall be managed by, or under the direction or supervision of, the board of directors – and that the board of directors have all powers necessary for managing, and for directing and supervising, the business and affairs of the Company.

These anti-takeover defences could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also make it more difficult for you and other shareholders to elect directors of your choosing and cause us to take other corporate actions that you desire.

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If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our ordinary shares and our trading volume could decline.

The trading market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrades our ordinary shares or publishes inaccurate or unfavorable research about our business, the price of our ordinary shares would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our ordinary shares could decrease, which might cause the price of our ordinary shares and trading volume to decline.

Future sales of ordinary shares, or the perception of such future sales, by some of our existing shareholders could cause our share price to decline.

The market price of our ordinary shares could decline as a result of sales of a large number of shares of our ordinary shares in the market or the perception that these sales may occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell shares in the future at a time and at a price that we deem appropriate.

New investors in our ordinary shares will experience immediate and substantial dilution after this offering.

The initial public offering price of our ordinary shares will be substantially higher than the pro forma net tangible book value per share of the outstanding ordinary shares immediately after this offering. Based on an assumed initial public offering price of $5.00 per share (the midpoint of the price range set forth on the cover of this prospectus) and our net tangible book value as of June 30, 2022 if you purchase our ordinary shares in this offering you will pay more for your shares than the amounts paid by our existing shareholders for their shares and you will suffer immediate dilution of approximately $3.81 per share in pro forma net tangible book value. See “Dilution.”

In the future, our ability to raise additional capital to expand our operations and invest in our business may be limited, and our failure to raise additional capital, if required, could impair our business.

While we currently anticipate that our available funds will be sufficient to meet our cash needs for at least the next 12 months, we may need or elect to seek, additional financing at any time. Our ability to obtain financing will depend on, among other things, our development efforts, business plans, operating performance and condition of the capital markets at the time we seek financing. If we need or elect to raise additional funds, we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests and the per-share value of our ordinary shares could decline. If we engage in additional debt financing, we may be required to accept terms that further restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios and limit the operating flexibility of our business. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

•	fund our operating capital requirements as we grow;
•	retain the leadership team and staff required; and
•	repay our liabilities as they come due.

We currently report our financial results under IFRS, which differs in certain significant respects from U.S. GAAP.

Currently we report our financial statements under IFRS. There have been and there may in the future be certain significant differences between IFRS and U.S. GAAP, including differences related to revenue recognition, share-based compensation expense, income tax and earnings per share. As a result, our financial information and reported earnings for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. In addition, we do not intend to provide a reconciliation between IFRS and U.S. GAAP unless it is required under applicable law. As a result, you may not be able to meaningfully compare our financial statements under IFRS with those companies that prepare financial statements under U.S. GAAP.

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We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We will incur significantly increased costs and devote substantial management time as a result of operating as a public company.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. For example, we will be subject to the reporting requirements of the Exchange Act, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, as well as rules and regulations subsequently implemented by the SEC and Nasdaq including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time consuming and costly. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and results of operations. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when we are no longer an “emerging growth company,” as defined by the JOBS Act. We may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and results of operations.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as regulatory and governing bodies provide new guidance. These factors could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We will continue to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business could be adversely affected.

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As a result of disclosure of information as a public company, our business and financial condition have become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If the claims are successful, our business operations and financial results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business operations and financial results. These factors could also make it more difficult for us to attract and retain qualified colleagues, executive officers and Board members.

We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance on the terms that we would like. As a result, it may be more difficult for us to attract and retain qualified people to serve on our Board, our Board committees or as executive officers.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our share price and investor confidence could be materially and adversely affected.

We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our ordinary shares.

In conjunction with this offering, we are applying to list our ordinary shares on Nasdaq simultaneously with the closing of this offering. In order to obtain and maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum shareholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. If Nasdaq were to delist our ordinary shares, it would be more difficult for our shareholders to dispose of our ordinary shares and more difficult to obtain accurate price quotations on our ordinary shares. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our ordinary shares are not listed on a national securities exchange.

We have broad discretion over the use of proceeds we receive in this offering and may not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering and, as a result, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds in ways that not all shareholders approve of or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our ordinary shares may be volatile which could subject us to securities litigation and make it more difficult for you to sell your shares.

As a company conducting a relatively small public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the offering. While the underwriter is required to sell shares in this offering to at least 300 round lot shareholders (a round lot shareholder is a shareholder who purchases at least 100 shares) in order to ensure that we meet the Nasdaq initial listing standards, we have not otherwise imposed any obligations on the underwriter as to the maximum number of shares they may place with individual investors. If, in the course of marketing the offering, the underwriter was to determine that demand for our shares was concentrated in a limited number of investors and such investors determined to hold their shares after the offering rather than trade them in the market, other shareholders could find the trading and price of our shares affected (positively or negatively) by the limited availability of our shares. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their share price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Regulation.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•	our future business development, financial condition and results of operations;
•	our holding company structure;
•	our ability to attract new clients and maintain our relationship with our current clients;
•	our ability to attract and retain skilled workers;
•	loss of our key management and employees;
•	the duration and impact of the COVID-19 pandemic;
•	difficulties we may encounter as our business expands into new markets;
•	risks inherent in operating in foreign jurisdictions;
•	any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements;
•	the perceived strength of our brands;
•	intense competition within our industry;
•	a natural disaster, global pandemic or other disruption at our operations;
•	the impact on our results of possible fluctuations in interest rates, foreign currency exchange rates, costs and taxes;
•	significant legal proceedings, claims, lawsuits or government investigations;
•	increases in income tax rates or changes in income tax laws;
•	general industry, economic and business conditions; and
•	any failure to maintain effective internal control over financial reporting or disclosure controls or procedures.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

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This prospectus contains certain data and information that we obtained from various government and private publications, including industry data and information and industry statistics from various publicly available sources. Statistical data in these publications may also include projections based on a number of assumptions. If any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

Assuming a public offering price of $5.00 per share (the midpoint of the price range on the cover page of this prospectus), we estimate that the net proceeds to us from the sale of our ordinary shares in this offering will be approximately $13,042,000 (assuming no exercise of the over-allotment option) after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each $1.00 increase (decrease) in the assumed public offering price will increase (decrease) the net proceeds to us from this offering by approximately $0.92 assuming the maximum number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

We plan to use the net proceeds from this offering for (i) general working capital (30%); (ii) business and team expansion by recruiting more professional consultants across different industries (30%); and (iii) specific industry-focused acquisition (40%). With respect to the Company’s industry-focused acquisitions, the Company plans to (i) purchase at least a majority interest in businesses it targets and not the assets of such businesses (other than substantially all of the assets of such businesses) and (ii) purchase businesses that can support its consulting business, including but not limited businesses from the technology and software development industry, the investor relations/public relations industry, and the digital marketing and branding industry. We have not currently identified any targets for acquisition.

Pending use of proceeds from this offering, we intend to invest the proceeds in bank accounts, short-term, interest-bearing, investment-grade instruments, or hold as cash.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors.”

DIVIDEND POLICY

We currently anticipate that we will retain any future earnings for the operation and expansion of our business. Accordingly, we do not currently anticipate declaring or paying any cash dividends on our ordinary shares for the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board and will depend on then existing conditions. Under BVI law, the directors of the company can approve a distribution at any time and of such amount as they think fit, provided that the resolution of directors authorizing the distribution must include a Solvency Statement that, in the opinion of the directors, the company will, immediately after the distribution, satisfy the solvency test set out in the BVI Business Companies Act, 2004, being that:

i.	the value of the company’s assets exceeds its liabilities; and
ii.	the company is able to pay its debts as they fall due.

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CAPITALIZATION

The following tables sets forth our cash and cash equivalents and our total capitalization as of June 30, 2022 as follows:

•	on an actual basis at June 30, 2022; and

•

on a pro forma basis to reflect the (i) issuance of 776,159 shares to accredited investors at an average price of $3.42 from July 13, 2022 to January 18, 2023 and (ii) 688,245 shares Exchange Listing, LLC pursuant to their consulting agreement with the Company; and

•	on a pro forma, as adjusted basis upon consummation of this initial public offering, adjusted to reflect the pro forma adjustments above, plus (i) the sale of 3,000,000 ordinary shares in this offering, at an assumed initial public offering price of $5.00 per ordinary share, after deducting the underwriter’s discounts commissions and estimated offering expenses payable by us; (ii) the issuance of 380,000 ordinary shares in aggregate to certain of our executive officers and employees upon pursuant to their employment agreements and (iii) 87,311 ordinary shares to be issued Exchange Listing, LLC pursuant to the anti-dilution clause in their consulting agreement.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Six Months Ended June 30, 2022
	Actual	Pro forma,	Pro forma, as adjusted (1)
Cash and cash equivalents	388,859	25,200,955	$38,242,955
Capitalization:
Long-term debt:	$1,923,773	1,923,773	$1,923,773
Shareholders’ equity:
33,636,100 ordinary shares issued and outstanding on an actual basis, 35,100,504 ordinary shares issued and outstanding on a pro forma basis and 38,567,815 ordinary shares issued and outstanding on a pro forma, as adjusted basis	643,330	25,455,406	39,255,406
Accumulated other comprehensive income (loss)	(952,869)	(952,869)	(952,869)
Reserve	1,482,146	1,482,146	1,482,146
Retained Earnings	5,983,860	5,983,860	5,983,860
Total shareholders’ equity	7,156,467	31,968,543	45,768,543
Total capitalization	9,080,240	33,892,316	47,692,316

(1)	Includes (i) 380,000 ordinary shares to be issued to certain of our Senior executives upon the listing of our ordinary shares on Nasdaq and (ii) 87,311 ordinary shares to be issued Exchange Listing, LLC pursuant to the anti-dilution clause in their consulting agreement.

Each $1.00 increase (decrease) in the assumed public offering price of $5.00 per share (the midpoint of the price range on the cover page of this prospectus) will increase (decrease) the amount of total assets by approximately $2.76 million and total capitalization on a pro forma as adjusted basis by approximately $2.76 million, assuming the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriter discounts and estimated offering expenses payable by us. We may also increase or decrease the number of ordinary shares we are offering.

The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The number of ordinary shares outstanding as of June 30, 2022, as shown above, is based on 33,636,100 ordinary shares issued to shareholders in the Company as of that date.

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DILUTION

If you invest in our ordinary shares, your interest will be immediately diluted $3.8133 per ordinary share, representing the difference between our pro forma net tangible book value per share $1.1867 as of June 30, 2022, and after giving effect to this offering and an assumed initial public offering price of $5.00 per share. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the pro forma book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value as of June 30, 2022 was $7,156,467 or $0.2128 per ordinary share as of that date. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting pro forma net tangible book value per ordinary share, after giving effect to the proceeds we will receive from this offering, from the assumed initial public offering price of $5.00 per ordinary share, the midpoint of the range set forth on the cover page of this prospectus and after deducting underwriter discounts and commissions and estimated offering expenses payable by us.

Without taking into account any other changes in pro forma net tangible book value after June 30, 2022, other than to give effect to the sale of the ordinary shares offered in this offering at the assumed initial public offering price of $5.00 per ordinary share, which is based on the estimated initial public offering price set forth on the cover page of this prospectus and after deduction of the underwriter discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2022 would have been approximately $45,768,543 or $1.1867 per ordinary share. This represents an immediate increase in pro forma net tangible book value of $1.1867 per ordinary share to the existing shareholders and an immediate dilution in pro forma net tangible book value of $3.8133 per ordinary share to investors purchasing our ordinary shares in this offering.

The following table illustrates such dilution:

	Per Ordinary Share
	($)
Assumed initial public offering price per ordinary share	$5.00	$
Historic net tangible book value per ordinary share as of June 30, 2022	$0.2128	$
Pro forma increase in net tangible book value per share as of June 30, 2022 before giving effect to this offering	$0.6976	$
Pro forma net tangible book value per share as of June 30, 2022	$0.9103	$
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$1.1866	$
Pro forma as adjusted dilution per share to investors participating in this offering	$3.8134	$

Each $1.00 increase (decrease) in the assumed public offering price of $5.00 per share (the midpoint of the price range on the cover page of this prospectus) will increase (decrease) our pro forma as adjusted net tangible book value per share and the dilution to new investors by $0.9284 per share, assuming the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriter discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

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The following table summarizes, on a pro forma as adjusted basis as of June 30, 2022, the differences between existing shareholders and the new investors with respect to the number of ordinary shares purchased from us in this offering, the total consideration paid and the average price per ordinary share paid before deducting the underwriter discounts and commissions and estimated offering expenses.

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders (Issued)	35,567,815	92	25,455,406	62.9	0.72
New investors	3,000,000	8	15,000,000	37.1	5
Total	38,567,815	100	40,455,406	100	1.05

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at pricing.

The number of ordinary shares outstanding as of June 30,2022, as shown above, is based on 33,636,100 ordinary shares issued to shareholders as of that date plus (i) 776,159 shares subsequently issued to accredited investors at an average price of $3.42 from July 13, 2022 to January 18, 2023; (ii) 688,245 shares subsequently issued to Exchange Listing pursuant to their consulting agreement; (iii) 380,000 ordinary shares to be issued to certain of our executives and employees upon the listing of the ordinary shares; and (iv) 89,316 shares to be issued to Exchange Listing pursuant to the anti-dilution clause in their consulting agreement.

To the extent that additional options or other securities are issued under our equity incentive plans, or we issue additional ordinary shares in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent we issue additional ordinary shares or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the information presented in “Selected Historical Consolidated Financial Data” and our historical consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity and capital resources, that involve risks, uncertainties and assumptions that could cause actual results to differ materially from our expectations. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Unaudited Condensed Consolidated Financial Information.” We assume no obligation to update any of these forward-looking statements.

Overview

We are a multi-disciplinary consulting group with key advisory practices in the areas of business and technology. Each of our segments and practices is staffed with consultants recognized for their wealth of knowledge and established track records of delivering impact. With our core group of experts experienced in corporate finance, capital markets, legal, and investor relations, we illuminate our clients’ paths to success by helping them foresee impending challenges and identify business opportunities. We leverage our in-depth expertise to assist clients in creating values by providing profitable business ideas, customizing bold strategic options, offering sector intelligence, and equipping clients with cost-saving solutions for lasting growth.

Since our inception in 2013, we have been delivering our services to companies around the world ranging from small-medium enterprises and government-linked agencies to publicly traded conglomerates across a broad array of industries. Our business operates solely in Malaysia, with clients predominantly from Malaysia, and some engagements with clients from China, Singapore and the United States. Throughout the years, we have conducted numerous engagements and successfully advised our clients on resolving issues surrounding listing strategies, restructuring, investor relations, and technology development. We have also worked on engagements with a few of Malaysia’s largest market capitalization companies listed on the Bursa Stock Exchange.

Despite the pandemic-led economic disruptions, we have generated approximately RM47.5 million (USD11.4 million) of revenues for the year ended 31 December 2021, representing a compound annual growth rate in our revenues of 92% over the last fiscal years. Our Business Strategy Consultancy arm, being the main revenue generator, independently contributed 57% of our total revenue in the year 2021. Our ability to anticipate market changes early in their cycles coupled with our continued efforts to deliver strategies and solutions to help our clients adapt, transform, and thrive, and capitalize on opportunities during volatile times explain the tremendous surge in the demand for our services. We anticipate continuing growth in demand for our services given the bumpy market conditions following the supply-chain disruptions and Russian-Ukraine War.

Segments

We have organized our consulting services into the following 3 main segments:

Business Strategy Consultancy – We focus on listing solutions, investors relations and boardroom strategies consultancy. We have established a diverse local and international clientele, providing them our services in both local and cross-border listings. Our roles begin from pre-listing diagnosis and planning to the finalization of the entire listing process. To better serve our clients, we extended our services line to include investor relations consultation, where we help our clients effectively handle investors’ expectations and manage communications. Further, we also offer services in attaining effective boardroom strategies for value creation and inclusive growth. Over the years, our consulting services have successfully propelled our clients’ businesses to the next level with strategic options, including mergers and acquisitions, initial public offerings, restructuring and transformation.

Technology Consultancy – Our technology consultancy arm specializes in delivering cost-effective and bespoke digital development and software solutions. With our team of technology experts and established relationships with industry pioneers, we continually seek better and innovative ways to serve our clients. We offer software solutions that include artificial intelligence, analytics, and robotics, and provide a wide range of blockchain technology solutions. We are invested in leveraging the advancement of technology to help clients’ businesses and organizations not only grow but thrive. Besides customising software solutions that meet the needs of every client, we also deliver invaluable insights to help our clients make better business decisions and strategies.

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Information

VCI Global was incorporated under the laws of the British Virgin Islands with its operations headquartered in Malaysia. Information contained on our website (https://v-capital.co/.) is not a part of this prospectus.

The Impact of the COVID-19 Pandemic

In March 2020, the World Health Organization (WHO) declared the spread of coronavirus a global pandemic. With the uncontainable spread of the virus, a clear ripple effect on economies has resulted in market ambiguity. The pandemic has left its mark across the global economy, workforces, and clients, and has significantly disrupted industries, including the global management consulting industry. As a result, projects were either delayed, the scope reduced or were terminated altogether, affecting revenue.

The ripple effect on the economy has undoubtedly impacted the performance of our listing consultancy segment as some of our clients had their listing plans halted halfway. For instance, one of our clients had to call-off their listing plan on Nasdaq due to the disruption of their operation caused by the pandemic. The extent to which the pandemic impacts our business depends highly on the uncertainty and the unpredictability of the future which include:

●	the emergence of new variants
●	the efficacy of vaccines against COVID-19 and other variants
●	the duration and the severity of the spread of the outbreak
●	the regulatory responses to the outbreak and its implications
●	the severity and the evolution of travel restrictions
●	the global effort to contain the outbreak and the impact of the pandemic
●	the impact of the pandemic on local and international capital and financial markets
●	other business disruptions that affect our workforce

The spread of the coronavirus has changed the way we operate. We have adapted to the new reality by implementing new arrangements from employee travel and hybrid work to cancellation of physical participation in certain meetings, events and conferences. We would take further actions as required or recommended by the government authorities and as we deem necessary for the best interests of our employees, clients and other business partners.

Reshaping Business Strategy:

As we adapt to the new post COVID-19 reality, we have taken a few initiatives to realign our business strategies, to mitigate the impact of the pandemic on our business as the pandemic shows no signs of abating. To beef up crisis management, we deviated from the traditional ways of operating. In the past, our operations depended heavily on travel and in-person meetings with clients, and we worked on very stringent timelines for all our engagements. With our new work-from-home and travel policies, our employees can work from home and virtual meetings are conducted with our local and overseas clients – minimizing our employees’ exposure to the virus. Moreover, working remotely does not affect our business operations as the nature of business consultancy is not restricted to the physical workplace.

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The pandemic is truly a test of organizational agility. Along with other companies across an array of industries, we were quick to adapt business strategies to the changing market and customer needs. Remote work is implemented while business travels are either reduced or halted. Our expertise in digital solutions gives us a distinct advantage to help clients adapt to the changing needs of work and increase adoption of digitalization to boost engagement, and to establish a digital-first culture.

The unprecedented pandemic also calls for innovation and a revamp of strategies. The pandemic will change how companies become successful, as they will struggle to get resources to drive innovation in an organic manner. We encourage innovative approaches, identify new opportunities, build a foundation for growth, and act on post-crisis environments.

The Consulting Industry’s Post-Pandemic Reality: Unlocking New Opportunities

Despite the negative impact on the global economy, the pandemic has created some interesting opportunities for us. For instance, some clients are seeking guidance and expertise to map out future strategies and business scenarios. They are also reaching out to consultants to restructure their operations to become digital-first, to ensure business continuity, and to build resilience against any future disruptions.

Financial Condition

Key Components of Results of Operations

Revenue

	2020	2021		Change	30 June 2021	30 June 2022		Change
	RM	RM	USD	%	RM	RM	USD	%
Business strategy consultancy fee	3,648,406	27,308,368	6,540,926	87	16,749,365	11,359,388	2,577,286	(32)
Technology Development, Solutions and Consultancy	-	19,425,038	4,652,704	100	2,322,758	9,657,906	2,191,244	316
Others	-	741,636	177,638	100	200,802	357,338	81,075	78
Total	3,648,406	47,475,042	11,371,268	92	19,272,925	21,374,632	4,849,605	11

We derive our revenues from business strategy consultancy and technology consultancy. The above table sets forth a breakdown of our revenue in absolute amount and the changes in percentage from year ended 31 December, 2020 to year ended 31 December, 2021 and the six months ended June 30, 2021 and 2022.

The Group’s revenue has significantly increased in 2021 as compared to 2020 due to the expansion of our businesses. In addition to our main revenue generator – business strategy consultancy, we also offered technology consultancy to our existing and new clients. Given the increased client base and more demands for our services, we managed to increase our total revenue by 92% as compared to year ended 31 December, 2020.

The Group’s revenue has increased by approximately RM2.1 million (USD476,000) or 9.8% from approximately RM19.3 million for the six months ended June 30, 2021, to approximately RM21.4 million (USD4.85 million) for the six months ended June 30, 2022. Such an increase was mainly attributable to the growth and expansion of both the business and technology divisions.

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Other Income

	2020	2021		Change	30 June 2021	30 June 2022		Change
	RM	RM	USD	%	RM	RM	USD	%
Interest income	-	1,571	376	100	1,227	22	5	(98)
Gain on disposal of property and equipment	-	-	-	-	-	1,891	429	100
Wage subsidy	-	149,500	35,808	100	15,000	29,900	6,784	99
Reimbursement income for expenses incurred	402,250	127,784	30,608	(68)	104,731	77,989	17,694	(26)
Total	402,250	278,855	66,792	(31)	120,958	109,802	24,912	(5)

The Wage Subsidy Program (“WSP”) is a financial assistance introduced in Malaysia paid to employers of every enterprise, for each worker earning RM4,000 and below and for a period of six months only. The purpose of the WSP is to help employers affected by COVID-19 pandemic to be able to continue the companies’ operations and prevent employees from losing their jobs and source of income.

Reimbursement income for expenses incurred in the year ended 2021 and six months ended June 30, 2021 and 2022 relates to the monthly out-of-pocket expenses charged by Imej Jiwa Communications Sdn Bhd to their clients for the investor relation services.

Cost of Services

	2020	2021		Change	30 June 2021	30 June 2022		Change
	RM	RM	USD	%	RM	RM	USD	%
Consultant fee	-	9,982,074	2,390,916	100	1,910,008	610,797	138,581	(68)
IT expenses	-	204,903	49,079	100	447,422	1,495,966	339,414	234
Secondment of staff expenses	402,250	-	-	-	-	-	-	-
Subscription fee	-	94,141	22,549	100	-	-	-	-
Others	13,929	18,933	4,544	100	37,700	110,166	24,995	192
Total	416,179	10,300,051	2,467,088	100	2,395,130	2,216,929	502,990	(7)

The significant increase in cost of services in year ended 31 December, 2021 as compared to 2020 is in line with the expansion of the Group businesses in both business consultancy as well as technology consultancy.

Cost of services incurred for the six months ended June 30, 2021 and 2022 are fairly similar. The significant difference is due to the Group’s prioritization in the expansion of technology division thus higher costs incurred, higher by approximately 70% in IT expenses for the six months ended June 30, 2022 as compared to the six months ended June 30, 2021. Similarly, the consultant fee has dropped by approximately 68% for the six months ended June 30, 2022 as compared to the six months ended June 30, 2021 due to such prioritization in technology division.

Employee Benefit Expenses

The Group’s employee benefit expenses increased significantly to RM3 million (USD 0.7 million) mainly from the spike of consultancy engagements, which leads to a higher staff recruitment in 31 December, 2021. We have also expanded our technology department to cater the increase in our existing and new clients.

The Group’s employee benefit expenses increased by approximately RM2.6 million (USD590k) or 54% from approximately RM2.2 million for the six months ended June 30, 2021 to approximately RM4.8 million (USD1.09 million) for the six months ended June 30, 2022. Such an increase was mainly attributable to the expansion of our business. The Group received more business and technology consultancy engagements thus leading to higher recruitment of staff.

Finance Costs

The Group’s finance costs of RM106,000.00 (USD26,000) in year ended December 31, 2021 are due to the inception of new bank borrowings and unredeemed preference shares.

The Group’s finance cost of RM8,685 (USD1,971) in the period ended June 30, 2022 is due to the continued servicing of its existing bank borrowings.

OTHER OPERATING EXPENSES

	2020	2021		Change	30 June 2021	30 June 2022		Change
	RM	RM	USD	%	RM	RM	USD	%
Regulatory compliance and statutory cost	15,131	130,100	31,162	760	28,016	134,197	30,447	379
Regulatory consultancy fee	-	159,943	38,310	100	27,676	181,409	41,159	555
Cost incurred to obtain licence	-	968,530	231,983	100	1,730	-	-	-
Impairment of goodwill on consolidation	-	282,963	67,776	100	-	-	-	-
Bad debt written off	-	123,502	29,581	100	905	-	-	-
Bank charges	8,778	35,323	8,461	302	22,100	15,088	3,423	(32)
Foreign exchange adjustment	3,463	1,002	240	(71)	4,130	309,003	70,108	7382
Marketing expenses	-	339,875	81,407	100	330,004	231,189	52,454	(30)
Software and website usage fee	-	275,600	66,012	100	73,197	28,847	6,545	(61)
Office expenses	1,346	197,206	47,235	14,551	70,642	406,022	92,121	475
Preliminary expenses written off	-	11,692	2,800	100	8,033	11,283	2,560	40
Recruitment fees	-	84,202	20,168	100	16,695	36,392	8,257	118
Travelling expenses	410	102,605	24,576	24,926	24,970	121,236	27,507	386
Net investment loss	-	285,260	68,326	100	814,913	-	-	-
Total	29,128	2,997,803	718,037	10,192	1,423,011	1,474,666	334,581	4

Other operating expenses in 2021 were significantly higher as compared to 2020 primarily due to higher regulatory compliance, regulatory consultancy, statutory cost, marketing expenses, software and website usage fee and office expenses as our Group’s business and operation were expanding aggressively. As the Group’s business expanded to education industry in 2021, we have also incurred significant cost in acquiring the license to operate our education arm. In 2021, we have also written off some bad debts and goodwill derived from acquiring Accuventure Sdn Bhd.

Other operating expenses as of June 30, 2022 were significantly higher as compared to June 30, 2021 primarily due to higher regulatory compliance, regulatory consultancy, marketing expenses, office expenses and travelling expenses as our Group’s business and operation were expanding aggressively. An increase in foreign exchange adjustment is due to higher USD exchange rate against MYR, 4.4075 as of June 30, 2022 as compared to USD rate against MYR, 4.1479 as of June 30, 2021.

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Income Tax

The Group’s current taxation increased from RM0.87 million (USD0.21 million) in year 2020 to RM7.1 million (USD 1.7 million) due to the significant increase in the Group’s taxable income as compared to year 2020.

The Group’s current taxation decreased from RM3.4 million as of June 30, 2021, to RM284k (USD64,000) as of June 30, 2022 due to overprovision for taxes in 2021.

Segments Operations

Services from which reportable segments derive their revenues Information reported to the group’s chief operating decision maker (CODM) for the purposes of resource allocation and assessment of segment performance focuses on the types of services provided. Management has chosen to organise the group around differences in services. No operating segments have been aggregated in arriving at the reportable segments of the group.

Segment revenues and results

	Revenue		Net profit		For the Six months Ended
	2020	2021	2020	2021	30 June 2021	30 June 2022
	RM	RM	RM	RM	RM	RM
Business strategy consultancy	3,648,406	27,308,368	3,601,972	11,425,338	12,271,117	7,402,672
Technology Development, Solutions and Consultancy	-	19,425,038	-	15,737,127	910,051	5,225,361
Others	-	741,636	-	325,679	(678,166)	1,720,928
Total	3,648,406	47,475,042	3,601,972	27,488,144	12,503,002	14,348,961
Impairment on goodwill			-	(282,963)	-	-
Foreign exchange adjustment			-	(1,002)	-	-
Preliminary expenses written off			-	(11,692)	-	-
Investment loss			-	(285,260)	-	-
Interest income			-	1,571	1,227	22
Transition Loss			-	-	-	(290,874)
Incorporation costs			-	-	-	(11,283)
Wages subsidy			-	149,500	-	-
Profit before tax			3,601,972	27,058,298	12,504,229	14,046,826
Income tax expenses			(872,882)	(7,120,480)	(3,430,000)	(283,648)
Profit for the year			2,729,090	19,937,818	9,074,229	13,763,178

Revenue reported above represents revenue generated from external customers, There were no inter-segment sales in 2020 and 2021 and for the six months ended June 30, 2021 and 2022.

The accounting policies of the reportable segments are the same as the group’s accounting policies described in Note 2. Segment profit represents the profit earned by each segment without allocation of central administration costs, finance income, finance costs and income tax expense. This is the measure reported to the chief operating decision maker for the purposes of resource allocation and assessment of segment performance.

Segment assets

	2020	2021	30 June 2022
	RM	RM	RM	USD
Business strategy consultancy	3,445,598	2,586,832	6,358,893	1,442,744
Technology Development, Solutions and Consultancy	-	3,606,903	6,749,390	1,531,342
Investments and others	-	37,251,225	33,571,979	7,617,012
	3,445,598	43,444,960	46,680,262	10,591,098
Unallocated assets	-	669,843	4,843,105	1,098,833
Consolidated total assets	3,445,598	44,114,803	51,523,367	11,689,931

No geographical segment information presented as group’s operations are conducted predominantly in Malaysia.

Discussion on Certain Key Items on the Consolidated Statements of Financial Position

The following table sets forth certain key information from our consolidated statements of financial position as of the dates indicated. This information should be read together with our consolidated financial statements and the related notes included elsewhere in this prospectus.

	2020	2021		30 June 2022
	RM	RM	USD	RM	USD
Assets:
Cash and bank balances	430,796	3,122,947	748,011	1,713,893	388,859
Trade and other receivables, net	-	4,540,984	1,087,661	12,559,685	2,849,617
Amount due from related parties	3,014,790	427,677	102,438	3,577,524	811,690
Financial assets measured at fair value through other comprehensive income	-	34,221,879	8,196,857	30,022,109	6,811,596
Financial assets measured at fair value through profit and loss	-	1,309,134	313,565	3,145,096	713,578
Property and equipment, net	12	152,532	36,535	165,410	37,529
Deferred tax assets	-	339,650	81,353	339,650	77,062

Total assets	3,445,598	44,114,803	10,566,420	51,523,367	11,689,931

Liabilities and Equity:
Trade and other payables	10,861	1,726,403	413,510	1,942,801	440,794
Contract liabilities		500,000	119,760	-	-
Amount due to related parties	29,967	9,964,078	2,386,606	8,080,502	1,833,353
Bank and other borrowings	-	1,210,992	290,057	1,164,896	264,299
Deferred revenue	-	3,065,321	734,209	-	-
Income tax payables	881,282	8,284,766	1,984,375	8,793,040	1,995,018
Total liabilities	992,110	24,751,560	5,928,517	19,981,239	4,533,464
Total equity	2,523,488	19,363,243	4,637,903	31,542,128	7,156,467

Total liabilities and equity	3,445,598	44,114,803	10,566,420	51,523,367	11,689,931

Trade and Other Receivables

	2020	2021		30 June 2022
	RM	RM	USD	RM	USD
Trade receivables - third parties	-	5,065,541	1,213,304	8,443,701	1,915,757
Trade receivables – related party	-	-	-	4,143,304	940,058
Less: Allowance for doubtful debts	-	(1,415,211)	(338,973)	(1,598,757)	(362,736)
Net	-	3,650,330	874,331	10,988,248	2,493,079

Deposits	-	63,590	15,231	214,774	48,729
Prepayments	-	9,971	2,388	404,617	91,802
Sundry receivables	-	817,093	195,711	952,046	216,007
Total	-	4,540,984	1,087,661	12,559,685	2,849,617

Movement in the above allowance for doubtful debts:

Beginning balances	-	-	-	1,415,211	321,092
Charge off	-	1,415,211	338,973	183,546	41,644
Ending balance	-	1,415,211	338,973	1,598,757	362,736

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The average credit period for services rendered is 30 days. No interest is charged on the outstanding balances. The above balances are not past due or impaired as at the end of the reporting period.

The table below sets forth an aging analysis of trade receivables as at 31 December 2020 and 2021, and for the six months ended June 30, 2022:

	2020	2021		30 June 2022
	RM	RM	USD	RM	USD
Not past due	-	3,630,571	869,598	10,824,461	2,455,919
Past due	-	1,434,970	343,705	1,762,544	399,896
Less: Allowance for doubtful debts	-	(1,415,211)	(338,9702)	(1,598,757)	(362,736)
Net trade receivables	-	3,650,330	874,331	10,988,248	2,493,079

A majority of the Group’s trade receivables that are neither past due nor impaired are with creditworthy counterparties with good track record of credit history.

(i)	Aging of receivables that are past due the average credit period:

	2020	2021		30 June 2022
	RM	RM	USD	RM	USD
< 30 days	-	-	-
31 days to 60 days	-	-	-
61 days to 210 days	-	39,518	9,465	327,574	74,322
211 days to 240 days	-	-	-	-	-
241 days to < 1 year	-	1,395,452	334,240	1,434,970	325,574
Total	-	1,434,970	343,705	1,762,544	399,896

In determining the recoverability of a trade receivable, the Group considers any changes in the credit quality of the trade receivables from the date credit was initially granted up to the reporting date. There was no significant change in credit quality for the Group’s trade receivable balances which are past due and partially impaired. Accordingly, the management believes that no further credit provision is required.

(ii)	These amounts are stated before any deduction for impairment losses and are not secured by any collateral or credit enhancements.

The allowance for doubtful trade receivable has been determined by taking into consideration recovery prospects and past doubtful experience.

Financial assets measured at fair value through other comprehensive income

	2020	2021		30 June 2022
	RM	RM	USD	RM	USD
Unquoted shares measured at fair value through other comprehensive income (“FVTOCI”):

At beginning of year	-	-	-	34,221,879	7,764,465
Addition	-	6,398,987	1,532,691	-	-
Fair value adjustment	-	27,822,892	6,664,166	(4,199,770)	(952,869)
At end of year	-	34,221,879	8,196,857	30,022,109	6,811,596

Unquoted shares measured at FVTOCI

Unquoted investment in shares measured at FVTOCI relates to an equity interest of 14.55% (2020: nil) in a Treasure Global Inc, an entity that was listed on Nasdaq Capital Market on August 10, 2022 subsequent to the financial period. Hoo Voon Him is also a director of Treasure Global Inc.

The fair value of the unquoted investment was determined by the Company using a third party independent valuation firm not connected to the Company using the income approach and discounted cash flow methodology. The valuation was performed in accordance with International Valuation Standards and set forth in a valuation report dated May 21, 2022. The steps followed in applying a discounted cash flow (DCF) method include estimating the expected future cash flows attributable to an entity and converting these cash flows to present value through discounting. This, as assessed by the management, will be within the Level 2 of the fair value hierarchy. The Company takes full responsibility for the determination of the value of the unquoted investment.

The significant unobservable inputs used in the fair value measurements categorized within Level 2 of the fair value hierarchy, together with a quantitative sensitivity analysis as at December 31, 2021 are shown below:

Exit Multiple	10% increase (decrease) in the Exit Multiple would result in an increase (decrease) in the fair value by USD5.9 million.
EBITDA margin (% of revenue)	50 basis points increase (decrease) in the EBITDA margin (% of revenue) would result in an increase (decrease) in the fair value by USD 9.2 million.
Weighted Average Cost of Capital (“WACC”)	500 basis points increase (decrease) in the WACC would result in a decrease (increase) in the fair value by USD8.8 million (USD10.6 million).
Discount for Lack of Marketability (“DLOM”)	500 basis points increase (decrease) in the DLOM would result in a decrease (increase) in the fair value by USD3.5 million.

The fair value of the unquoted investment for the six months ended June 30, 2022 is based on its potential possible offering price.

In January 2023 the Group sold all of its equity interest in Treasure Global Inc in three private transactions for an aggregate purchase price of USD3,065,218.20 (USD1.80 per share).

Financial assets measured at fair value through profit and loss

	2020	2021		30 June 2022
	RM	RM	USD	RM	USD

At beginning of year	-	-	-	1,309,134	297,024
Addition, at fair value	-	1,309,134	313,565	156,120	35,421
Fair value adjustment	-	-	-	1,679,842	381,133
Total at end of year	-	1,309,134	313,565	3,145,096	713,578

	2020	2021		30 June 2022
	RM	RM	USD	RM	USD

Financial assets measured at fair value through profit and loss represent:

Quoted shares	-	-	-	80,700	18,310
Unquoted shares	-	1,309,134	313,565	3,064,396	695,268
Total	-	1,309,134	313,565	3,145,096	713,578

Quoted shares

Quoted shares refer to the Group’s holding of publicly traded shares on Bursa Malaysia as of 30 June 2022.

The above valuations are categorised under Level 1 of the fair value hierarchy as the prices of these shares are available on an active market.

Other unquoted shares

Included in the unquoted shares are investment in the following:

•	3% (2020: nil) equity interest in DFA Robotic Co. Ltd, an entity incorporated in Japan.

•	5% (2020: nil) equity interest in Zero Carbon Farms Ltd, an entity incorporated in United Kingdom.

The above valuations are categorised under Level 3 of the fair value hierarchy, and are generally sensitive to the unobservable inputs. Any increase or decrease in transacted price would result in an increase or decrease in the fair value of the unquoted investment. Any significant movement in inputs would result in a significant change to the fair value of the unquoted investment. There are no transfers between Levels 1 and 2 and into or out of Level 3 during the year.

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Trade and Other Payables

	2020	2021		30 June 2022
	RM	RM	USD	RM	USD
Trade payable	-	270,659	64,829	148,518	33,697
Accruals	-	482,226	115,503	918,398	208,371
Sundry payables	10,861	973,518	233,178	875,885	198,726
Total	10,861	1,726,403	413,510	1,942,801	440,794

Accruals consist mainly of staff salaries whereas sundry payables consist mainly of audit fees, secretarial fees and other professional fees.

The above balances that are not denominated in the functional currency are as follows:

	2020	2021	30 June 2022
	RM	RM	RM
United States dollar	-	62,490	22,038

Contract liabilities

	2020	2021		30 June 2022
	RM	RM	USD	RM	USD
Contract liabilities	-	500,000	119,760	-	-

Contract liabilities relates to advances collected from customers upon contract fee billed but services have yet rendered. These have been recognised as revenue upon completion of the performance obligation during the six months ended 30 June, 2022.

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Borrowings

	2020	2021		30 June 2022
	RM	RM	USD	RM	USD
Bank borrowings
- Current	-	143,858	34,457	97,762	22,181
- Non-current	-	398,526	95,455	398,526	90,420
Total bank borrowings	-	542,384	129,912	496,288	112,601

Other borrowings – current	-	668,608	160,145	668,608	151,698

Total borrowings	-	1,210,992	290,057	1,164,896	264,299

The above table is made up of the following loans:

Loan 1:	A principal amount of RM150,000 (USD35,928) from a financial institution, which charged an interest rate at 5.00% per annum and repayable over 60 months in equal monthly instalments (principal and interest) of RM3,318 (USD795).

Loan 2:	A principal amount of RM200,000 (USD47,904) from a financial institution, which charged an interest rate at 3.50% per annum and repayable over 60 months in equal monthly instalments (principal and interest) of RM3,639 (USD872).

Loan 3:	A principal amount of RM300,000 (USD71,856) from a financial institution, which charged an interest rate at 3.50% per annum and repayable over 60 months in equal monthly instalments (principal and interest) of RM6,136 (USD1,470).

The bank borrowings of the Group are secured against:

a)	Guarantee in favor of the lender by Corporate Guarantee Corporation (CGC) under the portfolio guarantee scheme for 70% of the approved limit;
b)	Corporate guarantee in favor of the lender by a third party company which the Director have interests;
c)	Assignment of single premium reducing term plan issued by Sun Life Malaysia Assurance Berhad under Director of the Company, for the sum insured of not less than RM150,000.00 (USD35,928) to the lender; and
d)	Jointly and severally guaranteed in favor of the lender by a Director of the Company.

Other borrowings

This relates to redeemable preference shares issued by a Accuventures Sdn Bhd. The redeemable preference shares are liability in nature as the subsidiary has to redeem the shares at a particular date by paying agreed amount to the holder of the shares. Non-discretionary dividends paid on redeemable preference shares is recorded as expenses in income statement as any return paid towards liabilities is treated as an interest expense in the income statement.

The redeemable preference shares have a face value of RM600,000 (USD143,713) representing 600,000 shares at RM 1.00 (USD0.24) each. It is redeemable at a fair value of RM600,000 (USD143,713). The cumulative interest payable as at the end of the reporting period is RM68,608 (USD16,433).

Deferred Revenue

	2020	2021		30 June 2022
	RM	RM	USD	RM	USD
Due within one year	-	1,510,321	361,754	-	-
Due after one year	-	1,555,000	372,455	-	-
Total	-	3,065,321	734,209	-	-

The income represents billed amount for fee relating to technology development, solutions and consultancy contract but obligation has yet to be satisfied. This deferred revenue has been adjusted to revenue accordingly subsequent to the services have been rendered to the customers.

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Liquidity and Capital Resources

Cash Flows

The following table sets forth a summary of our cash flow for the year ended 31 December 2020 and 2021 and for the six months ended June 30, 2021 and 2022.

	2020	2021		30 June 2021	30 June 2022
	RM	RM	USD	RM	RM	USD
Summary Consolidated Cash Flow Data
Net cash generated from operating activities	3,653,872	27,719,812	6,639,476	8,131,350	(641,593)	(145,568)
Net cash generated from investing activities	-	(7,557,679)	(1,810,223)	(6,081,629)	(178,310)	(40,456)
Net cash used in financing activities	(3,237,899)	(17,469,982)	(4,184,427)	(1,039,749)	(589,151)	(133,670)
Net increase in cash and cash equivalents	415,973	2,692,151	644,826	1,009,972	(1,409,054)	(319,694)
Cash and cash equivalents at the beginning of year	14,823	430,796	103,185	677,337	3,122,947	708,553
Cash and cash equivalents at the end of year	430,796	3,122,947	748,011	1,687,309	1,713,893	388,859

Operating activities

Net cash generated from operating activities in 2020 was RM3.65 million, which consists of our profit before tax of RM3.6 million as adjusted for the effects of changes in operating assets and liabilities. The principal items accounting for the changes in operating assets and liabilities were (i) RM54k increase in trade receivables and (ii) RM2k of increase in other payable.

Net cash generated from operating activities in 2021 was RM27.7 million (USD6.6 million), which consists of our profit before tax of RM27 million (USD6.5 million) as adjusted for non-cash items and the effects of changes in operating assets and liabilities. Adjustments for non-cash primarily included impairment allowance on trade receivables at RM1.4 million (USD0.3 million), impairment of goodwill on consolidation at RM0.3 million (USD68k) and bad debt written off at RM0.1 million (USD30k). The principal items accounting for the changes in operating assets and liabilities were (i) RM4.8 million (USD1.15 million) of increase in trade receivables and (ii) RM3 million (USD734k) of increase in deferred revenue.

Net cash used from operating activities for the six months ended June 30, 2022 was RM642,000 (USD146,000), which consists of our profit before tax of RM14.4 million (USD3.3 million) as adjusted for non-cash items and the effects of changes in operating assets and liabilities. Adjustments for non-cash primarily included impairment allowance on trade receivables at RM184,000 (USD42,000) and fair value adjustments on the Group’s investment in financial assets measured at fair value through profit and loss at RM1.7 million (USD386,000). The principal items accounting for the changes in operating assets and liabilities were (i) RM8.6 million (USD1.95 million) of increase in trade and other receivables and (ii) RM5.1 million (USD1.16 million) of increase in trade and other payables.

Investing activities

Net cash used in financing activities in 2021 was RM7.7 million (USD1.8 million), which was attributable to the investment in Treasure Global Inc, DFA Robotics Inc and Zero Carbon Farms.

Net cash used in financing activities for the six months ended June 30, 2022 was RM178,000 (USD40,000), which was attributable to the investment in quoted shares on Bursa Malaysia Stock Exchange.

Financing activities

Net cash used in financing activities in 2020 was RM 3.2 million, which was due to advances to related parties of RM3.2 million.

Net cash used in financing activities in 2021 was RM17.5 million (USD4.2 million), which was due to advances to related parties of RM18.3 million (USD 4.4 million) and proceeds from bank borrowings and preference shares of RM1.5 million (USD 0.36 million).

Net cash used in financing activities for the six months ended June 30, 2022 was RM589,000 (USD134,000), which was due to advances to related parties of RM3.1 million (USD703,000) and proceeds from issuance of new share capital of RM2.6 million (USD590,000).

Prior to this offering, our principal sources of liquidity to finance our operating and investing activities have been net cash provided by operating activities. As of 31 December 2021, we had RM 3.1 million (USD 0.75 million) in cash and cash equivalents, out of which RM3 million (USD 0.73 million) was held in Ringgit Malaysia and the rest was held in other currencies. Our cash and cash equivalents primarily consist of cash on hand, general bank balances and cash at share trading accounts. For the six months ended June 30, 2022, we had RM1.7 million (USD389,000) in cash and cash equivalents, out of which RM1.65 million (USD374,000) was held in Ringgit Malaysia and the rest was held in other currencies. Our cash and cash equivalents primarily consist of cash on hand, general bank balances and cash at share trading accounts.

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SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING - The consolidated financial statements have been prepared in accordance with the historical cost basis, except as disclosed in the accounting policies below, and are drawn up in accordance with the provisions of the International and Singapore Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability which market participants would take into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;
•	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and
•	Level 3 inputs are unobservable inputs for the asset or liability.

ADOPTION OF NEW AND REVISED STANDARDS – At the date of authorization of these financial statements, the management anticipates that the adoption of the above/other FRSs and amendments to FRS in future periods will not have a material impact on the financial statements of the Group in the period of their initial adoption.

NEW AND REVISED IFRS STANDARDS IN ISSUE BUT NOT YET EFFECTIVE - At the date of authorization of these financial statements, the Group and the Company have not adopted the new and revised IFR, IFRS INT and amendments to IFRS that have been issued but are not yet effective to them. The directors do not anticipate that the adoption of these new and revised IFRS(I) pronouncements in future periods will have a material impact on the Group’s and the Company’s financial statements in the period of their initial adoption.

The preparation of these financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where estimates and assumptions are significant to the financial statements are disclosed in Critical, Accounting Judgements and Key Sources of Estimation Uncertainty.

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BASIS OF CONSOLIDATION

(a)	Consolidation

As the Group were under same control of the controlling shareholders and their entire equity interests were also ultimately held by the controlling shareholders immediately prior to the group reorganization, the consolidated statements of profit or loss and other comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows statements are prepared as if the current group structure had been in existence throughout the two-year period ended December 31, 2021, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period. The consolidated balance sheets as at December 31, 2020 and 2021 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned. The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

Subsidiary corporations are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiary corporations are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on that control ceases.

In preparing the consolidated financial statements, transactions, balances and unrealized gains on transactions between group entities are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiary corporations have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests comprise the portion of a subsidiary corporation’s net results of operations and its net assets, which is attributable to the interests that are not owned directly or indirectly by the equity holders of the Company. They are shown separately in the consolidated statement of comprehensive income, statement of changes in equity, and balance sheet. Total comprehensive income is attributed to the non-controlling interests based on their respective interests in a subsidiary, even if this results in the non-controlling interests having a deficit balance.

Acquisition of entities under an internal reorganization scheme does not result in any change in economic substance. Accordingly, the consolidated financial statements of the Company is a continuation of the acquired entities and is accounted for as follows:

i.	The results of entities are presented as if the internal reorganization occurred from the beginning of the earliest period presented in the financial statements;

ii.	The Company will consolidate the assets and liabilities of the acquired entities at the pre-combination carrying amounts. No adjustments are made to reflect fair values, or recognize any new assets or liabilities, at the date of the internal reorganization that would otherwise be done under the acquisition method; and

iii.	No new goodwill is recognized as a result of the internal reorganization. The only goodwill that is recognized is the existing goodwill relating to the combining entities. Any difference between the consideration paid/transferred and the equity acquired is reflected within equity as merger reserve or deficit.

(b)	Acquisitions

The acquisition method of accounting is used to account for business combinations entered into by the Group.

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The consideration transferred for the acquisition of a subsidiary corporation or business comprises the fair value of the assets transferred, the liabilities incurred and the equity interests issued by the Group. The consideration transferred also includes any contingent consideration arrangement and any pre-existing equity interest in the subsidiary measured at their fair values at the acquisition date.

Acquisition-related costs are expensed as incurred.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date.

On an acquisition-by-acquisition basis, the Group recognizes any non-controlling interest in the acquiree at the date of acquisition either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s identifiable net assets.

The excess of (a) the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the (b) fair value of the identifiable net assets acquired is recorded as goodwill. Please refer to the paragraph “Intangible assets – Goodwill” for the subsequent accounting policy on goodwill.

(c)	Disposals

When a change in the Group’s ownership interest in a subsidiary corporation result in a loss of control over the subsidiary corporation, the assets and liabilities of the subsidiary corporation including any goodwill are derecognized. Amounts previously recognized in other comprehensive income in respect of that entity are also reclassified to profit or loss or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognized in profit or loss.

(d)	Transactions with non-controlling interests

Changes in the Group’s ownership interest in a subsidiary corporation that do not result in a loss of control over the subsidiary corporation are accounted for as transactions with equity owners of the Company. Any difference between the change in the carrying amounts of the non-controlling interest and the fair value of the consideration paid or received is recognized within equity attributable to the equity holders of the Company.

CONVENIENCE TRANSLATION

Translations of amounts in the consolidated statement of financial position, consolidated statements of profit or loss and other comprehensive income, and consolidated statement of cash flows from RM into USD as of and for the year ended December 31, 2021 are solely for the convenience of the reader and were calculated at the noon buying rate of USD1 = RM4.175, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate or at any other rate.

FINANCIAL ASSETS

(a)	Classification and measurement

The Group classifies its financial assets at fair value through other comprehensive income, fair value through profit and loss and amortized cost.

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial assets.

Financial assets at fair value through other comprehensive income (“FVTOCI”) are equity securities which are not held for trading but more for strategic investments or debt securities where contractual cash flows are solely principal and interest and the objective of the Group’s business model is achieved both by collecting contractual cash flow and selling financial assets.

On initial recognition, the Group may make an irrevocable election (on an instrument-by-instrument basis) to designate investments in equity instruments as at FVTOCI. Designation at FVTOCI is not permitted if the equity investment is held for trading or if it is contingent consideration recognized by an acquirer in a business combination.

Investments in equity instruments as at FVTOCI are initially measured at fair value plus transaction costs. Subsequently, they are measured at fair value with gains and losses arising from changes in fair value recognized in other comprehensive income (“OCI”) and accumulated in the retained earnings. The cumulative gain or loss will not be reclassified to profit or loss on disposal of the equity investments, and will be transferred to retained earnings.

The Group reclassifies debt instruments when and only when its business model for managing those assets changes.

At subsequent measurement - Debt instrument - Debt instruments mainly comprise of cash and cash equivalents and other receivables (excluding prepayments).

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Debt instruments that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. A gain or loss on a debt instrument that is subsequently measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the asset is derecognized or impaired. Interest income from these financial assets is included in interest income using the effective interest rate method.

(b)	Impairment

The Group recognises a loss allowance for ECL on financial assets which are subject to impairment assessment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument. The Group always recognises lifetime ECL for accounts receivables. The ECL on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate. For all other financial instruments, the Group measures the loss allowance equal to 12-month ECL, unless when there has a significant increase in credit risk since initial recognition, the Group recognises lifetime ECL. The assessment of whether lifetime ECL should be recognised is based on significant increase in the likelihood or risk of a default occurring since initial recognition.

Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Group’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Group’s operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

•	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

•	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;

•	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

•	an actual or expected significant deterioration in the operating results of the debtor;

•	significant increases in credit risk on other financial instruments of the same debtor;

•	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 60 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

(c)	Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on trade date – the date on which the Group commits to purchase or sell the asset.

Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognized in profit or loss.

Financial liabilities and equity instruments

Classification as debt or equity

Debt and equity instruments issued by a Group entity are classified as either financial liabilities or as equity in accordance with substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by a Group are recognized at the proceeds received, net of direct issue costs.

Financial liabilities

Except for derivative financial instruments which are stated at fair value through profit or loss, all other financial liabilities are subsequently measured at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in profit or loss.

Offsetting financial instruments

Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

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PROPERTY AND EQUIPMENT

(a)	Measurement

(i)	Property and equipment

Property and equipment are initially recognized at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses.

(ii)	Components of costs

The cost of an item of property and equipment initially recognized includes its purchase price and any cost that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

(b)	Depreciation

Depreciation on other items of property and equipment is calculated using the straight-line method to allocate their depreciable amounts over their estimated useful lives as followed;

Office renovation	-	10 years

Office equipment	-	5 years

Furniture and fittings	-	5 years

Electrical and fittings	-	10 years

No depreciation is charged on construction in progress.

The residual values, estimated useful lives and depreciation method of property and equipment are reviewed, and adjusted as appropriate, at each balance sheet date. The effects of any revision are recognized in profit or loss when the changes arise.

(c)	Subsequent expenditure

Subsequent expenditure relating to property and equipment that has already been recognized is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognized in profit or loss when incurred.

(d)	Disposal

On disposal of an item of property and equipment, the difference between the disposal proceeds and its carrying amount is recognized in profit or loss within “Other losses - net”.

TRADE AND OTHER RECEIVABLES – A receivable is recognized when the group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognized before the group has an unconditional right to receive consideration, the amount is presented as a contract asset. Trade receivables that do not contain a significant financing component are initially measured at their transaction price. Trade receivables that contain a significant financing component and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortised cost, using the effective interest method and including an allowance for credit losses.

IMPAIRMENT OF NON-FINANCIAL ASSETS - Intangible assets and property and equipment are tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

For the purpose of impairment testing, the recoverable amount (i.e. the higher of the fair value less cost to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash inflows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the Cash Generating Units (“CGU”) to which the asset belongs.

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If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount. The difference between the carrying amount and recoverable amount is recognized as an impairment loss in profit or loss.

An impairment loss for an asset is reversed if, and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of any accumulated amortization or depreciation) had no impairment loss been recognized for the asset in prior years.

A reversal of impairment loss for an asset other than goodwill is recognized in profit or loss.

TRADE AND OTHER PAYABLES - Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

Trade and other payables are initially recognized at fair value, and subsequently carried at amortized cost using the effective interest method.

CONTRACT LIABILITIES - A contract liability is recognized when the customer pays non-refundable consideration before the group recognizes the related revenue. A contract liability would also be recognized if the group has an unconditional right to receive non-refundable consideration before the group recognizes the related revenue. In such cases, a corresponding receivable would also be recognized. Contract liabilities are recognized as revenue when the Group satisfied its performance obligation.

BANK AND OTHER BORROWINGS - Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the balance sheet date, in which case they are presented as non-current liabilities.

(a)	Borrowings - Borrowings are initially recognized at fair value (net of transaction costs) and subsequently carried at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

(b)	Borrowing costs - Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

DEFERRED REVENUE – Deferred revenue refers to advance payment from customer for services that have not yet been rendered. Under the accrual basis of accounting, the Group records this payment as a liability. Once the services have been rendered, the liability is reversed and revenue is recorded instead.

LEASES

When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

•	Right-of-use assets

The Group recognizes a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentive received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right- of-use assets.

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The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

Right-of-use assets are presented within “Property, plant and equipment”.

•	Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the implicit rate in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include the following:

-	Fixed payment (including in-substance fixed payments), less any lease incentives receivables;
-	Variable lease payment that are based on an index or rate, initially measured using the index or rate as at the commencement date;
-	Amount expected to be payable under residual value guarantees;
-	The exercise price of a purchase option if is reasonably certain to exercise the option; and
-	Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

For contracts that contain both lease and non-lease components, the Group allocates the consideration to each lease component on the basis of the relative stand-alone price of the lease and non-lease component. The Group has elected to not separate lease and non-lease component for property leases and account these as one single lease component.

Lease liability is measured at amortized cost using the effective interest method. Lease liability shall be remeasured when:

-	There is a change in future lease payments arising from changes in an index or rate;
-	There is a change in the Group’s assessment of whether it will exercise an extension option; or
-	There is modification in the scope or the consideration of the lease that was not part of the original term.

Lease liability is remeasured with a corresponding adjustment to the right-of-use assets, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

-	Short-term and low-value leases

The Group has elected to not recognized right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value leases. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

-	Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Group shall recognize those lease payments in profit or loss in the periods that triggered those lease payments.

EMPLOYEE BENEFITS - Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

(a)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Central Provident Fund on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

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(b)	Employee leave entitlement

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

PROVISIONS - Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation.  Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

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REVENUE RECOGNITION - Revenue is recognized to depict the transfer of promised services to clients at an amount that reflects the consideration to which an entity expects to be entitled in exchange for those services. Specifically, the Company uses a five-step approach to recognize revenue:

• Step 1: Identify the contract(s) with a client

• Step 2: Identify the performance obligations in the contract

• Step 3: Determine the transaction price

• Step 4: Allocate the transaction price to the performance obligations in the contract

• Step 5: Recognize revenue when (or as) the Company satisfies a performance obligation

The Company recognizes revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the services underlying the particular performance obligations is transferred to clients.

A performance obligation represents a service (or a bundle of services) that is distinct or a series of distinct services that are substantially the same.

Control is transferred overtime and revenue is recognized overtime by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

• the client simultaneously receives and consumes the benefits provided by the Company’s performance as the Company performs;

• the Company’s performance creates or enhances an asset that the client controls as the asset is created or enhanced; or

• the Company’s performance does not create an asset with an alternative use to the Company and the Company has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognized at a point in time when the customer obtains control of the distinct service.

Advance payments received from clients are recognized as contract liabilities as the Group has not yet satisfied its performance obligation. Contract liabilities are recognized as other income when the Group satisfied its performance obligation.

a)	Business Strategy Consultancy

Business strategy consultancy services primarily included listing solutions, investors relations and boardroom strategies consultancy. The revenues generated from business strategy consultancy services are generally based on the fixed fee billing arrangements that require the clients to pay a pre-established fee in exchange for a predetermined set of professional services. The clients agree to pay a fixed fee periodically over the contract terms as specified in the service agreements.

Our contracts from business strategy consultancy are typically less than a year in duration. Revenues are generally recognized over time. When contractual billings represent an amount that corresponds directly with the value provided to the client, revenues are recognized as amount become billable in accordance with the contract terms. Revenues from fixed-priced contracts are generally recognized using costs incurred to date relative to total estimated costs at completion to measure progress toward satisfying the Company performance obligations. Incurred cost represents work performed, which corresponds with, and thereby best depicts, the transfer of control to client.

b)	Technology Consultancy

Technology development, solutions and consultancy included digital development, fintech solution and software solutions.

Technology Development

The contract is typically fixed priced and does not provide any post contract client support or upgrades. The Company designs system based on clients’ specific needs which require the Company to perform services including design/redesign, development, and integration. These services also require significant customization. Upon delivery of the services, client acceptance is generally required. The Company assesses that software development services is considered as one performance obligation. The duration of the development period is usually six months to two years.

The Company’s system development service revenues are generated primarily from contracts with clients across sectors. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from technology development contracts is generally recognized over time. The Company uses an input method based on cost incurred as the Company believes that this method most accurately reflects the Company’s progress toward satisfaction of the performance obligation, which usually takes six months to two years. Under this method, the Company could appropriately measure the fulfilment of a performance obligation. Assumptions, risks, and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables, and deferred revenues at each reporting period.

Solutions and Consultancy

Revenue from solutions and consulting services is primarily comprised of fixed-fee contracts, which require the Company to provide professional solutions and consulting services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 6 to 12 months. The solutions and consulting services contracts typically include a single performance obligation. The revenue from solutions and consulting services is recognized over the contract term.

GOVERNMENT GRANTS AND SUBSIDIES - Grants from the government are recognized as a receivable at their fair value when there is reasonable assurance that the grant will be received and the Group will comply with all the attached conditions.

Government grants receivable are recognized as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government grants relating to expenses are shown separately as other income.

Grants related to assets are presented as deferred income under trade and other payables.

CASH AND CASH EQUIVALENTS - For the purpose of presentation in the consolidated statement of cash flows,

cash and cash equivalents include cash on hand, deposits with financial institutions which are subject to an insignificant risk of change in value.

SHARE CAPITAL - Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

INCOME TAX - Current income tax for current and prior periods is recognized at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a tax authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

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Deferred income tax is recognized for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit or loss at the time of the transaction.

A deferred income tax liability is recognized on temporary differences arising on investments in subsidiaries, associates and joint ventures, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognized to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilized.

Deferred income tax is measured:

(i)	at the tax rates that are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date; and

(ii)	based on the tax consequence that will follow from the manner in which the Group expects, at the balance sheet date, to recover or settle the carrying amounts of its assets and liabilities except for investment properties. Investment property measured at fair value is presumed to be recovered entirely through sale.

Current and deferred income taxes are recognized as income or expense in profit or loss, except to the extent that the tax arises from a business combination or a transaction which is recognized directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

The Group accounts for investment tax credits (for example, productivity and innovation credit) similar to accounting for other tax credits where a deferred tax asset is recognized for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilized.

FOREIGN CURRENCY TRANSACTIONS

(a)	Functional and presentation currency

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The financial statements are presented in Ringgit Malaysia (“RM”), which is the functional currency of the Group and the Company.

The value of foreign currencies including, the US Dollar (“USD”), may fluctuate against the Ringgit Malaysia. Any significant variations of the aforementioned currencies relative to the Ringgit Malaysia may materially affect the Company’s financial condition in terms of reporting in RM. The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	December 31,		June 30,
	2020	2021	2022
RM to USD Year End	4.0225	4.1750	4.4075
RM to USD Average Rate	4.1970	4.1403	4.2867

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(b)	Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the balance sheet date are recognized in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities. However, in the consolidated financial statements, currency translation differences arising from borrowings in foreign currencies and net investment in foreign operations, are recognized in other comprehensive income and accumulated in the currency translation reserve.

When a foreign operation is disposed of or any loan forming part of the net investment of the foreign operation is repaid, a proportionate share of the accumulated currency translation differences is reclassified to profit or loss, as part of the gain or loss on disposal.

Non-monetary items measured at fair values in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

(c)	Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)	assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)	income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)	all resulting currency translation differences are recognized in other comprehensive income and accumulated in the currency translation reserve. These currency translation differences are reclassified to profit or loss on disposal or partial disposal with loss of control of the foreign operation.

Goodwill and fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operations and translated at the closing rates at the reporting date.

RELATED PARTIES

(a)	A person, or a close member of that person’s family, is related to the group if that person:

(i)	has control or joint control over the group;
(ii)	has significant influence over the group; or
(iii)	is a member of the key management personnel of the group or the group’s parent.

(b)	An entity is related to the group if any of the following conditions applies:

(i)	The entity and the group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).
(iii)	Both entities are joint ventures of the same third party.
(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.
(v)	The entity is a post-employment benefit plan for the benefit of employees of either the group or an entity related to the group.
(vi)	The entity is controlled or jointly controlled by a person identified in (a).
(vii)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).
(viii)

The entity, or any member of a group of which it is a part, provides key management personnel services to the group or to the group’s parent. Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

EARNINGS PER SHARE - The Group presents basic and diluted earnings per share data for its ordinary shares. Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted-average number of ordinary shares outstanding during the year, adjusted for own shares held, if any. Diluted earnings per share is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted-average number of ordinary shares outstanding, adjusted for own shares held, if any, for the effects of all dilutive potential ordinary shares.

SEGMENT REPORTING – Operating segments, and the amounts of each segment item reported in the financial statements, are identified from the financial information provided regularly to the group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.

CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the Group’s accounting policies, which are described in Note 2 to the financial statements, management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis.  Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods.

Critical judgements in applying the Group’s accounting policies

There are no critical judgements, apart from those involving estimation (see below) that the management has made in the process of applying the Group’s accounting policy and that has the most significant effect on the amounts recognized in the financial statements.

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Key sources of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are disclosed below:

Impairment of property and equipment

Property, plant and equipment is tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

The recoverable amounts of property, plant and equipment have been determined based on higher of the fair value less costs to sell or value-in use (“VIU”) calculations. If the carrying amounts exceed the recoverable amounts, an impairment is recognized to profit or loss for the differences.

Fair value measurement of unquoted shares

In determining the fair value of the unquoted shares, the Group relies on the net asset values of the investee companies or independent valuation report.

The availability of observable inputs can vary from investment to investment. For certain investments classified under Level 3 of the fair value hierarchy, the valuation could be based on models or inputs that are less observable o unobservable in the market and the determination of the fair values require significant judgement. Those estimated values do not necessarily represent the amounts that may be ultimately realised due to occurrence of future events which could not be reasonably determined as at the balance sheet date.

FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT

a)	Categories of financial instruments

The following table sets forth the financial instruments as at the end of the reporting period:

	2020	2021		30 June 2022
	RM	RM	USD	RM	USD
Financial assets
Loan and receivable (including cash and bank balances)	3,445,586	8,081,637	1,935,721	17,446,485	3,958,363
Finance assets measured at FVTOCI	-	34,221,879	8,196,857	30,022,109	6,811,596
Finance assets measured at amortised cost	-	1,309,134	313,565	3,145,096	713,578

Financial liabilities
Payable at amortised cost	40,828	12,901,473	3,090,173	11,188,199	2,538,446

b)	Financial instruments subject to offsetting, enforceable master netting arrangements and similar agreements

The Group does not have any financial instruments which are subject to enforceable master netting arrangements or similar netting agreements.

c)	Financial risk management policies and objectives

The management of the Group monitors and manages the financial risks relating to the operations of the Group to ensure appropriate measures are implemented in a timely and effective manner. These risks include market risk (including currency risk and interest rate risk), credit risk and liquidity risk.

(ii)	Market risk management

The Group activities are exposed primarily to the financial risks of changes in foreign currency exchange rates and interest rates. Management monitors risks associated with changes in foreign currency exchanges rates and interest rates and will consider appropriate measures should the need arise.

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There has been no significant change to the Group’s exposure to market risk or the manner in which it manages and measures the risk.

(ii)	Foreign currency risk management

The Group also transacts business in foreign currencies other than its functional currencies, as further disclosed below, and is therefore exposed to foreign exchange risk.

The currency exposure of financial assets and financial liabilities denominated in currencies other than the Group’s functional currencies are as follows:

	Assets			Liabilities
	2020	2021	June 30 2022	2020	2021	June 30 2022
	RM	RM	RM	RM	RM	USD
Singapore Dollar	8,016	5,225	48,670	-	-	-
United States Dollar	4,397	1,486,062	4,154,668	-	62,490	22,038

Foreign currency sensitivity

The following table details the sensitivity to a 5% increase and decrease in the related foreign currencies against the functional currency (“RM”) with all the other variables held constant. 5% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the possible change in foreign exchange rates.  The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the period end for a 5% change in foreign currency rates.

	2020	2021	June 30 2022
	RM	RM	RM	USD
Singapore Dollar	401	261	2,434	552
United States Dollar	220	71,179	206,632	46,882

(iii)	Interest rate risk management

The Group is exposed to interest rate risk as the Group has bank loans which are interest bearing. The interest rates and terms of repayment of the loans are disclosed in the Note to the financial statements. The Group currently does not have an interest rate hedging policy.

Interest rate sensitivity analysis

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of the reporting period.  A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates on loans had been 50 basis points higher/lower and all other variables were held constant, the Group’s profit for the year would decrease/increase by approximately RM1,241 (USD282) (2021: RM3,000).

(iv)	Credit risk management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group. At the end of each reporting period, the Group maximum exposure to credit risk which will cause a financial loss to the Group due to failure to discharge an obligation by the counterparties arises from the carrying amount of the respective recognized financial assets as stated in the Statements of Financial Position.

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In order to minimize credit risk, the Group has delegated its finance team to develop and maintain the Group’s credit risk grading to categorize exposures according to their degree of risk of default. The finance team uses publicly available financial information and the Group’s own historical repayment records to rate its major clients and debtors. The Group’s exposure and the credit ratings of its counterparties are continuously monitored, and the aggregate value of transactions concluded is spread amongst approved counterparties.

The Group’s current credit risk grading framework comprises the following categories:

Category	Description	Basis for recognising ECL
Performing	The counterparty has a low risk of default and does not have any past-due amounts	12-month ECL
Doubtful	There has been a significant increase in credit risk since initial recognition	Lifetime ECL- not credit-impaired
In default	There is evidence indicating the asset is credit impaired	Lifetime ECL - credit impaired
Write-off	There is evidence indicating that the debtor is in severe financial difficulty and the Company has no realistic prospect of recovery	Amount is written off

For trade receivables, the Group has applied the simplified approach allowed in the accounting standard to measure the loss allowance at lifetime ECL. The Group determines the ECL on these items by using a provision matrix, estimated based on historical credit loss experience based on the past default experience of the debtor, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. To measure the expected credit losses, trade receivables has been grouped based on shared credit risk characteristics (including high risk, normal risk and low risk type).

As at the end of the reporting period, the allowance for impairment loss in doubtful trade receivables is disclosed in Note to the financial statements. The directors of the Company considered that the ECL for non-credit impaired trade receivables is insignificant as at the end of the reporting period.

(v)	Liquidity risk management

Liquidity risk is the risk that the Group will encounter difficulty in meeting financial obligations due to shortage of funds.

In assessing our liquidity, we monitor and analyse our cash on-hand and our operating expenditure commitments. Our liquidity needs are to meet our working capital requirements and operating expenses obligations. To date, we have financed our operations primarily through cash flows from operations, equity financing, and short-term borrowing from banks and third parties.

As of June 30, 2022, our cash and bank balances amounted to approximately RM1.7 million, our current assets were approximately RM17.8 million, and our current liabilities were approximately RM11.5 million.

To sustain its ability to support the Company's operating activities, the Company may have to consider supplementing its available sources of funds through the following sources:

- cash and bank balances general from operations.

- other available sources of financing from Malaysia banks and other financial institutions; and

- financial support from the Company's related party and shareholders.

Based on the above considerations, management is of the opinion that the Company has sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months from the unaudited condensed consolidated financial statement filing date. However, there is no assurance that management will be successful in their plans. There are several factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for its services, economic conditions, its operating results not continuing to deteriorate and its bank and shareholders being able to provide continued financial support.

The Group maintains sufficient cash and cash equivalent, and internally generated cash flows to finance their activities.

Liquidity risk analyses

Non-derivative financial liabilities

The following table details the remaining contractual maturity for non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows. The adjustment column represents the possible future cash flows attributable to the instrument included in the carrying amount of the financial liability on the statement of financial position.

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	Weighted average effective interest rate	On demand or within 1 year	Within 2 to 5 years	Adjustment	Total
	%	RM	RM	RM	RM
As of June 30, 2022
Non-interest bearing		9,687,303	-	-	9,687,303
Fixed interest rate	5.00	668,608	-	-	668,608
Variable interest rate		99,301	396,987	-	492,288
Total		10,455,212	396,987	-	10,852,199

2021
Non-interest bearing	-	11,690,481	-	-	11,690,481
Fixed interest rate	5.00	698,608	-	(30,000)	668,608
Variable interest rate	3.85	149,397	429,212	(36,225)	542,384
Total		12,538,486	429,212	(66,225)	12,901,473

2020
Non-interest bearing		40,828	-	-	40,828
Total		40,828	-	-	40,828

Non-derivative financial assets

As at the end of the reporting period, the non-derivative financial assets are interest free and repayable on demand.

(vi)	Fair value of financial assets and financial liabilities

The management considers that the carrying amounts of Group’s financial assets and financial liabilities approximate their respective fair values due to the relatively short-term maturity of these financial instruments. The fair values of other classes of financial assets and liabilities are disclosed in the respective notes to financial statements.

(d)	Capital risk management policies and objectives

The management manages its capital to ensure that the Group will be able to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce cost of capital.

The capital structure of the Company consists of equity attributable to owners of the Company, comprising issued capital and retained earnings as disclosed in the notes to financial statements.

Management monitors capital based on debt-to-equity ratio. The debt-to-equity ratio is calculated as total debt divided by total equity. Total debt is calculated as borrowings plus trade and other payables

	2020	2021		June 30 2022
	RM	RM	USD	RM	USD
Total debts	-	1,210,992	290,058	1,164,896	264,299
Total equity	2,523,488	19,905,482	4,767,780	31,878,128	7,232,700

Debt-to-equity %	-	6.25%	6.25%	3.65%	3.65%

The Group is not subject to externally imposed capital requirements for the financial years ended 31 December 2020 and 2021 and for the six months ended June 30, 2022.

The Group’s overall strategy remains unchanged from prior year.

(e)	Concentrations

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of their clients, and generally do not require collateral or other security from them. The Group evaluates their collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of their clients to minimize collection risk on accounts receivable.

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The following table sets forth a summary of single clients who represent 10% or more of the Group’s total revenue:

	2020	2021		June 30 2021	June 30 2022
	RM	RM	USD	RM	RM	USD
Amount of the Group’s revenue:
Customer A	NA*	22,081,000	5,288,862	7,591,237	4,143,238	940,043
Customer B	NA*	9,627,000	2,305,868	400,000	9,550,000	2,166,761
Customer C	3,648,000	NA*	NA*	7,466,220	-	-

The following table sets forth a summary of single clients who represent 10% or more of the Group’s total accounts receivable:

	2020	2021		June 30 2022
	RM	RM	USD	RM	USD
Amount of the Group’s accounts receivable:
Customer A	NA*	2,755,000	659,880	4,143,304	940,058
Customer B				5,178,000	1,174,816

*	Revenue from relevant clients was less than 10% of the Group’s total revenue for the respective year.

**	Account receivable from relevant client was less than 10% of the Group’s total accounts receivable for the respective year.

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;
•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements, and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);
•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);
•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
•	may present only two years of audited financial statements; and
•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Further, under current SEC rules, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter.

 BUSINESS

Our Mission

We believe sustainability, inclusion, and well-informed business strategies are pivotal to the growth and success of a business. It is therefore our mission to maximise our clients’ full potential to succeed by providing them quality and independent advice regardless of their business size.

Our Company

We are a multi-disciplinary consulting group with key advisory practices in the areas of business and technology. Each of our segments and practices is staffed with consultants recognized for their wealth of knowledge and established track records of delivering impact. With our core group of experts experienced in corporate finance, capital markets, legal, and investor relations, we illuminate our clients’ paths to success by helping them foresee impending challenges and identify business opportunities. We leverage our in-depth expertise to assist clients in creating values by providing profitable business ideas, customising bold strategic options, offering sector intelligence, and equipping clients with cost-saving solutions for lasting growth.

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Since our inception in 2013, we have been delivering our services to companies around the world ranging from small-medium enterprises and government-linked agencies to publicly traded conglomerates across a broad array of industries. Our business operates solely in Malaysia, with clients predominantly from Malaysia, and with some engagements clients from China, Singapore and the United States.

We have segregated our services in the following segments:

Business Strategy Segment

Business Strategy Consultancy. We focus on listing solutions, investors relations and boardroom strategies consultancy. We have established a diverse local and international clientele, providing them our services in both local and cross-border listings. Our roles begin from pre-listing diagnosis and planning to the finalization of the entire listing process. To better serve our clients, we extended our services line to include investor relations consultation, where we help our clients effectively handle investors’ expectations and manage communications. Further, we also offer services in attaining effective boardroom strategies for value creation and inclusive growth. Over the years, our consulting services have successfully propelled our clients’ businesses to the next level with strategic options, including mergers and acquisitions, initial public offerings, restructuring and transformation.

Our business strategy consultancy segment performs the following functions:

•	Advise clients on multitrack approaches to capital raising strategies;

•	Evaluate and assess clients’ businesses and perform IPO readiness diagnostic, including health checks on the company’s management, financial and legal structure;

•	Assemble external professionals for IPO process and assist in building a quality management team, robust financial and corporate governance;

•	Assist in fine-tuning of business plan, articulate compelling equity story and advise on strategic options to maximise clients’ business value;

•	Manage due diligence investigations and peer industry analysis;

•	Prepare investment presentations materials for professional teams as well as investors;

•	Liaise with investors for pre-IPO capital raising;

•	Design marketing strategy and promote the company’s business;

•	Assist with cross-border listing in countries including but not limited to, Malaysia, China, Singapore, and the United States.

Our listing arm provides companies with cross-border listing advisory services. The Southeast Asia IPO capital market is growing as there is a growing number of companies seeking to go public on recognized exchanges in foreign jurisdictions. We anticipate tremendous opportunities in this growing market. We assist private companies in their desire to list and trade on public exchanges, including the US NASDAQ. The Jumpstart Our Business Start-ups Act, or JOBS Act, signed in 2012, eases the IPO process for “emerging growth companies” and reduces their regulatory burden by improving the ability of these companies to access capital through private offerings and small public offerings without SEC registration, and by allowing the private companies with a substantial shareholder base to delay becoming a public reporting company.

Investor Relations Services

In 2021, we captured the business opportunity to extend our consultancy services to include an investor relations arm to better serve companies seeking to list and trade on public exchanges. Our highly-skilled IR professionals help companies that are preparing for a successful IPO set up an effective investor relations (IR) team. To date, we are serving more than 40 public-listed Malaysian companies, which represent more than 4% of the total number of Malaysian publicly listed companies.9 For instance, we have been engaged by the Malaysian largest home improvement retailer who consummated the biggest IPO in Malaysia since 2017, and the Malaysian leading dairy producer who consummated the second largest IPO in Malaysia since 2017 to provide IR consultancy services. Our IR team builds strategies and communicates effectively to drive stakeholder and media engagement throughout the IPO roadshow and post-IPO process. We are equally committed to sharpen client’s investment narratives and to deliver it to the right investors through the best channel. Our IR services are categorized as below:

9 As of 2020, there were 936 publicly listed companies in Malaysia (Refer: https://www.statista.com/statistics/1024023/malaysia-number-of-plc-listed-in-bursa-malaysia/)

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•	IPO roadshow phase - we offer clients strategic approach to IR planning from marketing campaigns and compelling investment thesis to shaping company’s value and managing investors’ future expectations.

•	Post-IPO phase - we advise clients on ways to sustain market interest in their companies, attract a pipeline of new investors and manage regulatory and liability risks.

Boardroom Strategy Services

We leverage our multiple practices and our connections with professionals across an array of industries to complement clients’ businesses by offering a holistic approach to achieve sustainable growth with high return on capital. Given the exponentially rising expectations from investors, unprecedented economic disruptions, and fragmentation of traditional markets, we believe more companies need carefully planned strategies to stay ahead of the trend and the competition through restructuring or transformation. We help our clients make the right moves by being involved in boardroom discussions and advising them on strategic options, particularly when it comes to exploring opportunities in offshoring, partnering, merger and acquisitions (“M&A”), deals outsourcing and initial public offerings. For instance, we have recently been engaged to consult on boardroom strategies for one of the largest hospitality groups in Malaysia as well as the pioneer in human resources technology provider in Malaysia.

Technology Consultancy Services & Solutions

Our technology consultancy services and solutions keep our clients ahead of major technology and industry trends, including next-generation digital transformation, software development, blockchain solutions and the industry restructuring brought upon by the convergence of these technologies.

We capitalize the transformative power of technology to push companies through to the next level. With the increasing global significance of data analytics and digital transformation in enhancing existing business models, we have established relationships with technology experts to provide the following services:

•	Digital Development - We evaluate clients’ businesses and offer structured digitalization strategies to ensure their businesses achieve target business objectives. At times, business digitalization journey from vision to execution can be complex. Our experts illuminate the paths for our clients mapping their digitalization journeys in detail using deep domain expertise to define focused and effective strategic responses. We emphasise rich content, focused delivery, and innovative and result-driven strategies as we guide our clients toward a cost-saving path that increases efficiency and distinctive competitive advantage. Our technology experts coupled with our established relationship with data analytic pioneer allow us to deliver efficient and innovative tailored digital solutions to resolve clients’ problems. We strive to provide the best and effective solutions to clients across sectors.

•	Fintech Solution – We offer fintech solutions, insights, and multidimensional approach to advising and collaborating to help companies adapt to the ever-evolving business environment and provide support to organizations. One of our subsidiary companies, Accuventures Sdn Bhd is a dynamic and experienced information technology (IT) and financial technology (fintech) provider founded by a group of international industry professionals with a wealth of knowledge and experience in the fintech and IT industry. With Credilab Sdn Bhd (a fully owned subsidiary of Accuventures), Accuventures is capable of offering its clients the easiest and fastest route to obtain instant cash loan. Credilab is currently operating a licensed money lending business in Malaysia with the approval granted by the Ministry of Housing and Local Governments. Their financial services are designed to address everyday needs of Malaysians in an innovative way by utilising cutting-edge technology to enable easy access hassle-free to money lending services.

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•	Software Solutions – We offer custom software to a wide range of clients, from small to midsize companies that are both private and public-listed companies. Our software solutions team aims to assist clients in identifying upcoming technology trends and opportunities while offering tailored software, designed to meet the specific needs of every client. Our solutions services begin with an analysis of problems followed by the designing, customising, building, integrating, and scaling of software. With our vast network of relationships with software industry experts, we are able to help clients source for the most suitable technology that matches their business needs.

•	Upcoming SaaS – Moving forward, we will offer SaaS management software for our clients in which targets to provide automated management, critical insights and intuitive data security. With our SaaS platform, clients can closely monitor the SaaS subscriptions and stay on top of key usage data across their organizations.

Corporate Structure

We are a holding company incorporated in the British Virgin Islands on April 29, 2020. We operate and control solely through our subsidiary companies the Group which our corporate structure is set forth as below10.

The Company does not believe that the securities it holds in any of its direct or indirect subsidiaries are “investment securities” as defined in Section 3(a)(2) of the Investment Company Act of 1940.

Wholly-owned Subsidiaries

V Capital Kronos Berhad, a Malaysia public company formed on September 1, 2020, is a holding company that manages all our businesses based in Malaysia.

10 Unless otherwise indicated in the chart, the subsidiaries are 100% owned companies.

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V Capital Venture Sdn. Bhd., a Malaysia private company formed on August 19, 2014, provides corporate and business advisory services in corporate finance, corporate structuring and restructuring, listings on recognized stock exchanges and fintech advisory.

V Capital Advisory Sdn. Bhd., a Malaysia private company formed on February 12, 2018, provides corporate and business advisory in relation to corporate listing exercises, corporate restructuring, merger and acquisition and corporate finance. It is also involved in managing international commodities trading.

V Capital Quantum Sdn. Bhd., a Malaysia private company formed on January 18, 2018, provides information technology development and business consultancy services.

Imej Jiwa Communications Sdn. Bhd., a Malaysia private company formed on October 29, 2012, is an investor & public relations consultancy firm. The company provides its clients with personalized, value-added services which covers investor relations & communications, public relations, event management, advertising and outdoor media.

V Capital Robotics Sdn. Bhd., a Malaysia private company formed on October 12, 2021 to buy, sell, import, export, distribute, market, package, and deal in robotic process automation software and hardware to individuals and business organizations.

V Galactech Sdn. Bhd., a Malaysia private company formed on January 12, 2022, provides technology development consultation services.

V Capital Real Estate Sdn. Bhd., a Malaysia private company formed on July 5, 2021, is formed to hold real estate investments in Malaysia or elsewhere and to provide property management for sale and rent

VCIG Limited, a British Virgin Islands business company incorporated on April 29, 2020, provides international commodities trading consultations.

V Capital Consulting Limited, a British Virgin Islands business company incorporated on March 1, 2016, provides corporate and business advisory services in corporate finance, corporate structuring and restructuring, listings on recognized stock exchanges and fintech advisory.

VC Acquisition Limited, a British Virgin Islands business company incorporated on January 4, 2022 to carry on the business as a holding company and is currently not operational.

VC Acquisition II Limited, a British Virgin Islands business company incorporated on January 4, 2022 to carry on the business as a holding company and is currently not operational.

TGI V Sdn. Bhd., a Malaysia private company formed on November 12, 2021 was formed to carry on the business of an management consultancy.

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Majority-owned Subsidiaries

Accuventures Sdn Bhd, a Malaysia private company formed on June 22, 2015 and an 80% indirect subsidiary of the Company, is a holding company that owns 100% of Credilab Sdn. Bhd. Its minority shareholders are Looi Chou Yew (17%); Chang Wai Kwan (1%); Lim May Ling (1%); and Harold Chen Yoong Kin (1%). All minority shareholders are Malaysia citizens.

AB Management and Consultancy Sdn Bhd, a Malaysia private company formed on May 4, 2020 and an 80% owned indirect subsidiary of the Company, it is a holding company. Its minority shareholder is Envision Capital Sdn Bhd (20%).

Elmu Education Group Sdn. Bhd., a Malaysia private company formed on December 3, 2020 and a 56% owned indirect subsidiary of the Company, conducts education related businesses and wholesale of a variety of goods without any particular specialization. Elmu Education is 70% owned by our 80% indirect subsidiary, AB Management and Consultancy Sdn Bhd, whose minority shareholders are listed above. The remaining 30% minority shareholder is Noraini Binti Aripin, a citizen of Malaysia. In 2021, ELMU collaborated with Malaysia Anti-Corruption Academy (MACA) to conduct courses on legal framework, corporate liability, corruption risk management and organizational anti-corruption plan targeted for SMEs and listed companies in Malaysia.

Credilab Sdn. Bhd., a Malaysia private company formed on August 26, 2020 an 80% owned indirect subsidiary of the Company, is operating a licensed money lending business in Malaysia with the approval granted by the Ministry of Housing and Local Governments. Credilab is 100% owned by our 80% owned indirect subsidiary, Accuventures Sdn Bhd, whose minority shareholders are stated above.

Elmu V Sdn. Bhd., a Malaysia private company formed on May 18, 2021 and a 69.2% owned indirect subsidiary of the Company, focuses in establishing, operating and managing training centers, coaching classes, learning centers or agencies and to provide all facilities so required, including conducting classes, seminars, demonstrations, education and training programs, advisory services to promote soft skills, studies, research, lectures, seminars and to appoint consultants, associates and other specialists or agents. Elmu V is 70% owned by our 56% owned indirect subsidiary, Elmu Education Group Sdn. Bhd, whose minority shareholders are stated above and 30% owned by are wholly owned indirect subsidiary V Capital Quantum Sdn. Bhd.

Elmu Higher Education Sdn Bhd, a Malaysia private company formed on May 24, 2021, provides management consultancy activities, education related services and research and development of other social sciences and humanities. In 2022, the company was approved by the Ministry of Higher Education to establish a private higher education institution in Malaysia.

Minority Investments

In order to enhance our consulting relationships with our clients, we make minority investments from time to time in our clients. In order to enhance our consulting relationships with certain clients, we may make minority investments in such clients. We believe these investments enable us to gain greater trust and loyalty from clients because though investment we not only provide consulting advice but financial support which further helps these clients meet their goals. Also, if we invest in a client we obtain greater insight into its operations and the industry it works in, which enhances our abilities in our consultancy and technology businesses. Currently, our only minority investment is in Zero Carbon Farms Ltd.

Zero Carbon Farms Ltd (5%). The investment allows the company to build and operate a much larger farm to meet growing customer demand.

Zero Carbon Farms Ltd is an agricultural technology (AgTech) company that builds and operates controlled environment farms, providing a sustainable solution for growing. Their farms offer innovative, technologically driven approach to growing microgreens with complete and real-time control over the growing environment, ensuring every day is the perfect summer’s day. The farms use about 90% less water and a fraction of the space compared to conventional farming and operate on 100% renewable energy.

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Others

The Company has formed a number of companies that are currently dormant and have not conducted any operations, which include: TGI V Sdn Bhd; V Capital Real Estate Sdn Bhd; V Capital Robotics Sdn Bhd; V Galactech Sdn Bhd; Elmu Higher Education Sdn Bhd; VC Acquisition Ltd; VC Acquisition II Ltd; and VCIG Limited.

Divestments

On September 30, 2022 we disposed of our 3% interest in DFA Robotics for $650,635.47, which represented a $350,635.47 gain on the sale. DFA Robotics represented approximately 2.7% of our total assets (less cash and US government securities) and approximately 13% of V Capital Consulting’s total assets (less cash and US government securities) on a unconsolidated basis.

On January 3, 2023, we disposed of our entire interest in Treasure Global Inc in three separate private transactions for an aggregate of $3,065,218.20, which represented a $1,265,218.20 gain on the sale. Prior to such divestment, we owned 1,702,899 shares of Treasure Global Inc, which is publicly traded on the Nasdaq Capital Market. On December 30, 2022 (the trading day prior to the sale) Treasure Global Inc’s shares had a closing price of $1.71 and represented approximately 51% of our total assets (less cash and US government securities) and approximately 75% of V Capital Kronos Berhad’s total assets (less cash and US government securities) on a unconsolidated basis. Upon the divestment, there is no minority investment (0%) in V Capital Kronos Berhad, and the remaining minority investment (Zero Carbon Farms) represented approximately only 0.256% of our total asset (less cash and US government securities)

We will not make any investment that would result in us being an “investment company” as defined under the Investment Company Act of 1940.

Market Opportunity

The consulting market is expected to observe a CAGR of 4.30% during the forecast period (2021-2026)20 and we believe the global consulting sector is one of the biggest and most mature markets within the professional services industry. Analysis showed that the development of the consultancy industry is directly affected by the developments of the global economy. For instance, blooming economic conditions translates into higher revenues and budgets, which lead to higher spending on consultants, and vice versa.

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US IPO and M&A Deal Numbers and Proceeds

2021 was the most active in the past 21 years for US IPOs in terms of both proceeds raised and number of deals, with 416 IPOs raising close to US$155.7 billion in proceeds. The 2021 US IPOs benefited from strong pricing outcomes with more than 75% of issuers achieving or exceeding their targeted IPO price ranges. While these transactions generated more than 20% returns one month after pricing, performance of these stocks declined considerably through year-end.

The COVID-19 pandemic has served as a catalyst for innovation and consumer behavioural change in the healthcare space, where IPO activity surged in 2021. While biotechnology continues to take the lion’s share of healthcare IPOs, there was also increased interest in other areas of healthcare. Consumers became more comfortable with virtual experiences and demanded better experiences, resulting in an emergence of various tech-enabled healthcare opportunities that fueled the boom.11

The annual volume of M&A deals in the US has fluctuated significantly in recent years. In 2021, there were 24,412 M&A deals in the US, the highest volume registered throughout year 2000 to 2021 considered12, and the value of such number of deals recorded twice as high as in the previous year – the value of M&A Deals in 2020 was US$1,285 billion and it reached US$2,594 billion in 2021. The US has consistently been home to the largest M&A deals globally according to the survey study period from 2006 to Q1 2022.13

In favourable economic conditions, the value of these deals is well over US$1 trillion, and this helps companies come together in a way that makes them more efficient, taking advantage of economies of scale and scope. Some industries are more suitable for combining companies than others such as the technology sector as it particularly due to the rapid shift in digital technology in various business sectors in the past years. The outlook for M&A activity depends on how adaptable companies can be regarding changing economic conditions and new trends.14 Instead of addressing the global market, only the US and Malaysia markets are included due to the competition we would face on a larger scale – that we would be compared to and facing competition from much larger companies with greater global presence.

11 https://assets.ey.com/content/dam/ey-sites/ey-com/en_gl/topics/ipo/ey-2021-global-ipo-trends-report-v2.pdf

12 https://www.statista.com/statistics/914665/number-of-ma-deals-usa/

13 https://www.statista.com/statistics/420990/value-of-merger-and-acquisition-deals-usa/

14 https://www.statista.com/topics/5554/mergers-and-acquisitions-in-the-united-states/#topicHeader__wrapper

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IPO, M&A Private Equity/Venture Capital Deal Numbers and Proceeds in Malaysia

The world spiraled into chaos in 2020, partly due to the disruptions brought to our daily lives by the pandemic that has affected many aspects of society’s normalcy, including both the economy and the capital markets. Although there was greater volatility in the capital markets, nevertheless, the markets managed to quickly regain their footing even when the pandemic continued to rage unabated.

The global IPO markets seemed to buck the trend and had shone with resilience and, unsurprisingly, Malaysia did pick up the pace amidst the pandemic in 2020 and continued to resonate well into 2021. In 2021, there were 18 companies that successfully went public in Malaysia, up from 15 companies in 2020.15 In terms of proceeds raised by IPOs, US $312 million was raised in 2021, a slight decrease from the US $384 million in 2020. The Securities Commission (SC) Malaysia reported that 2020 registered an increase in retail participation on Bursa Malaysia that helped to create a healthy and vibrant marketplace – also marking net buying in the local equity market by retail investors surpassing the net buying by local institutional investors. From the perspective of retail investors, the pandemic seems to steer the ordinary investors’ money-at-hand to the equity market and IPOs emerged as the new trend that piqued their interest.16

Malaysia recorded a total of 384 M&A deals during the year, valued at US$21.1 billion – rocketing 51% and 299% increase in number of deals and transaction value respectively. Telecommunications tops the sector ranking in 2021 with a total deal value of US$ 12.4 billion due to the planned merger deal involving Celcom Axiata and DiGi.com.

Similar to the M&A deals, technology sector remains a key growth theme in PE/VC investments. Malaysia had 36 PE/VC investments in 2021, valued at approximately US $1.1 billion. While its neighbour Singapore recorded the most PE/VC deals in the region with 303 deals in 2021 with US $16.5 billion investment value.17

15 https://www.statista.com/statistics/1023974/malaysia-number-of-regional-ipos/

16 https://www.crowe.com/my/news/revived-ipo-interest-in-malaysia

17 https://www.kroll.com/-/media/assets/pdfs/publications/valuation/transaction-trail-annual-report-2021.pdf

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Business Model and Strategy

We strive to be a market maker, architect and builder of innovation and strategies. We aim to create new markets, design new business models, and deliver business and technology solutions that provide value to our clients. The factors that we believe drive demand for our business offerings include:

●	Financial Markets

Increasingly complex regulations and legislation, greater scrutiny of corporate governance, and more stringent and complex reporting requirements drive the demand for our business offerings. The need to understand and address the impact of regulation and legislation, as well as the increasing costs of doing business, have prompted companies to engage third-party consultants to improve risk assessment and management models.

●	Operational Challenges and Opportunities

While evaluating and re-evaluating strategies and risk management to either dodge or hit curveballs, businesses also need to be agile in capitalizing on opportunities in crisis, competition, new regulations, innovations, emerging businesses and new technologies. Third-party consultants are often engaged to recognize, understand and evaluate challenges and opportunities, and effect change. This business need drives the demand for independent expertise in the development of business acumen. These factors drive the demand for our services.

●	Developing Markets

Companies in the developing world, multinational companies and SMEs can benefit from our experts’ advice on ways to increase access to more opportunities, capital and business markets whilst complying with domestic and international regulations. Restructuring, M&A transactions and conducting due diligence also drive the demand for our services.

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●	Digital Transformation

The advancement of technology coupled with remote working since the outbreak of the pandemic has accelerated companies’ digital transformation and reliance on digital technologies to create new or modify existing business processes, culture, and customer experiences to meet changing business and market requirements. Such transformation is in line with and drives demand for the technology consultancy services we offer. Aside from that, the shift to digital space and technology also supports the surge in the fintech landscape which drives demand in our technology consultancy services.

Our Business Strategy

Our client relationships are built on quality services, our reputation, and the reputation of our consultants. We aim to build stronger recognition by providing diverse complementary services to meet our clients’ needs and offering satisfactory services. The following are key elements of our business strategy:

●	Leveraging Our Practitioners, Businesses, Extensive Geographic Diversification and Relationships

We work hard to maintain and strengthen our core practices and competencies. We believe our recognized expertise, client relationships, reputation, successful track record, and geographic diversity, are the key factors in why our clients engage with us.

●	Delivering Value to Our Clients

Our strategy is to work closely with our clients’ management to understand their business objectives in order to develop and implement solutions that optimise financial performance and enhance productivity. Our business processes for the effective execution of our consultancy services are as follows:

❖	Understand clients’ objectives and prioritise issues: Upon a full comprehension of the business objectives of our clients, we subsequently narrow down and pinpoint the issues to ultimately come up with a list of issues to overcome, with the priority given to the more critical matters.

❖	Proposal and fee structure: Upon identifying the business requirements, we then generate pitch books or business proposals which includes amongst others the brief equity story, business overview, market and financial analysis to present the big picture and also the expected timeline and procedures. Thereafter, we shall propose the terms of our consultancy services engagements and fee structure to be agreed upon.

❖	Execution of our services and delivering results: According to the clients’ business capabilities, requirements and objectives, we leverage our deep expertise to assist clients in creating values by providing profitable ideas, customising bold strategic options, offering sector intelligence, and equipping clients with cost-saving solutions for lasting-growth and in order to meet our clients’ needs and satisfaction.

●	Creating Asset-based Solutions to Drive Superior Results

We strive to deliver prompt solutions that add value to our clients’ businesses. With assets, such as software and business architectures and process methodologies, we are able to quickly implement market-ready solutions for our clients.

●	Attracting and Retaining Highly Qualified Professionals

Our professionals play a pivotal role in delivering our services to clients and generating new businesses. To attract and retain highly qualified professionals, we offer significant compensation opportunities, along with a competitive benefits package and the chance to work on challenging engagements with other highly skilled peers.

With our experienced team of professionals, proven strategies and methodologies, and our strong network, we help organizations anticipate and realise value from opportunities presented by “waves” of business and technology trends.

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●	Capitalizing on Our Strengths in Emerging Areas

We continue to leverage our domain expertise and broad capabilities to help our clients with strategic planning and to identify issues that might arise, to be well-prepared before a crisis.

●	Acquisitions

We are selective when it comes to making strategic and opportunistic acquisitions. We do so in a way that fosters organic growth, expands our geographic presence and complements our segments, practices, services and industry focuses. Our business processes in selecting target companies are as follows:

❖	Targets Sourcing: We actively search for entrepreneurial firms with high growth potential to unlock acquisition opportunities.

❖	Decision Making: We evaluate, examine and engage in due diligence of a prospective portfolio company, including but not limited to product or services viability, market potential and integrity as well as capability of the management. We then communicate closely with the parties involved to arrive at an agreed value for the acquisition.

❖	Develop Business & Provide Value Adding Services: We provide complementary value-added services including access to our consultancy expertise, knowledge, investor relations, boardroom strategy, business connections and even IPO consultancy whenever the targeted company is set to go public.

Revenue Model

Our revenue is driven in part by our ability to offer market-leading service offerings to add value to clients. We derive our revenues substantially from our business and technology consultancy service offerings and solutions that we deliver to our clients. Each contract has different terms based on the scope, deliverables, timing and complexity of the engagement. Depending on the terms of the service engagement contract, our revenues are derived from a few principal types of billing arrangements as explained below:

Business Consultancy

●	Retainer Engagements

In our retainer based engagements, the client is billed according to the predetermined fees and billing period. The retainer fee is determined based on amongst others, the value, complexity and scale of the engagement. Throughout the period of the retainer engagement, we provide clients with holistic business or technology consulting services. It is the client’s expectation in these engagements that the pre-established fee will not be exceeded except in mutually agreed upon circumstances.

●	Performance-based Fees

In performance-based billing arrangements, we agree to a pre-established fee in exchange for a predetermined set of professional services. Generally, the client agrees to pay a fixed fee over the specified services engaged. We set the fees based on our estimates of the complexity, scale, costs and the time it would take to complete the engagements.

●	Success Fees

Similar to performance-based fees, success fees engagements generally tie fees to the attainment of contractually defined objectives or upon the closing of a project. We agree to a pre-established fee in exchange for a predetermined milestone. Success fee revenues may cause variations in our revenues and operating results due to the timing of achieving the criteria. Generally, success fee is either attained in the form of cash or shares in our clients’ companies. The latter opens the door for our clients and us to capitalize on forward looking opportunities, to grow and to thrive together.

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Technology Consultancy

Software is key to business efficiency as the right software solutions make a world of difference in the day-to-day business operations. Our aim is to optimise businesses’ operations with the right, cost-effective software solutions that improve business efficiency and productivity while reducing operating costs and saving time.

●	Consulting Fees

Clients are billed according to a predetermined consulting fee for a period of engagement. The consulting fee is determined based on amongst others the value, complexity, applicable programme, required IT professionals and skills, and the scale of the engagement. Throughout the engagement, we provide clients holistic technology consulting services. The right software solutions add value to business practices, and we achieve that by identifying and understanding the kinds of software most suited to the size, needs, and requirements of the client’s business and industry.

●	Development Fees

In our Technology segment, certain clients are billed based on the proprietary software developed in accordance with the requirements of the clients. We provide bespoke and customized programmes, software, website development tailored to the needs of the clients’ business in facilitating the adoption and integration of technology to boost their business performance.

●	White Label Technology Fees

Our revenue under the technology segment also stems from providing white label technology whereby we purchase ready-made licensed software products and thereafter execute our rebranding and develop white label software that meets our clients’ needs. Apart from that, according to our clients’ requirements, we ~~also~~ provide customization services on the ready-made software.

●	Software as a Service (SaaS)

Moving forward, we have plans to expand our revenue model by adding SaaS via the development of a software licensing and delivery model in which software is licensed on a subscription basis and is centrally hosted.

Competitive Strength

As a firm that provides business and technology consulting services, we are well-positioned for continued growth in a marketplace characterised by an increasing pace of technological change and complex business challenges. We strive to create value for clients by leveraging our network of business connections, industry knowledge and expertise, and insights into emerging technologies. With this comprehensive approach, we are able to propel our clients’ businesses forward by improving different aspects of their businesses starting from day-to-day operations. We also advise clients on how to identify new opportunities, increase revenues in existing markets, and deliver their products and services more effectively and efficiently to ultimately reach their targeted goals. We believe that our approach, together with the following competitive strengths, distinguish us from the competition.

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●	Experienced and Highly Qualified Consultants

We believe the principal reason clients choose a particular consulting firm is the experience of the firm’s professionals. As of 2022, our executive chairman has an accumulated experience of 18 years in a wide array of business operations and consulting services while our consultants have a combined wealth of knowledge and experience in accounting, finance, legal, business management and operations. In addition, our highly credentialed consultants include certified public accountants and qualified legal professionals.

●	Complimentary Service Offerings and Integrated Approach.

The problems faced by organizations often involve broad but interrelated operational and financial issues that require creative solutions drawn from various areas of expertise. We offer a broad array of business, investor relations and technology consulting services. Our integrated approach enables us to provide solutions tailored to specific client needs. For example, in the listing exercises, we deploy a team to review our client’s business and financial performance before suggesting customised strategies based on our team’s analysis. In addition, our range of service offerings reduces our dependence on any one service offering or industry, providing a stimulating work environment for our consultants.

●	Distinctive Culture

We believe we have been successful in attracting and retaining top talent because of our distinctive culture of combining the energy and the flexibility of a high-growth company with the professionalism of major professional services firms. To preserve our distinctive culture, our executive chairman or chief operating officer personally interviewed each candidate prior to making an offer of employment. We believe our performance-based compensation program, which both recognizes individual performance and reinforces teamwork, also contributes to our recruiting and retention success. In our view, these elements come together to create an environment in which talented, self-directed professionals want to build a long-term career.

●	In-depth Industry Expertise

We have developed specialized expertise and have an abundance of experience in the consulting and technology industry. Our industry focus enables our professionals to provide services with a thorough understanding of industry evolution, business issues and adopt applicable technologies or custom business approaches, and ultimately to deliver solutions tailored to each client’s industry.

●	History of Staying Ahead of Industry Trends

To better serve our clients, we have continually reinvented ourselves by taking advantage of shifting managerial and technological trends. We initially started mainly as an Initial Public Offering (IPO) and business consultancy service provider, and have expanded to provide technology consultancy and investor relations management to suit the current market trend. We are continually adapting our service offerings to reflect emerging market trends. We do not anticipate any significant changes in our service offerings in the near future

●	Enduring Relationships with Malaysian Government and the Country’s Leading Corporations

We work with many of Malaysia’s largest and most successful organizations, including the top companies in most of the sectors, as well as the Malaysian government. We serve more than 40 of the country’s publicly listed companies where our directors and senior management are responsible for both winning client engagements and delivering service to clients, ensuring continuity between what we promise our clients and what we deliver. We believe that our commitment to client satisfaction strengthens and extends our relationships.

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Our Growth Strategy

Our goal is to expand our lead by continuing to anticipate our clients’ needs and provide a range of high quality consulting services to meet those needs. We believe our approach to business provides us the fundamental advantage in executing our strategic plans while our affiliates, alliances and portfolio companies provide us with insights into and access to emerging business models, products and technologies, enhancing the ability of our market units and service lines to deliver value to clients.

Amongst the factors that would drive our company’s growth particularly in our Business Consultancy segment is attributed to the economic growth in China and Southeast Asia especially the SMEs and the growth of US and Malaysian capital markets. Even though the pandemic has caused disruption and hardships on businesses, opportunities of growth are opening up.

As for our Technology Consultancy pillar, despite the challenges and the economic downturn following the global health crisis, on the other end of the spectrum, the crisis has accelerated and given new force to pre-existing trends, including, notably, digitization, opening doors for digitalization across all industries.

Generally, the key elements of our growth strategy are as follows:

●	Enhance Our Operational Efficiency

As the expert in operational efficiency, we provide value to our clients as well as our shareholders by maintaining our organization as a cost-effective, technology-enabled company with strong financial discipline.

●	Leverage Our Reputation for High Quality Consulting Services

We believe we can continue to successfully leverage our reputation, experience and client base to obtain new engagements from both existing and new clients.

●	Attract and Retain Highly Qualified Professionals

Our professionals are crucial in delivering quality services to clients and generating new businesses. We are therefore committed to retaining our existing professionals and will continue to actively recruit additional professionals.

●	Expanding the Range of Our Services

We continue to expand our services to meet our clients’ needs for expert services in our business and technology consultancy services. For our technology consultancy arm in particular, we aim to develop proprietary in-house technology solutions and systems. Via our subsidiary in the fintech sector, we look to offer revolutionary and creative solutions to the fintech landscape. By expanding the range of our capabilities to complement our existing service offerings, we also further strengthen our position in the market.

●	Exploring new opportunities in unconventional markets

We have ventured into the unconventional education market of law enforcement education in Malaysia which we are confident will present potential growth.

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●	Strengthening our digital marketing capabilities to drive lead generation and increase revenues

This era of digitalization that we live in is akin to a world without boundaries. Knowing our potential client and getting connected with our targeted clients will be further facilitated by our focus in online digital marketing. Having an effective utilisation of algorithms also helps us to determine the appropriate media and can vastly improve our potential reach and facilitate new client engagement across the globe. We plan to deploy these strategies to market our brand:

➢	Brand Image: Our marketing efforts focus on building the image of our extensive expertise and knowledge of our professionals. We intend to conduct marketing campaigns to increase media visibility and to engage our audience with newsletters and industry insights.

➢	Social Media: We plan to leverage our official website and social media account as well as LinkedIn to kick start our social media campaign which will be targeted towards big corporations and small to medium enterprises around the world.

➢	Online Search Engine Optimization (SEO): SEO plays a pivotal role in our digital marketing campaign as it serves as our supporting strategy, enhancing our online presence campaign. We aim engage SEO expert team to assist in the promotional campaign, to use advertising and keyword tagging strategy to drive traffic to our social media accounts and our website.

Regulation

The following discussion summarizes the most significant laws, rules and regulations that affect our operations in Malaysia.

Property and Facilities

We lease and maintain our offices at located at 1 Scotts Road, #24-10, Shaw Centre, Singapore, 228208 and B03-C-08 & B03-C-10, Menara 3 KL Eco City, No.3, Jalan Bangsar, 59200 Wilayah Persekutuan Kuala Lumpur, Malaysia.

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Employees

As of September 29, 2022, we have a total 43 full time employees. Our employees are based in Malaysia.

Legal Proceedings

We are not currently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Advisory Agreement

The Company has engaged Exchange Listing, LLC (the “Consultant”) as a consultant pursuant to a Capital Market Advisory Agreement dated February 1, 2022, under which the Consultant provides capital market advisory, corporate governance, and organizational meeting services. In exchange for its services, we have agreed to issue the Consultant our ordinary shares in an amount equal to 2% of the number of ordinary shares issued and outstanding and further issue the Consultant ordinary shares immediately after the listing of our ordinary shares on Nasdaq so that the Consultant will own 2% of our outstanding ordinary shares on a fully diluted basis immediately after the closing of this initial public offering. We have also agreed to issue the Consultant a five-year warrant to purchase 300,000 ordinary shares at $4.00 per share. As of January 18, 2023, the Consultant has been issued 688,245 or our ordinary shares.

MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of June 30, 2022.

Name	Age	Position
Victor Hoo	41	Chairman and Chief Executive Officer
Vivian Yong Hui Wun	32	Chief Operating Officer
Enyoo Hoeng Wei	31	Deputy Chief Operating Officer
Ang Zhi Feng	36	Chief Financial Officer
Audrey Liu Ser Wei	30	Chief of Corporate Affairs
Henry Chai Chin Loong	34	Chief Technology Officer
Thow Carlson	29	Chief Legal Officer
Marco Baccanello	59	Director
Jeremy Roberts	48	Director
Karen Liew	36	Executive Director
Vincent Hong	41	Executive Director
Stanley Khoo	45	Executive Director
Alex Chua Siong Kiat	51	Director
Ng Mun Huat	45	Director
Fern Allen Thomas	59	Director

Victor Hoo is our Chairman of the Board and Chief Executive Officer. Mr. Hoo is a seasoned corporate consultant board member and senior management of several private and public listed companies. He has accumulated15 years of experience across Asia, Australia, Europe, UK and the US in diversified industries which encompasses IT, real estate, telecom, aerospace, security, defense, mining, HCM, fintech, blockchain, entertainment, hospitality and education. Under his belt, VCI Global currently manages a portfolio of more than forty (40) publicly listed clients in Malaysia. From 2013 to 2018, Mr. Hoo was the Chief Financial Officer, Chief Investor Relations Officer and Board member of V Capital Consulting Limited. Mr. Hoo graduated with a Bachelor of Arts from the University of Queensland in International Relations and Japanese, a Postgraduate in Law from the University of London, and obtained an Oxford Blockchain Programme Certificate from Said Business School, Oxford University.

Vivian Yong Hui Wun is our Chief Operating Officer. Ms. Yong has worked for the V Capital group since 2017. During her term in V Capital, she was involved in spearheading a few start-ups companies for the clients, spanning from real estate, Fintech, IT, eSports and others. Ms. Yong was also actively involved in leading local and foreign companies in their successful listing on world-renowned stock exchanges, including ASX, Nasdaq and Bursa Malaysia. As our Chief Operating Officer, Ms. Yong is responsible in overseeing the daily operations of the company, including project management, maintaining our client relationships, and liaising with external professional teams to ensure full alignment of business directions with regards to overall organization goals. Ms. Yong graduated with a Bachelor of Accounting and Finance, and a Master of Corporate Finance from the University of Adelaide.

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Enyoo Hoeng Wei is our Deputy Chief Operating Officer. Mr. Enyoo has worked for the V Capital group since 2018. During his term in V Capital, he was actively involved in the company’s business where he focused on IPO advisory, mergers and acquisitions and fund raising. Mr. Enyoo has a speciality in financial statement analysis, forecasts and internal control. Prior to joining V Capital group, Mr. Enyoo served as a Senior Business Consultant with Cheng & Co. from 2013 to 2017. As our Deputy Chief Operating Officer, Mr. Enyoo is responsible for the overall strategy and business development of the organization. Mr. Enyoo graduated with a Diploma in Business Studies in 2010 and an Advanced Diploma in Business Studies in 2012 from Tunku Abdul Rahman College.

Ang Zhi Feng is our Chief Financial Officer and has worked for V Capital group since 2021. Prior to joining the V Capital group, Mr. Ang served as the financial controller/Senior Vice President in Finance for Asia Aviation Capital Limited & Asia Aviation from 2015 to 2020. As our Chief Financial Officer, Mr. Ang is responsible for the overall financial management and compliance affairs of the organization. Mr. Ang graduated with a Bachelor of Accounting from Swinburne University of Technology (Sarawak Campus) in 2007. Mr. Ang has also since in 2009 obtained his CPA in Australia.

Audrey Liu Ser Wei is our Chief of Corporate Affairs. Ms. Liu has worked for the V Capital group since 2017, and has been the personal assistant to the Chairman. As our Chief of Corporate Affairs, Ms. Liu is responsible for the management of human resources and general administrative support of the organization. Ms. Liu graduated with a Bachelor of Business from Help University in 2015.

Henry Chai Chin Loong is our Chief Technology Officer. Mr. Chai has worked for the V Capital group since January 2022. Prior to joining the V Capital group, Mr. Chai worked for Taylorbyte Solutions, a company he founded from 2019 to 2021, which provides custom-made solutions to help SMEs in digitalization process within their business process. From 2018 to 2019, Mr. Chai worked for FINX Capital Banking Sdn Bhd, where he oversaw all technology operations and coordinated project timelines for FINX blockchain, back-end infrastructure and mobile app. From 2015 to 2018, Mr. Chai joined MillApp Sdn Bhd as a Mobile Developer, where he was subsequently promoted to Project Manager. As our Chief Technology Officer, Mr. Chai is responsible for technology development, product testing, operation maintenance, and certain new businesses of our organization. Mr. Chai graduated with a Diploma in Science (Information Systems Engineering) in 2010 and a Bachelor of Information System in 2013 from University Tunku Abdul Rahman (UTAR).

Thow Carlson is our Chief Legal Officer. Mr. Thow has worked for the V Capital group since July 2022. Prior to joining the V Capital group, Mr. Thow practised law as Senior Associate with Zaid Ibrahim & Co. (a member of ZICO Law network) from 2019 to 2022, and as Legal Associate with Martin Cheah & Associates from 2018. As our Chief Legal Officer, Mr. Thow is responsible for setting the overall legal strategy for the organization and its subsidiaries, and for providing legal counsel to senior management and the board of directors. Mr. Thow graduated with a Bachelor of Laws from the University of Northumbria at Newcastle in 2014, a Master of Laws from the University of Malaya in 2016, and a Master of Business Administration from Lancaster University in 2021. Mr. Thow has also obtained a Certificate of Legal Practice from the Legal Profession Qualifying Board of Malaysia in 2016, and he was admitted as an advocate and solicitor of the High Court of Malaya in 2018.

Marco Baccanello is a Director. Mr. Baccanello is an experienced corporate finance executive with expertise in advising companies operating in a broad range of industries, particularly within the technology space, in early to late-stage financings, growth strategy and strategic disposals, restructurings and acquisitions. In addition, he has experience in the preparation of the listing and initial public offering documents for companies on NASDAQ and international exchanges, with an emphasis on funding requirements and regulatory filings. Mr. Baccanello also has developed acquisition and marketing strategies for multiple digital opportunities, focusing on content published to app stores, including rapidly growing digital businesses in the technology and gaming space. From 2016 to present, Mr. Baccanello is a member of the Corporate Development team where he leads and manages business plan developments. Prior to that role, he was the Chief Financial Officer of PlayJam from 2010 to 2016, where he planned, implemented and managed all the finance activities, including business planning, budgeting, forecasting and negotiations. Mr. Baccanello’s experience as a former chartered accountant at PricewaterhouseCoopers and director of a private equity firm, specifically his expertise in managing growth businesses within the services, media and technology industries, make him a qualified director to serve on our Board. Mr. Baccanello earned a Bachelor’s degree in Economics at the University of Southampton.

Jeremy Roberts is a Director. Mr. Roberts is an experienced Corporate Financier with track-record of sourcing, structuring and negotiating and completing complex M&A deals and financings across a broad range of sectors and geographies. From 2013 to present Mr. Roberts has been the founder and director of J and L Roberts Advisors in London, UK., a corporate consultancy firm. At J and L, Mr. Roberts has, among other things, advised family owners, High Net Worth Individuals, corporate and private equity groups on growth strategies and expansion; structuring and raising capital for various business ventures; as well as M&A assignments. From 2013 to 2014 he was the Managing Director and consultant for i76 Sp Zoo in Warsaw, Poland. At i76, he completed Ipopema 76’s first acquisition: Impress Group from Constantia Industries and worked on post-acquisition and separation matters to post-acquisition optimize internal group structure. From 2011 to 2013, Mr. Roberts was a Principal at Corven Corporate Finance in London, UK. From 2002 to 2011, Mr. Roberts was a Director of Lansdowne Capital, an investment banking boutique, where he originated and executed transactions within the broader industrials sector. Between 2000 and 2002, Mr. Roberts was a Vice President in the investment banking division of Credit Suisse in London. Mr. Roberts earned a BSc in Economics and Politics from University of Bath in 1994.

Alex Chua is a Director. Mr. Chua is an experienced corporate finance executive and consultant with substantial international broad-based financial and management experience of over 25 years, with a focus in real estate investment and development, building construction and materials, healthcare and medical assurance sectors. From 2017 to present, Mr. Chua has been the Founder and Director of Lighthouse Business Consulting Pte Ltd, a boutique business consulting firm. Mr. Chua is also currently serving as a Non-Executive Independent Director of New Silkroutes Group Limited, a company listed on the Mainboard of SGX, and Heatec Jietong Holdings Limited, a company listed on the Catalist of SGX. Prior to that in 2019 to 2020, Mr. Chua served as Non-Executive Independent Directors of three other SGX listed companies. From 2015 to 2020, Mr. Chua served as a Board Member, Honorary Treasurer and alternate as Audit and Compliance Sub Committee’s Chairman of National Arthritis Foundation (NAF), Singapore. Mr. Chua also served as the Executive Director and Head of Non-Property Division of Pacific Star Development Limited, a company listed on the Catalist of SGX, from 2016 to 2017. From 2013 to 2015, Mr. Chua was an Executive Director and Chief Financial Officer of a now-delisted, Libra Group Limited. During the period from early 2002 to mid-2013, Mr. Chua advanced his career as an M&A planning advisor and Finance Director/Financial Controller over the years with market leading multinational companies of different industries, including International SOS Pte Ltd, Cemex Corporation, British Sugar Group Limited, Capitaland Limited, Vestas Wind System A/S, based in Beijing, Ho Chi Minh City and Singapore. From 1998 to 2001, Mr. Chua had been based in London, England as a UK Financial Controller with Parkway Holdings Limited (now part of IHH Healthcare Berhad, a company dual-listed on SGX and Bursa), which he was promoted from prior to his role as Group Internal Auditor. Mr. Chua started his career in October 1993 as an Audit Assistant with a local medium sized accounting and business advisory firm. Mr. Chua earned a Diploma of the Imperial College in Management and a Master of Business Administration from Imperial College London Business School. Mr. Chua is currently a Fellow of Chartered Certified Accountant (FCCA, UK), Certified Internal Auditor (CIA, USA), Chartered Accountant of Singapore (CA Singapore), Chartered Valuer and Appraiser (CVA) and a member of the Singapore Institute of Director (SID).

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Ng Mun Huat is a Director. Mr. Ng started his career with UCMS Australia (part of Aegis Group) in Melbourne as a customer service consultant in 2003. He subsequently took up a corporate finance position in Southern Investment Bank Malaysia from 2004 to 2006 where he assisted a wide range of institutions in their Initial Public Offering (IPO) and structured numerous mergers & acquisitions (M&A transactions. From 2006 to 2008 Mr. Ng became a senior investment analyst in Commerce Asset Ventures (now merged with CIMB Private Equity). In that role, Mr. Ng focuses on venture capital where he discovers the high growth potential of emerging businesses and provides them with funding and managerial expertise. Mr. Ng oversaw and groomed businesses involved in oil & gas, retail and also information technologies. From 2009, Mr. Ng decided to begin his entrepreneurial journey by starting a fashion retail brand which he subsequently sold in 2017. From 2017 until present Mr. Ng, founded a human resource company specializing in the hiring of foreign manpower for the local industries. His company has to date successfully placed over 7000 foreign workers in local companies. Steve Ng graduated with a Bachelor of Commerce from Curtin University, Australia majoring in Economics & Finance. He obtained his Masters in Applied Finance from Monash University Australia in 2002.

Fern Allen Thomas is a Director. Ms. Thomas is a result-oriented, commercially minded executive with hands-on experience in management and business leadership and working with C-Suite executives and Boards of Directors. Ms. Thomas has a track record of proven ability to build strong finance organizations of various sizes by developing staffs, processes and systems to align with business needs. Ms. Thomas started off her career with PricewaterhouseCoopers as Transaction Service Director. From 2000 to 2007, Ms. Thomas, was the Vice President (Finance & Development) of the Interpublic Group of Companies, a Fortune 500 holding company managing a portfolio of operating companies in advertising, media, and communication services with total revenues of $6 billion. Ms. Thomas was the Senior Vice President (Finance Director Americas, from 2007 to 2009) and (International CFO, from 2009-2012) of Christie's New York, one of the world's largest auctioneers of fine and decorative art, jewellery, and collectibles. From 2013 to 2016, Ms. Thomas served as the CFO of New York Restoration Project prior to joining Cornerstone Capital, Inc as the CFO from 2016 to 2021. Presently, Ms. Thomas holds the Chief Financial and Administrative Officer position in one of the US largest law firms, GDLSK LLP. Ms. Thomas earned her Bachelor of Finance and Master of Business Administration from Rutgers University. Ms. Thomas has also obtained her CPA in New York State.

Stanley Khoo is an Executive Director. Mr. Khoo founded Imej Jiwa Communications in 2012. Previously, he worked as an investment banker in AmInvestment Bank, Maybank Investment Bank and OSK Investment Bank. Mr. Khoo has undertaken a large number of IPOs and secondary placement, book-running and underwriting assignments during his tenure with the investment banks. Mr. Khoo has a BA (Hons) in Accounting and Financial Management from the University of Sheffield, England. He has worked in Dublin, Ireland as a trainee accountant. He is also a member of the Association of Chartered Certified Accountants (FCCA).

Vincent Hong is an Executive Director. Mr. Hong and has more than 17 years of experience in the fields of telecommunication, fintech, corporate advisory and F&B industries. He started his career in a telecommunication company which serves multiple MNCs and government agencies. Mr. Hong has co-founded a boutique advisory firm and is currently working on advisory jobs for numerous clients from both local and overseas. He had advised on business structures, takeover and mergers and is actively seeking to expand the foothold of the firm by teaming up with firms from overseas to broaden up the offering of services to existing and new clients. Mr. Hong graduated with Higher Diploma Bachelor of Marketing from the University of Curtin, Australia.

Karen Liew is an Executive Director. Since the inception of the Company, Ms. Liew has been holding the position as a Director overseeing the overall company’s business operations, general administrative and human resources matters, liaising with stakeholders in order to drive strategic company growth and is responsible for the overall performance of the business. Besides that, Ms. Liew also manages the development, implementation and execution of strategic marketing plans for the company. Ms. Liew has a diploma in Art and Design.

Code of Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Board Leadership Structure and Risk Oversight

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.

Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board consists of 9 directors, 5 of whom qualify as “independent” under the listing standards of Nasdaq.

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve until their successors have been elected and qualified.

Director Independence

Our Board is composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” applied by Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

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•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our Board has determined that a majority of our directors (Marco Baccanello, Jeremy Roberts, Alex Chua Siong Kiat, Ng Mun Huat and Fern Allen Thomas) are independent directors of the Company. However, our ordinary shares are not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board has not yet adopted procedures by which stockholders may recommend nominees to the Board. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee

We have established an audit committee consisting of Marco Baccanello, Fern Allen Thomas and Jeremy Roberts. Marco Baccanello is the Chairman of the audit committee. In addition, our Board has determined that Marco Baccanello is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual disclosure report;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

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The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the Company intends to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Compensation Committee

We have established a compensation committee of the Board to consist of Alex Chua, Ng Mun Huat and Jeremy Roberts each of whom is an independent director. Each member of our compensation committee is also a non-employee director, as defined under Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code. Alex Chua is the chairman of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•	reviews, approves and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;
•	administers our equity compensation plans;
•	reviews and approves, or makes recommendations to our Board, regarding incentive compensation and equity compensation plans; and
•	establishes and reviews general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee consisting of Jeremy Roberts, Ng Mun Huat and Marco Baccanello. Jeremy Roberts is the Chairman of the nominating and corporate governance committee. The nominating and corporate governance committee’s duties, which are specified in our Nominating and Corporate Governance Audit Committee Charter, include, but are not limited to:

•	identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;
•	evaluating director performance on our Board and applicable committees of our Board and determining whether continued service on our Board is appropriate;
•	evaluating nominations by stockholders of candidates for election to our Board; and
•	corporate governance matters.

Foreign Private Issuer Status

As a foreign private issuer, the Company will be exempt from the rules under the Exchange Act, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company will also be permitted to follow corporate governance practices in accordance with BVI law in lieu of most of the corporate governance rules set forth by Nasdaq, other than the Nasdaq’s requirements that it must (1) have an audit committee that meets the requirements of Exchange Act Rule 10A-3 and (2) provide Nasdaq prompt notification from its chief executive officer of non-compliance with applicable provisions of the corporate governance rules. Notably, the Company will be permitted to follow corporate governance practices in accordance with BVI law in lieu of Nasdaq’s requirements concerning (i) a majority independent board, (ii) the nominating and corporate governance committee, (iii) the compensation committee, and (iii) the three-director minimum for the audit committee. The Company has elected to follow the corporate governance rules of Nasdaq at this time.

Involvement in Certain Legal Proceedings

Except as disclosed below, to our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships

Victor Hoo, our Chairman, and Karen Liew, our Executive Director, are spouses. Other than that, there are no family relationships among our directors or executive officers.

EXECUTIVE COMPENSATION

The following summary compensation table provides information regarding the compensation paid during our fiscal year ended December 31, 2022, to our Chief Executive Officer (principal executive officer). All of our other executives earned less than $100,000 during the fiscal year ended December 31, 2022

Summary Compensation Table

Name and Principal Position	(Salary RM)			Total (RM)
Victor Hoo, Chairman and Chief Executive Officer	RM	1,560,000	[1]	RM	1,560,000

1 Approximately $347,594.

Employment Agreements

The Company has signed the following employment agreements with Victor Hoo, our Chairman and Chief Executive Officer, Karen Liew, our Executive Director, Vincent Hong, our Executive Director and Stanley Khoo, our Executive Director. All of these persons would have met the criteria for” named executive officers” under Item 402 (m)(2) Regulation S-K if the if the annual compensation provided for under their employment agreement had been paid during the Company’s fiscal year 2022. None of the employment agreements described below are effective until the closing date of the initial public offering.

Hoo Employment Agreement. Victor Hoo, our Chairman and Chief Executive Officer and V Capital Kronos Berhad agreed on a Letter of Appointment dated January 1, 2022 (the “Hoo Employment Agreement”), pursuant to which Mr. Hoo was appointed as our Executive Chairman. The Hoo Employment Agreement provides Mr. Hoo with a basic salary of $82,500 per month. Further upon a successful listing of our ordinary shares on Nasdaq, Mr. Hoo will be issued a number of our ordinary shares valued at $500,000 and thereafter will receive a number of shares valued at $500,000 annually. If Mr. Hoo is terminated for any reason he will be entitled to 12 months of salary as severance. Mr. Hoo also receives other benefits such as annual leave, medical leave and other benefits which are normally given to our executives.

Liew Employment Agreement. Karen Liew, an Executive Director of the Company and V Capital Kronos Berhad agreed on a Letter of Appointment dated January 1, 2022 (the “Liew Employment Agreement”), pursuant to which Ms. Liew was appointed as an Executive Director of the Company. The Liew Employment Agreement provides Ms. Liew with a basic salary of $30,000 per month. Further upon a successful listing of our ordinary shares on Nasdaq, Ms. Liew will be issued a number of our ordinary shares valued at $300,000. If Ms. Liew is terminated for any reason she will be entitled to 12 months of salary as severance. Ms. Liew also receives other benefits such as annual leave, medical leave and other benefits which are normally given to our executives.

Hong Employment Agreement. Vincent Hong, an Executive Director of the Company and V Capital Kronos Berhad agreed on a Letter of Appointment dated January 1, 2022 (the “Hong Employment Agreement”), pursuant to which Mr. Hong was appointed as an Executive Director of the Company. The Hong Employment Agreement provides Mr. Hong with an annual basic salary of $300,000., out of which $6,000 will be paid in cash on a monthly basis and $57,000 will be paid with the Company’s ordinary shares on a quarterly basis. If Mr. Hong is terminated for any reason, other than for cause as set forth in the Hong Employment Agreement, then he will be entitled to one month of salary as severance.

Khoo Employment Agreement. Stanley Khoo, an Executive Director of the Company and V Capital Kronos Berhad agreed on a Letter of Appointment dated January 1, 2022 (the “Hong Employment Agreement”), pursuant to which Mr. Khoo was appointed as an Executive Director of the Company. The Khoo Employment Agreement provides Mr. Hong with an annual basic salary of $300,000., out of which $6,000 will be paid in cash on a monthly basis and $57,000 will be paid with the Company’s ordinary shares on a quarterly basis. If Mr. Khoo is terminated for any reason, other than for cause as set forth in the Khoo Employment Agreement, then he will be entitled to one month of salary as severance.

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Board Compensation

Our independent directors have not received any compensation in our fiscal year 2022. Upon the listing of our ordinary shares on Nasdaq, the independent directors will be compensated in accordance to the structures as follow: (i) Marco Baccanello and Jeremy Roberts will receive $5,000 per month in cash and $30,000 worth of our ordinary shares every three months; (ii) Alex Chua and Fern Allen Thomas will receive $4,000 per month in cash and $100,000 worth of our ordinary shares per annum; and (iii) Ng Mun Huat will receive $2,000 per month in cash with no shares compensation.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, as of January 18, 2023 with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC and includes any shares of company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of January 18, 2023. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 35,100,504 of our ordinary shares issued and outstanding on January 18, 2023, and 38,567,815 after the offering assuming an ordinary share offering of $5.00 shares (includes (i) 380,000 shares to be issued to certain of our executives and employees upon the listing of our ordinary shares on Nasdaq and (ii) 87,311 ordinary shares to be issued Exchange Listing, LLC pursuant to their consulting agreement; but excludes 450,000 shares which may be sold upon exercise of the underwriter’s over-allotment option in full).

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to our ordinary shares beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner(1)	Title	Beneficially owned		Percent of Class Before Offering	Percent of Class After Offering
Officers and Directors
Victor Hoo	Chief Executive Officer, Chairman	19,370,719	(2)	55.2%	50.5	%(3)
Vivian Yong Hui Wun	Chief Operating Officer	727,884		2.1%	2.0	%(4)
Enyoo Hoeng Wei	Deputy Chief Operating Officer	522,536		1.5%	1.4	%(5)
Ang Zhi Feng	Chief Financial Officer	—		—	*	(6)
Audrey Liu Ser Wei	Chief of Corporate Affairs	673,338		1.9%	1.8	%(7)
Henry Chai Chin Loong	Chief Technology Officer	—		—	*	(8)
Carlson Thow	Chief Legal Officer	—		—	*	(9)
Marco Baccanello	Director	—		—	—
Jeremy Roberts	Director	—		—	—
Alex Chua Siong Kiat	Director	—		—	—
Ng Mun Huat	Director	—		—	—
Fern Allen Thomas	Director	—		—	—
Karen Liew	Executive Director	5,400,020		15.4%	14.20	%(10)
Vincent Hong	Executive Director	2,000,000		5.8%	5.2%
Stanley Khoo	Executive Director	500,000	(11)	1.5%	1.3%
Officers and Directors as a Group (total of 15 persons)		29,354,497		83.6%	76.4%
5% Stockholders
Victor Hoo	Chief Executive Officer, Chairman	17,730,719		50.48%	50.5%
Karen Liew	Executive Director	5,400,020		15.7%	14.2%
Vincent Hong	Executive Director	2,000,000		5.7%	5.2%
V Invesco Fund (L) Limited(12)		2,000,000		5.7%	5.2%

(1)	Unless otherwise indicated, the principal address of the named directors and directors and 5% stockholders of the Company is B03-C-8 Menara 3A, KL Eco City, No. 3 Jalan Bangsar, 59200 Kuala Lumpur.
(2)	Includes 2,000,000 owned by V Invesco Fund (L) Limited, a company owned and controlled by Victor Hoo.
(3)	Includes 100,000 ordinary shares to be issued to Victor Hoo upon listing of our ordinary shares on Nasdaq pursuant to his employment agreement
(4)	Includes 50,000 ordinary shares to be issued to Vivian Yong Hui Wun upon listing of our ordinary shares on Nasdaq.
(5)	Includes 40,000 ordinary shares to be issued to Enyoo Hoeng Wei upon listing of our ordinary shares on Nasdaq.
(6)	Includes 30,000 ordinary shares to be issued to Ang Zhi Feng upon listing of our ordinary shares on Nasdaq.
(7)	Includes 40,000 ordinary shares to be issued to Audrey Liu Ser Wei upon listing of our ordinary shares on Nasdaq.
(8)	Includes 20,000 ordinary shares to be issued to Henry Chai Chin Loong upon listing of our ordinary shares on Nasdaq.
(9)	Includes 2,000 ordinary shares to be issued to Carlson Thow upon listing of our ordinary shares on Nasdaq.
(10)	Includes 60,000 ordinary shares issued to Ms. Liew upon listing of our ordinary shares on Nasdaq pursuant to her employment agreement
(11)	Includes 100,000 ordinary shares owned by Acton Burnell Sdn Bhd, a company owned and controlled by Stanley Khoo.
(12)	Owned and controlled by Victor Hoo, our Chairman and Chief Executive Officer.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Some of the group’s transactions and arrangements are with related parties and the effect of these on the basis determined between the parties is reflected in these financial statements. The balances are unsecured, interest-free and repayable on demand unless otherwise stated.

•	Victor Hoo our Chairman, and Karen Liew, our Executive Director, are spouses.

•	In fiscal year 2020, the Company has advanced a total of RM3,014,790 (USD 722,105) to the Chairman, Victor Hoo, on interest-free basis which the total loan had been fully repaid in 2021.

•	In fiscal year 2021, V Capital Sdn Bhd has provided technology consultancy services to the Company that amounting to RM2,000,000 (USD 479,042).

•

In fiscal year 2021, the Company has been receiving advances from V Capital Sdn Bhd and Chairman, Victor Hoo, amounting to RM5,834,990 (USD 1,397,603) and RM1,428,088 (USD 342,057), respectively, to finance the Company’s activities. The amounts due to V Capital Sdn Bhd and Victor Hoo are unsecured, do not bear interest and repayable on December 31, 2023.

•	In fiscal year 2021, the Company has acquired technology consultancy services from V Capital Sdn Bhd for RM4,227,465 (USD 1,012,567).

•	In fiscal year 2021, Victor Hoo our Chairman, has been appointed as the Chairman and Managing Director of Treasure Global Inc.

•	In fiscal year 2021, the Company wholly owned subsidiary, V Capital Consulting Limited has received an amount of USD 2,305,140 from Treasure Global Inc as its consultation fee.

•	In fiscal year 2021, the Company wholly owned subsidiary, V Capital Kronos Berhad has subscribed 1,702,899 Treasure Global Inc’s shares with a total amount of USD 1,550,000.00

●	For the six months ended June 30, 2022, the Company has repaid Victor Hoo a total amount of RM1.4 million (USD318,000).

●	For the six months ended June 30, 2022, V Capital Consulting Limited has provided business consultancy services to Treasure Global Inc. and billed Treasure Global Inc a total of RM4.1 million (USD930,000).

●	For the six months ended June 30, 2022, V Capital Consulting Limited has provided business consultancy services to V Invesco Sdn Bhd and billed a total of RM1.3 million (USD295,000).

DESCRIPTION OF SECURITIES

We are a British Virgin Islands company limited by shares and our affairs are governed by our memorandum and articles of association and the BVI Act (each as amended, amended and restated or modified from time to time).

In respect of all of our ordinary shares we have power insofar as is permitted by law to redeem or purchase any of our shares and to increase or reduce the number of shares we are authorized to issue subject to the provisions of the BVI Act, and post-offering amended and restated memorandum and articles of association and to issue any of our shares, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions, subject to the provisions of our post-offering amended and restated memorandum and articles of association from time to time in force.

The Company is authorized to issue an unlimited number of ordinary shares of no par value each. As of January 18, 2023, there were 35,100,504 ordinary shares issued and outstanding.

All options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the vesting and exercising conditions are met. The following are summaries of material provisions of our post-offering amended and restated memorandum and articles of association and the BVI Act insofar as they relate to the material terms of our ordinary shares that we expect will become effective upon the closing of this offering.

Ordinary Shares

General. Upon the completion of this offering we will be authorized to issue an unlimited amount of ordinary shares, with no par value. Holders of ordinary shares will have the same rights. All of our outstanding ordinary shares are fully paid and non-assessable. To the extent they are issued, certificates representing the ordinary shares are issued in registered form.

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Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering amended and restated articles of association provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine subject to their being satisfied that the Company will meet the statutory solvency test immediately after the dividend. Holders of ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote for each ordinary share registered in his or her name on our register of members. Holders of ordinary shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder.

A quorum required for a meeting of shareholders consists of two or more shareholders who hold at least one-half of all voting power of our shares in issue at the date of the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings may be held annually.

Transfer of Ordinary Shares. Under the BVI Act the transfer of a registered share which is not listed on a recognized exchange is by a written instrument of transfer signed by the transferor and containing the name of the transferee. However, the instrument must also be signed by the transferee if registration would impose a liability on the transferee to the Company. The instrument of transfer must be sent to the Company for registration. Subject to the Company’s post-offering amended and restated memorandum and articles of association the Company shall on receipt of an instrument of transfer enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay registration of the transfer for reasons that should be specified in a resolution of directors. The transfer of a registered share is effective when the name of the transferee is entered in the register of members. The entry of the name of a person in the Company’s register of members is prima facie evidence that legal title in the share vests in that person.

The procedure is different for the transfer of shares that are listed on a recognized exchange. Such shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Company’s amended and restated memorandum and articles of association.

The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On a liquidation, on winding up or other return of assets of the Company to shareholders (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. Any distribution of assets of the Company to holders of an ordinary share will be the same in any liquidation event (howsoever described).

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

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Redemption of Ordinary Shares. The BVI Act and our post offering amended and restated articles of association permit us to purchase our own shares with the prior written consent of the relevant shareholders, a resolution of directors and in accordance with applicable law.

Variation of Rights of Shares. All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of a resolution passed by a simple majority of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records.

A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the post offering amended and restated memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Issuance of Additional Shares. Our post-offering amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine.

Register of Members

Under the BVI Act we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, a statement of the number and class of shares held by each member;
●	the date on which the name of any person was entered on the register as a member; and
●	the date on which any person ceased to be a member.

Under the BVI Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the BVI Act to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, we will perform the procedure necessary to update the register of members to record and give effect to the issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the High Court of the British Virgin Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

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Differences in Corporate Law

The BVI Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the BVI Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. Under the BVI Act two or more companies, each a “constituent company”, may merge or consolidate. A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

The BVI Act provides that any member of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position under the BVI Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom the Company did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

A member to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and

(c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)	the Company and the dissenter shall each designate an appraiser;

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(b)	the two designated appraisers together shall designate an appraiser;

(c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and

(d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Shareholders’ Suits.

Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the memorandum and articles of association or in the BVI Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.

The traditional English basis for members’ remedies have also been incorporated into the BVI Act: where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the BVI High Court for an order on such conduct.

Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(a)	a merger;

(b)	a consolidation;

(c)	any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition; or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(d)	a redemption of 10 per cent, or fewer, of the issued shares of the company required by the holders of 90 percent, or more, of the shares of the company pursuant to the terms of the BVI Act; and

(e)	an arrangement, if permitted by the BVI High Court.

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Generally any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

The BVI Act provides that if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum and articles of association of the company, the BVI High Court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum and articles of association.

Indemnification of Directors and Executive Officers and Limitation of Liability. BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our post-offering amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act.

In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

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Shareholder Action by Written Consent.  Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Although British Virgin Islands law may permit shareholder actions by written consent, our post-offering amended and restated articles of association provide that shareholders may not approve corporate matters by way of a written resolution.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling shareholder meetings where such request is not made by shareholders entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested.

British Virgin Islands law and our amended and restated articles of association provide that shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be converted may request that the directors shall requisition a shareholder’s meeting. As a British Virgin Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated memorandum and articles of association, directors may be removed with or without cause, by a resolution of our shareholders, or with cause by a resolution of the directors.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

British Virgin Islands law has no comparable statute. As a result, we are not afforded the same statutory protections in the British Virgin Islands as we would be offered by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders. See also “Shareholders’ Suits” above. We have adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of the Company.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

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Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or a insolvent liquidation under the Insolvency Act. Where a company has been struck off the Register of Companies under the BVI Act continuously for a period of 7 years it is dissolved with effect from the last day of that period.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the BVI Act governs the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Subject to the amended and restated memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of members but if the directors have commenced liquidation by a resolution of directors the members must approve the liquidation plan by a resolution of members save in limited circumstances.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

We expect that in the event of a voluntary liquidation of the Company, after payment of the liquidation costs and any sums then due to creditors, the liquidator would distribute our remaining assets on a pari passu basis.

Liquidation under the Insolvency Act

The Insolvency Act governs an insolvent liquidation. Pursuant to the Insolvency Act, a company is insolvent if (a) it fails to comply with the requirements of a statutory demand that has not be set aside pursuant to the Insolvency Act, execution or other process issued on a judgement, decree or order of court in favor of a creditor of the company is returned wholly or partly unsatisfied or either the value of the company’s liabilities exceeds its assets or the company is unable to pay its debts as they fall due. The liquidator must be either the Official Receiver in BVI or a BVI licensed insolvency practitioner. An individual resident outside the BVI may be appointed to act as liquidator jointly with a BVI licensed insolvency practitioner or the Official Receiver. The members of the company may appoint an insolvency practitioner as liquidator of the company or the court may appoint an Official Receiver or an eligible insolvency practitioner. The application to the court can be made by one or more of the following: (a) the company (b) a creditor (c) a member (d), the supervisor of a creditors’ arrangement in respect of the company, the Financial Services Commission and the Attorney General in the BVI.

The court may appoint a liquidator if:

(a)	the company is insolvent;

(b)	the court is of the opinion that it is just and equitable that a liquidator should be appointed; or

(c)	the court is of the opinion that it is in the public interest for a liquidator to be appointed.

An application under (a) above by a member may only be made with leave of the court, which shall not be granted unless the court is satisfied that there is prima facie case that the company is insolvent. An application under (c) above may only be made by the Financial Services Commission or the Attorney General and they may only make an application under (c) above if the company concerned is, or at any time has been, a regulated person (i.e. a person that holds a prescribed financial services license) or the company is carrying on, or at any time has carried on, unlicensed financial services business.

Order of Preferential Payments upon Liquidation

Upon the insolvent liquidation of a company, the assets of a company shall be applied in accordance with the following priorities: (a) in paying, in priority to all other claims, the costs and expenses properly incurred in the liquidation in accordance with the prescribed priority; (b) after payment of the costs and expenses of the liquidation, in paying the preferential claims admitted by the liquidator (wages and salary, amounts to the BVI Social Security Board, pension contributions, government taxes) - preferential claims rank equally between themselves and, if the assets of the company are insufficient to meet the claims in full, they shall be paid ratably; (c) after the payment of preferential claims, in paying all other claims admitted by the liquidator, including those of non-secured creditors - the claims of non-secured creditors of the Company shall rank equally among themselves and if the assets of the company are insufficient to meet the claims in full, such non-secured creditors shall be paid ratably; (d) after paying all admitted claims, paying any interest payable under the BVI Insolvency Act; and finally (e) any surplus assets remaining after payment of the costs, expenses and claims above shall be distributed to the members in accordance with their rights and interests in the Company. Part VIII of the Insolvency Act provides for various applications which may be made by a liquidator to set aside transactions which have unfairly diminished the assets which are available to creditors.

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The appointment of a liquidator over the assets of a company does not affect the right of a secured creditor to take possession of and realize or otherwise deal with assets of the company over which that creditor has a security interest. Accordingly, a secured creditor may enforce its security directly without recourse to the liquidator, in priority to the order of payments described above. However, so far as the assets of a company in liquidation available for payment of the claims of unsecured creditors are insufficient to pay the costs and expenses of the liquidation and the preferential creditors, those costs, expenses and claims have priority over the claims of charges in respect of assets that are subject to a floating charge created by a company and shall be paid accordingly out of those assets.

Voidable Transactions

In the event of the insolvency of a company, there are four types of voidable transaction provided for in the Insolvency Act:

(a)	Unfair Preferences: Under section 245 of the Insolvency Act a transaction entered into by a company, if it is entered into within the hardening period at a time when the company is insolvent, or it causes the company to become insolvent (an “insolvency transaction”), and which has the effect of putting the creditor into a position which, in the event of the company going into insolvent liquidation, will be better than the position it would have been in if the transaction had not been entered into, will be deemed an unfair preference. A transaction is not an unfair preference if the transaction took place in the ordinary course of business. It should be noted that this provision applies regardless of whether the payment or transfer is made for value or at an undervalue.

(b)	Undervalue Transactions: Under section 246 of the Insolvency Act the making of a gift or the entering into of a transaction on terms that the company is to receive no consideration, or where the value of the consideration for the transaction, in money or money’s worth, is significantly less than the value, in money or money’s worth, of the consideration provided by the company will (if it is an insolvency transaction entered into within the hardening period) be deemed an undervalue transaction. A company does not enter into a transaction at an undervalue if it is entered into in good faith and for the purposes of its business and, at the time the transaction was entered into, there were reasonable grounds for believing the transaction would benefit the company.

(c)	Voidable Floating Charges: Under section 247 of the Insolvency Act a floating charge created by a company is voidable if it is an insolvency transaction created within the hardening period. A floating charge is not voidable to the extent that it secures: (i) money advanced or paid to the company, or at its direction, at the same time as, or after, the creation of the charge; (ii) the amount of any liability of the company discharged or reduced at the same time as, or after, the creation of the charge; (iii) the value of assets sold or supplied, or services supplied, to the company at the same time as, or after, the creation of the charge; and (iv) the interest, if any, payable on the amount referred to in (i) to (iii) pursuant to any agreement under which the money was advanced or paid, the liability was discharged or reduced, the assets were sold or supplied or the services were supplied.

(d)	Extortionate Credit Transactions: Under section 248 of the Insolvency Act an insolvency transaction entered into by a company for, or involving the provision of, credit to the company, may be regarded as an extortionate credit transaction if, having regard to the risk accepted by the person providing the credit, the terms of the transaction are or were such to require grossly exorbitant payments to be made in respect of the provision of the credit, or the transaction otherwise grossly contravenes ordinary principles of fair trading and such transaction takes place within the hardening period.

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The “hardening period” (known in the Insolvency Act as the “vulnerability period”) in respect of each voidable transaction provision set out above is as follows:

(a)	for the purposes of sections 245, 246 and 247 of the Insolvency Act the period differs depending on whether the person(s) that the transaction is entered into with, or the preference is given to, are “connected persons” of the company within the meaning of the Insolvency Act:

(i)	in the case of “connected persons” the “hardening period” is the period beginning two years prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company; and

(ii)	in the case of any other person, the “hardening period” is the period beginning six months prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company; and

(b)	for the purposes of section 248 of the Insolvency Act the “hardening period” is the period beginning five years prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company regardless of whether the person(s) that the transaction is entered into with is a connected person.

The onset of insolvency for these purposes is the date on which an application for the appointment of a liquidator was filed (if the liquidator was appointed by the court) or the date of the appointment of the liquidator (where the liquidator was appointed by the members).

A conveyance made by a person with intent to defraud creditors is voidable at the instance of the person thereby prejudiced. There is no requirement that the relevant transaction was entered into at a time when one party was insolvent or became insolvent as a result of the transaction, and there is no requirement that the transferring party subsequently went into liquidation. However, no conveyance entered into for valuable consideration and in good faith to a person who did not have notice of the intention to defraud may be impugned.

The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the BVI Act and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a resolution of our shareholders.

Variation of Rights of Shares.  Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under British Virgin Islands law and our post-offering amended and restated articles of association, all or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our post-offering amended and restated memorandum and articles of association may be amended with a resolution of our shareholders or, with certain exception by resolutions of directors.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 39,017,815 ordinary shares outstanding, assuming the maximum number of ordinary shares are issued and sold in this offering. All of the ordinary shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market prices of our ordinary shares. Prior to this offering, there has been no public market for our ordinary shares. We are applying to list our ordinary shares on the Nasdaq Capital Market, but we cannot assure you that our application will be approved or a regular trading market will develop. We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are so listed.

Lock-up Agreements

We will not, without the prior written consent of the underwriter, from the date of execution of the underwriting agreement and continuing for a period of 12 months from the date on which the trading of our ordinary shares commences (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, change the terms of (including to re-price) or grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, our ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise. We will agree not to accelerate the vesting of any option or warrant or allow the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

Our officers, directors and holders of 5% or greater of our ordinary shares have agreed to be locked up for a period of twelve months from the date on which the trading of our ordinary shares commences. Holders of 1-4.99% of our ordinary have agreed to be locked up for a period of six months from the date on which the trading of our ordinary shares commences provided that if the aggregate of such holders shares were to equal or exceed 20% of our issued and outstanding shares on a fully diluted basis prior to the completing of this offering, then their lock up period shall be for twelve months from the date of trading of our ordinary shares commences. Holders of less than 1% of our ordinary shares are not subject to any lock up provided that if the aggregate of such holders shares were to equal or exceed 5% of our issued and outstanding shares on a fully diluted basis prior to the completing of this offering, then their lock up period shall be for six months from the date of trading of our ordinary shares commences. During the lock-up period, without the prior written consent of the underwriter, they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, owned either of record or beneficially by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

Rule 144

All of our ordinary shares that will be outstanding upon the completion of this offering, other than those shares sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•	1% of the then outstanding ordinary shares; or
•	the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

CERTAIN MATERIAL TAX CONSIDERATIONS

The following discussion of British Virgin Islands, and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of British Virgin Islands tax law, it represents the opinion of Carey Olsen (BVI) L.P. our British Virgin Islands counsel, as of the date of this prospectus.

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British Virgin Islands Taxation

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI. This assumes that the Company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

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If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or
•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

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We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our combined and consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;
•	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and
•	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply. The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations). If the ordinary shares are regularly traded on a qualified stock exchange or other market, and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

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Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

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UNDERWRITING

In connection with this offering, we expect to enter an underwriting agreement with Boustead Securities, LLC, as the underwriter named in this prospectus, with respect to the ordinary shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the underwriter will agree to purchase from us on a firm commitment basis the respective number of ordinary shares at the public price less the underwriting discount set forth on the cover page of this prospectus, and the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, at the public offering price per share less the underwriting discount set forth on the cover page of this prospectus, the number of shares of ordinary listed next to its name in the following table:

Underwriter	Number of Ordinary Shares
Boustead Securities, LLC

Total

The ordinary shares sold by the underwriter to the public will initially be offered at the initial public offering price range set forth on the cover page of this prospectus. Any ordinary shares sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price not to exceed $ per share. If all of the shares are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. The underwriter has advised us that it does not intend to make sales to discretionary accounts.

If the underwriter sells more ordinary shares than the total number set forth in the table above, we have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to 450,000 additional ordinary shares at the public offering price less the underwriting discount, constituting 15% of the total number of ordinary shares to be offered in this offering (excluding shares subject to this option). The underwriter may exercise this option solely for the purpose of covering over-allotments in connection with this offering. This offering is being conducted on a firm commitment basis.  Any ordinary shares stock issued or sold under the option will be issued and sold on the same terms and conditions as the other ordinary shares that are the subject of this offering.

In connection with the offering, the underwriter may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

●	Short sales involve secondary market sales by an underwriter of a greater number of shares than they are required to purchase in the offering.

●	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the over-allotment option.

●	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the over-allotment option.

●	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, an underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, an underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

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●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the ordinary shares. They may also cause the price of the ordinary shares stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriter by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the underwriter), based on the assumed initial public offering price of $ per share, which is the midpoint of the price range set forth on the cover page of this prospectus:

	Per Share	Total Without Over- Allotment Option	Total With Entire Over- Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (7%)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay a non-accountable expense allowance to the underwriter equal to 1% of the gross proceeds received at the closing of the offering.

We have agreed to pay the underwriter the reasonable out-of-pocket expenses incurred by the underwriter in connection with this offering up to $208,000. The underwriter’s reimbursable out-of-pocket expenses include but are not limited to: (i) reasonable fees of underwriter’s legal counsel up to $100,000, (ii) due diligence and other expenses incurred prior to completion of this offering up to $50,000, (iii) road show, travel, platform on-boarding fees, and other reasonable out-of-pocket accountable expenses up to $50,000, and (iv) $8,000 for background check on our officers, directors and major shareholders and due diligence expenses. As of the date of this prospectus, we have paid the underwriter advances of $_  for its anticipated out-of-pocket costs. Such advance payments will be returned to us to the extent such out-of-pocket expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Underwriter’s Warrants

We have agreed to issue warrants to the underwriter to purchase a number of ordinary shares stock equal to 7% of the total number of shares sold in this offering at an exercise price equal to the public offering price of the shares sold in this offering. The underwriter’s warrants will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the commencement date of sales in this offering. The underwriter’s warrants are not exercisable or convertible for more than five years from the commencement date of sales in this offering. The underwriter’s warrants also provide for customary anti-dilution provisions and immediate “piggyback” registration rights with respect to the registration of the ordinary shares stock underlying the warrants. We have registered the underwriter’s warrants and the shares underlying the underwriter’s warrants in this offering.

The underwriter’s warrants and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the underwriter’s warrant nor any of our ordinary shares issued upon exercise of the underwriter’s warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement date of sales in this offering, subject to certain exceptions. The underwriter’s warrant to be received by the underwriter and related persons in connection with this offering: (i) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1); and (ii) fully comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2).

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Determination of Offering Price

In determining the initial public offering price, we and the underwriter have considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future revenue and earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the underwriter and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriter can assure investors that an active trading market will develop for our ordinary shares, or that the shares will trade in the public market at or above the initial public offering price.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriter may be required to make for these liabilities.

Right of First Refusal

We have agreed to provide the underwriter the right of first refusal for two (2) years following the consummation of this offering or the termination or expiration of the engagement with the underwriter to act as financial advisor or to act as joint financial advisor on or at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or our assets.  In the event that we engage the underwriter to provide such services, the underwriter will be compensated consistent with our engagement agreement with the underwriter, unless we mutually agree otherwise.

Tail Rights

Following the termination or expiration of our engagement agreement with the underwriter, the underwriter shall be entitled to success fees in accordance with our engagement agreement if the Company completes a transaction with a party who became aware of the Company or who became known to the Company prior to such termination or expiration of the engagement agreement.

Company Lock-Up

We will not, without the prior written consent of the underwriter, from the date of execution of the underwriting agreement and continuing for a period of 12 months from the date on which the trading of our ordinary shares commences (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, change the terms of (including to re-price) or grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, our ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise. We will agree not to accelerate the vesting of any option or warrant or allow the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

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Our officers, directors and holders of 5% or greater of our ordinary shares have agreed to be locked up for a period of twelve months from the date on which the trading of our ordinary shares commences. Holders of 1-4.99% of our ordinary have agreed to be locked up for a period of six months from the date on which the trading of our ordinary shares commences provided that if the aggregate of such holders shares were to equal or exceed 20% of our issued and outstanding shares on a fully diluted basis prior to the completing of this offering, then their lock up period shall be for twelve months from the date of trading of our ordinary shares commences. Holders of less than 1% of our ordinary shares are not subject to any lock up provided that if the aggregate of such holders shares were to equal or exceed 5% of our issued and outstanding shares on a fully diluted basis prior to the completing of this offering, then their lock up period shall be for six months from the date of trading of our ordinary shares commences. During the lock-up period, without the prior written consent of the underwriter, they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, owned either of record or beneficially by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

Electronic Offer, Sale and Distribution of Shares of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter. In addition, ordinary shares may be sold by the underwriter to securities dealers who resell ordinary shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares , or the possession, circulation or distribution of this prospectus or any other material relating to us or the ordinary shares , where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the ordinary shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriter discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee, and the stock exchange application and listing fee, all amounts are estimates.

SEC Registration Fee	$2,034.01
FINRA Fee	3,268.63
Nasdaq Application and Listing fee	50,000.00
Printing and Engraving Expenses	15,000.00
Legal Fees and Expenses	225,000.00
Accounting Fees and Expenses	250,000.00
Miscellaneous	4,697.36
Total	$550,000.00

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands, and our officers and directors are residents outside the United States. Moreover, a majority of our consolidated assets are located outside the United States. Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through our agent designated for that purpose. Nevertheless, substantially all of the consolidated assets owned by us are located outside the United States and any judgment obtained in the United States against us may not be enforceable outside the United States. There is no treaty between the United States and the British Virgin Islands providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in the British Virgin Islands. There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in the British Virgin Islands. In making a determination as to enforceability of a judgment of the courts of the United States, the BVI courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in the unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to public policy, or if the judgment would conflict with earlier judgment(s) from British Virgin Islands or earlier foreign judgment(s) recognized in British Virgin Islands, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. BVI courts would not recognize or enforce judgments against us, our directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by BVI courts as being pursuant to foreign, penal, revenue or other public laws. Such a determination has yet to be made by a BVI court in a reported decision.

In addition, holders of book-entry interests in our shares will be required to exchange such interests for certificated shares and to be registered as shareholders in our shareholder register in order to have standing to bring a shareholder suit and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the BVI courts.

A holder of book-entry interests in our shares may become a registered shareholder of our Company by exchanging such holder’s interest in our shares for certificated shares and being registered in our shareholder register. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

EXPERTS

Our financial statements as of December 31, 2020 and 2021, and for the years then ended included in this prospectus have been audited by WWC Professional Corporation Limited an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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LEGAL MATTERS

We are being represented by Carmel, Milazzo & Feil LLP with respect to legal matters of United States federal securities law. The validity of the ordinary shares offered by this prospectus and legal matters as to BVI law only will be passed upon for us by Carey Olsen (BVI) L.P. Legal matters as to Malaysia law will be passed upon for us by Chooi & Company and Cheang & Ariff. Carmel, Milazzo & Feil LLP may rely upon Carey Olsen (BVI) L.P. with respect to matters governed by British Virgin Islands law only and Chooi & Company and Cheang & Ariff with respect to matters governed by Malaysia law. The underwriter is being represented by Sichenzia Ross Ference LLP with respect to certain legal matters as to United States federal securities law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to underlying ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at B03-C-8 Menara 3A, KL Eco City, No. 3 Jalan Bangsar, 59200 Kuala Lumpur, Malaysia, or call us at +603 2201 5249. We also maintain a website at https://v-capital.co/, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

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VCI GLOBAL LIMITED

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
VCI Global Limited

Results of Review of Interim Financial Information

We have reviewed the unaudited interim condensed consolidated balance sheet of VCI Global Limited and its subsidiaries (collectively the “Company”) as of June 30, 2022, and the related unaudited interim condensed consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the six-month periods ended June 30, 2021 and 2022, and the related notes (collectively referred to as the unaudited interim condensed consolidated financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying unaudited interim condensed financial statements for them to be in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2020 and 2021, and the related statements of profit or loss and other comprehensive income, changes in equity and cash flows for the year then ended (not presented herein); we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2021, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These unaudited interim condensed financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of unaudited interim condensed financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the unaudited interim condensed financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.

Certified Public Accountants

We have served as the Company’s auditor since 2022.

San Mateo, California

November 1, 2022, except for Note 31, as to which the date is January 18, 2023

F-2

VCI GLOBAL LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF DECEMBER 31, 2021 AND AS OF JUNE 30, 2022

	Note	2021	2022	2022
		RM	RM	USD
ASSETS

Non-current assets
Financial assets measured at fair value through other comprehensive income	4	34,221,879	30,022,109	6,811,596
Financial assets measured at fair value through profit and loss	5	1,309,134	3,145,096	713,578
Property and equipment, net	6	152,532	165,410	37,529
Deferred tax assets	7	339,650	339,650	77,062
Total non-current assets		36,023,195	33,672,265	7,639,765

Current assets
Trade and other receivables, net	8	4,540,984	12,559,685	2,849,617
Amount due from related parties	25	427,677	3,577,524	811,690
Cash and bank balances	9	3,122,947	1,713,893	388,859
Total current assets		8,091,608	17,851,102	4,050,166

Total assets		44,114,803	51,523,367	11,689,931

LIABILITIES AND EQUITY

Current liabilities
Trade and other payables	10	1,726,403	1,606,801	364,561
Contract liabilities	11	500,000	-	-
Bank and other borrowings	12	812,466	766,370	173,879
Deferred revenue	13	1,510,321	-	-
Income tax payable		8,284,766	8,793,040	1,995,018
Total current liabilities		12,833,956	11,166,211	2,533,458

Non-current liabilities
Bank and other borrowings	12	398,526	398,526	90,420
Amount due to related parties	25	9,964,078	8,080,502	1,833,353
Deferred revenue	13	1,555,000	-	-
Total non-current labilities		11,917,604	8,479,028	1,923,773

Total liabilities		24,751,560	19,645,239	4,457,231

Capital and reserves
Share capital	14	220,000	2,835,477	643,330
Capital reserve	15	6,532,560	6,532,560	1,482,146
Retained earnings		12,981,942	22,686,328	5,147,210
Attributable to equity owners of the Company		19,734,502	32,054,365	7,272,686
Non-controlling interests		(371,259)	(176,237)	(39,986)
Total equity		19,363,243	31,878,128	7,232,700

Total liabilities and equity		44,114,803	51,523,367	11,689,931

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-3

VCI GLOBAL LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2022

	Note	2021	2022	2022
		RM	RM	USD

Revenue		19,272,925	15,931,394	3,614,610
Revenue - related party	25	-	5,443,238	1,234,995
Total revenue	16	19,272,925	21,374,632	4,849,605

Other income	17	120,958	109,802	24,912

Fair value adjustment on financial assets measured at fair value through profit and loss	5	-	1,679,842	381,133

Cost of services	18	(2,395,130)	(2,216,929)	(502,990)

Depreciation	6	(14,594)	(11,203)	(2,542)

Directors’ fees		-	(141,000)	(31,991)

Employee benefits expenses	19	(2,193,985)	(4,807,371)	(1,090,725)

Impairment allowance on trade receivables	8	(697,726)	(183,546)	(41,644)

Rental expenses	24	(132,500)	(156,673)	(35,547)

Legal and professional fees		(28,748)	(117,377)	(26,631)

Finance cost	20	(3,960)	(8,685)	(1,971)

Other operating expenses	21	(1,423,011)	(1,474,666))	(334,581)

Profit before income tax	22	12,504,229	14,046,826	3,187,029

Income tax expenses	23	(3,430,000)	(283,648)	(64,356)

Profit for the period		9,074,229	13,763,178	3,122,673

Other comprehensive loss
Fair value adjustment on financial assets measured at fair value through other comprehensive income	4	-	(4,199,770)	(952,869)
Other comprehensive loss		-	(4,199,770)	(952,869)

Total comprehensive income for the period		9,074,229	9,563,408	2,169,804

Profit attributable to:
Equity owners of the Company		9,431,445	13,568,156	3,078,425
Non-controlling interests		(357,216)	195,022	44,248
Total		9,074,229	13,763,178	3,122,673

Total comprehensive income attributable to:
Equity owners of the Company		9,431,445	9,368,386	2,125,556
Non-controlling interests		(357,216)	195,022	44,248
Total		9,074,229	9,563,408	2,169,804

EARNINGS PER SHARE – BASIC AND DILUTED		0.28	0.40	0.09

EARNINGS PER SHARE

	June 30,
	2021	2022
Weighted average number of ordinary shares used in computing basic earnings	33,400,100	33,636,100
Weighted average number of ordinary shares used in computing diluted earnings	33,400,100	33,636,100

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-4

VCI GLOBAL LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

		Attributable to equity owners of the Company
						Non-
		Share	Capital	Retained		controlling	Total
		capital	reserves	earnings	Total	interests	equity
		RM	RM	RM	RM	RM	RM
	Note

Balance at January 1, 2021		220,000	483,575	1,819,913	2,523,488	-	2,523,488

Total comprehensive income for the period		-	-	9,431,445	9,431,445	(357,216)	9,074,229

Take over and merger		-	-	6,048,985	6,048,985	-	6,048,985

Contribution from non-controlling shareholders		-	-	-	-	30,020	30,020

Balance at June 30, 2021		220,000	483,575	17,300,343	18,003,918	(327,196)	17,676,722

Balance at January 1, 2022		220,000	483,575	19,030,927	19,734,502	(371,259)	19,363,243

Profit for the period		-	-	13,568,156	13,568,156	195,022	13,763,178

Other comprehensive loss		-	-	(4,199,770)	(4,199,770)	-	(4,199,770)

Total comprehensive income for the period		-	-	9,368,386	9,368,386	195,022	9,563,408

Issuance of share capital		2,615,477	-	-	2,615,477	-	2,615,477

Balance at June 30, 2022		2,835,477	483,575	28,399,313	31,718,365	(176,237)	31,542,128

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-5

VCI GLOBAL LIMITED AND ITS SUBSIDIARIES

UNAUDITED INETERIM CONDENSED CONSOLODATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTH ENDED JUNE 30, 2021 AND 2022

	2021	2022	2022
	RM	RM	USD

Operating activities
Profit before income tax	12,504,229	14,046,826	3,187,029
Adjustments for:
Depreciation of property and equipment	14,594	11,203	2,542
Impairment loss on trade receivable	697,726	183,546	41,644
Fair value adjustment on financial assets measured at fair value through profit and loss	-	(1,679,842)	(381,133)
Gain on disposal of property and equipment	-	(1,891)	(429)
Interest expense	3,960	8,685	1,971
Interest income	(1,227)	(22)	(5)
Operating cash flows before movements in working capital	13,219,282	12,568,505	2,851,619

Trade and other receivables	(7,046,364)	(8,629,924)	(1,958,009)
Trade and other payables	1,685,473	(4,804,822)	(1,090,147)
Cash used in operations	7,858,391	(866,241)	(196,537)

Interest received	1,227	22	5
Income tax refund	271,732	224,626	50,964
Net cash from/(used in) operating activities	8,131,350	(641,593)	(145,568)

Investing activities
Purchase of property and equipment	(98,542)	(33,896)	(7,691)
Proceed from disposal of property and equipment	-	11,706	2,656
Purchase of financial assets measured at fair value through profit and loss	(209,000)	(156,120)	(35,421)
Purchase of financial assets measured at fair value through other comprehensive income	(5,774,087)	-	-
Net cash used in investing activities	(6,081,629)	(178,310)	(40,456)

Financing activities
Proceeds from issuance of share capital	-	2,615,477	593,415
Repayment of other borrowings	1,000,000	-	-
Proceeds from bank borrowings	200,000	-	-
Repayment of bank borrowings	(48,378)	(54,781)	(12,429)
Advances made to related parties	(2,221,391)	(3,149,847)	(714,656)
Contribution to non-controlling interests	30,020	-	-
Net cash used in financing activities	(1,039,749)	(589,151)	(133,670)

Net increase/(decrease) in cash and cash equivalents	1,009,972	(1,409,054)	(319,694)
Cash and bank balances at beginning of year	677,337	3,122,947	708,553
Cash and bank balances at end of period	1,687,309	1,713,893	388,859

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-6

VCI GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

1	ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization and reorganization

VCI Global Limited was incorporated in the British Virgin Islands on April 29, 2020. The registered office of the Company is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. The principal place of business of the Company is situation at B03-C-8, Menara 3A, KL Eco City, No.3 Jalan Bangsar, 59200 Kuala Lumpur, Malaysia.

The Group structure which represents the operating subsidiaries and dormant companies as the reporting date is as follow:

F-7

The Company and its subsidiaries are in the table as follows:

Percentage of effective ownership
June 30,
Name	Date of incorporation	2021	2022	Place of incorporation	Principal activities
		%	%
VCI Global Limited	29.04.2020	100	100	British Virgin Island	Holding company
V Capital Kronos Berhad	01.09.2020	100	100	Malaysia	Holding company
V Capital Venture Sdn Bhd	19.08.2014	100	100	Malaysia	Provision of corporate and business advisory services in corporate finance, corporate structuring and restructuring, listings on recognised stock exchanges, and fintech advisory.
Accuventures Sdn Bhd	22.06.2015	80	80	Malaysia	Provision of technology development, computer software programming and holding company
Credilab Sdn Bhd	26.10.2020	80	80	Malaysia	Carry on licensed money lending activities, consulting, information technology development, and computer software programming.
V Capital Advisory Sdn Bhd	12.02.2018	100	100	Malaysia	Provision of corporate and business advisory in relation to corporate listing exercise, equity investment, corporate restructuring, merger and acquisition and corporate finance.
V Capital Quantum Sdn Bhd	18.01.2018	100	100	Malaysia	Provision of information technology development, business consultancy services and holding company.
V Capital Consulting Limited	01.03.2016	100	100	British Virgin Island	Provision of corporate and business advisory services in corporate finance, corporate structuring and restructuring, listings on recognised stock exchanges, and fintech advisory
Imej Jiwa Communication Sdn Bhd	29.10.2012	100	100	Malaysia	Provision of investor relation consultation services.
AB Management and Consultancy Sdn Bhd	05.04.2020	80	80	Malaysia	Holding company
Elmu Education Group Sdn Bhd	03.12.2020	70	70	Malaysia	Education and training services
Elmu V Sdn Bhd	18.05.2021	100	100	Malaysia	Education and training services
Elmu Higher Education Sdn Bhd	24.05.2021	100	100	Malaysia	Dormant
V Capital Real Estate Sdn Bhd	05.07.2021	100	100	Malaysia	Dormant
V Capital Robotics Sdn Bhd	12.10.2021	100	100	Malaysia	Dormant
TGI V Sdn Bhd	12.11.2021	100	100	Malaysia	Dormant
VCIG Limited	29.04.2020	100	100	British Virgin Island	Dormant

F-8

Percentage of effective ownership
June 30,
Name	Date of incorporation	2021	2022	Place of incorporation	Principal activities
		%	%
V Galactech Sdn Bhd	12.01.2022	-	100	Malaysia	Provision of technology consultancy, artificial intelligence solution, information technology solution and development, computer software programming, sales and marketing of applications and software
VC Acquisition Limited	04.01.2022	-	100	British Virgin Island	Dormant
VC Acquisition II Limited	04.01.2022	-	100	British Virgin Island	Dormant

F-9

In order to facilitate the Company’s initial public offering, the Company completed a series of reorganization transactions (the “Reorganization”), whereby, each of the operating and holding entities under the controlling shareholder’s common control before and after the Reorganization, were ultimately contributed to the Company:

On April 21, 2021, Mr. Victor Hoo Voon Him and his spouse, Liew Soo Hua transferring 100% issued capital of V Capital Quantum Sdn Bhd to V Capital Kronos Berhad;

On April 22, 2021, Mr. Victor Hoo Voon Him transferring 100% issued share capital of V Capital Advisory Sdn Bhd to V Capital Kronos Berhad;

On April 22, 2021, Mr. Victor Hoo Voon Him and his spouse, Liew Soo Hua transferring 100% issued capital of V Capital Venture Sdn Bhd to V Capital Kronos Berhad;

On August 30, 2021, Mr. Victor Hoo Voon Him transferring 100% issued share capital of V Capital Consulting Limited to V Capital Quantum Sdn Bhd;

On September 29, 2021, Messrs. Chang Wai Kwan, Harold Chen Yoong Kin, Lim May Ling, each transferring 29 ordinary shares and 2 ordinary shares respectively in Accuventures Sdn Bhd to V Capital Ventures Sdn Bhd; and

On February 21, 2022, Mr. Victor Hoo Voon Him transferring 100% issued share capital of Imej Jiwa Communication Sdn Bhd to V Capital Kronos Berhad; and

On April 8, 2022, the Company has issued a total of 33,400,100 shares at USD0.0001 to V Capital Kronos Berhad’s shareholders in exchange of their shares in V Capital Kronos Berhad. VCI Global Limited acquired 100% of V Capital Kronos Berhad from the Founder and other insignificant shareholders. As V Capital Kronos Berhad was under common control of the founder during all the periods presented, was accounted for in a manner similar to a pooling of interest with assets and liabilities all reflected at their historical amounts in the Group’s unaudited interim condensed consolidated financial statements as if the reorganization had always been in place. As such, the Group’s unaudited interim condensed consolidated financial statements were prepared as if VCI Global Limited has control over V Capital Kronos Berhad for all periods presented.

The Reorganization completed on April 8, 2022. Through the Reorganization, the Company became the holding company of the companies now comprising the Group. Accordingly, the unaudited interim condensed consolidated financial statements were prepared on a consolidated basis by applying the principles of common control as if the reorganization had been completed at the beginning of the first reporting period.

Principal activities

The Company is a holding company. The principal activities of the Company and its subsidiaries (collectively referred to as the “Company” or “the Group”) are the provision of business strategy consultancy and technology development solution consultancy. The Company is headquartered in Malaysia and conducts its primary operations through its significant direct and indirectly held subsidiaries that are incorporated and domiciled in Malaysia, namely V Capital Kronos Berhad, V Capital Quantum Sdn. Bhd., and V Capital Consulting Limited where was incorporated in the British Virgin Islands.

F-10

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING - The unaudited interim condensed consolidated financial statements have been prepared in accordance with the historical cost basis, except as disclosed in the accounting policies below, and are drawn up in accordance with the provisions of the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability which market participants would take into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

•	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

•	Level 3 inputs are unobservable inputs for the asset or liability.

ADOPTION OF NEW AND REVISED STANDARDS – At the date of authorisation of these financial statements, the management anticipates that the adoption of the above/other IFRSs and amendments to IFRS in future periods will not have a material impact on the financial statements of the Group in the period of their initial adoption.

NEW AND REVISED IFRS STANDARDS IN ISSUE BUT NOT YET EFFECTIVE - At the date of authorisation of these financial statements, the Group and the Company have not adopted the new and revised IFR, IFRS INT and amendments to IFRS that have been issued but are not yet effective to them. The Company do not anticipate that the adoption of these new and revised IFRS(I) pronouncements in future periods will have a material impact on the Group’s and the Company’s financial statements in the period of their initial adoption.

The preparation of these financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where estimates and assumptions are significant to the financial statements are disclosed in Note 3.

BASIS OF CONSOLIDATION

(a)	Consolidation

As the Group were under same control of the controlling shareholders and their entire equity interests were also ultimately held by the controlling shareholders immediately prior to the group reorganization, the unaudited interim condensed consolidated statements of profit or loss and other comprehensive income, unaudited interim condensed consolidated statements of changes in equity and unaudited interim condensed consolidated statements of cash flows statements are prepared as if the current group structure had been in existence throughout the two-year period ended December 31, 2021, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period. The consolidated balance sheets as at December 31, 2021 and June 30, 2022 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned. The Company eliminates all significant intercompany balances and transactions in its unaudited interim condensed consolidated financial statements.

Subsidiary corporations are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiary corporations are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on that control ceases.

F-11

In preparing the unaudited interim condensed consolidated financial statements, transactions, balances and unrealized gains on transactions between group entities are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiary corporations have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests comprise the portion of a subsidiary corporation’s net results of operations and its net assets, which is attributable to the interests that are not owned directly or indirectly by the equity holders of the Company. They are shown separately in the unaudited interim condensed consolidated statement of comprehensive income, statement of changes in equity, and balance sheet. Total comprehensive income is attributed to the non-controlling interests based on their respective interests in a subsidiary, even if this results in the non-controlling interests having a deficit balance.

Acquisition of entities under an internal reorganization scheme does not result in any change in economic substance. Accordingly, the unaudited interim condensed consolidated financial statements of the Company are a continuation of the acquired entities and is accounted for as follows:

(i)	The results of entities are presented as if the internal reorganization occurred from the beginning of the earliest period presented in the financial statements;

(ii)	The Company will consolidate the assets and liabilities of the acquired entities at the pre-combination carrying amounts. No adjustments are made to reflect fair values, or recognize any new assets or liabilities, at the date of the internal reorganization that would otherwise be done under the acquisition method; and

(iii)	No new goodwill is recognized as a result of the internal reorganization. The only goodwill that is recognized is the existing goodwill relating to the combining entities. Any difference between the consideration paid/transferred and the equity acquired is reflected within equity as merger reserve or deficit.

(b)	Acquisitions

The acquisition method of accounting is used to account for business combinations entered into by the Group.

The consideration transferred for the acquisition of a subsidiary corporation or business comprises the fair value of the assets transferred, the liabilities incurred, and the equity interests issued by the Group. The consideration transferred also includes any contingent consideration arrangement and any pre-existing equity interest in the subsidiary measured at their fair values at the acquisition date.

Acquisition-related costs are expensed as incurred.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date.

On an acquisition-by-acquisition basis, the Group recognizes any non-controlling interest in the acquiree at the date of acquisition either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s identifiable net assets.

The excess of (a) the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the (b) fair value of the identifiable net assets acquired is recorded as goodwill. Please refer to the paragraph “Intangible assets – Goodwill” for the subsequent accounting policy on goodwill.

F-12

(c)	Disposals

When a change in the Group’s ownership interest in a subsidiary corporation result in a loss of control over the subsidiary corporation, the assets and liabilities of the subsidiary corporation including any goodwill are derecognized. Amounts previously recognized in other comprehensive income in respect of that entity are also reclassified to profit or loss or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost, and its fair value is recognized in profit or loss.

(d)	Transactions with non-controlling interests

Changes in the Group’s ownership interest in a subsidiary corporation that do not result in a loss of control over the subsidiary corporation are accounted for as transactions with equity owners of the Company. Any difference between the change in the carrying amounts of the non-controlling interest and the fair value of the consideration paid or received is recognized within equity attributable to the equity holders of the Company.

CONVENIENCE TRANSLATION

Translations of amounts in the unaudited interim condensed consolidated statement of financial position, unaudited interim condensed consolidated statements of profit or loss and other comprehensive income, and unaudited interim condensed consolidated statement of cash flows from RM into USD as of and for the period ended June 30, 2022 are solely for the convenience of the reader and were calculated at the noon buying rate of USD1 = RM4.4075, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate or at any other rate.

FINANCIAL ASSETS

(a)	Classification and measurement

The Group classifies its financial assets at fair value through other comprehensive income, fair value through profit and loss and amortized cost.

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial assets.

Financial assets at fair value through other comprehensive income (“FVTOCI”) are equity securities which are not held for trading but more for strategic investments or debt securities where contractual cash flows are solely principal and interest and the objective of the Group’s business model is achieved both by collecting contractual cash flow and selling financial assets.

On initial recognition, the Group may make an irrevocable election (on an instrument-by-instrument basis) to designate investments in equity instruments as at FVTOCI. Designation at FVTOCI is not permitted if the equity investment is held for trading or if it is contingent consideration recognised by an acquirer in a business combination.

Investments in equity instruments as at FVTOCI are initially measured at fair value plus transaction costs. Subsequently, they are measured at fair value with gains and losses arising from changes in fair value recognised in other comprehensive income (“OCI”) and accumulated in the retained earnings. The cumulative gain or loss will not be reclassified to profit or loss on disposal of the equity investments, and will be transferred to retained earnings.

F-13

The Group reclassifies debt instruments when and only when its business model for managing those assets changes.

At subsequent measurement - Debt instrument - Debt instruments mainly comprise of cash and cash equivalents and other receivables (excluding prepayments).

Debt instruments that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. A gain or loss on a debt instrument that is subsequently measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the asset is derecognized or impaired. Interest income from these financial assets is included in interest income using the effective interest rate method.

F-14

(b)	Impairment

The Group recognises a loss allowance for ECL on financial assets which are subject to impairment assessment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument. The Group always recognises lifetime ECL for accounts receivables. The ECL on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate. For all other financial instruments, the Group measures the loss allowance equal to 12-month ECL, unless when there has a significant increase in credit risk since initial recognition, the Group recognises lifetime ECL. The assessment of whether lifetime ECL should be recognised is based on significant increase in the likelihood or risk of a default occurring since initial recognition.

Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Group’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Group’s operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

•	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

•	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;

•	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

•	an actual or expected significant deterioration in the operating results of the debtor;

•	significant increases in credit risk on other financial instruments of the same debtor;

•	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 60 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

(c)	Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on trade date – the date on which the Group commits to purchase or sell the asset.

Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognized in profit or loss.

F-15

Financial liabilities and equity instruments

Classification as debt or equity

Debt and equity instruments issued by a Group entity are classified as either financial liabilities or as equity in accordance with substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by a Group are recognised at the proceeds received, net of direct issue costs.

Financial liabilities

Except for derivative financial instruments which are stated at fair value through profit or loss, all other financial liabilities are subsequently measured at amortised cost using the effective interest method.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortised cost of a financial liability.

F-16

Derecognition of financial liabilities

The Group derecognises financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

Offsetting financial instruments

Financial assets and liabilities are offset, and the net amount reported in the balance sheet when there is a legally enforceable right to offset and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

PROPERTY AND EQUIPMENT

(a)	Measurement

(i)	Property and equipment

Property and equipment are initially recognized at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses.

(ii)	Components of costs

The cost of an item of property and equipment initially recognized includes its purchase price and any cost that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

(b)	Depreciation

Depreciation on other items of property and equipment is calculated using the straight-line method to allocate their depreciable amounts over their estimated useful lives as followed;

Office renovation	-	10 years
Office equipment	-	5 years
Furniture and fittings	-	5 years
Electrical and fittings	-	10 years

No depreciation is charged on construction in progress.

The residual values estimated useful lives and depreciation method of property and equipment are reviewed, and adjusted as appropriate, at each balance sheet date. The effects of any revision are recognized in profit or loss when the changes arise.

F-17

(c)	Subsequent expenditure

Subsequent expenditure relating to property and equipment that has already been recognized is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognized in profit or loss when incurred.

(d)	Disposal

On disposal of an item of property and equipment, the difference between the disposal proceeds and its carrying amount is recognized in profit or loss within “Other losses - net”.

TRADE AND OTHER RECEIVABLES – A receivable is recognised when the group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the group has an unconditional right to receive consideration, the amount is presented as a contract asset. Trade receivables that do not contain a significant financing component are initially measured at their transaction price. Trade receivables that contain a significant financing component and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortised cost, using the effective interest method and including an allowance for credit losses.

IMPAIRMENT OF NON-FINANCIAL ASSETS - Intangible assets and property and equipment are tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

For the purpose of impairment testing, the recoverable amount (i.e., the higher of the fair value less cost to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash inflows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the Cash Generating units (“CGU”) to which the asset belongs.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount. The difference between the carrying amount and recoverable amount is recognized as an impairment loss in profit or loss.

An impairment loss for an asset is reversed if, and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of any accumulated amortization or depreciation) had no impairment loss been recognized for the asset in prior years.

A reversal of impairment loss for an asset other than goodwill is recognized in profit or loss.

F-18

TRADE AND OTHER PAYABLES - Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

Trade and other payables are initially recognized at fair value, and subsequently carried at amortized cost using the effective interest method.

CONTRACT LIABILITIES - A contract liability is recognised when the customer pays non-refundable consideration before the group recognises the related revenue. A contract liability would also be recognised if the group has an unconditional right to receive non-refundable consideration before the group recognises the related revenue. In such cases, a corresponding receivable would also be recognised. Contract liabilities are recognized as revenue when the Group satisfied its performance obligation.

BANK AND OTHER BORROWINGS - Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the balance sheet date, in which case they are presented as non-current liabilities.

(a)	Borrowings - Borrowings are initially recognized at fair value (net of transaction costs) and subsequently carried at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

(b)	Borrowing costs - Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

DEFERRED REVENUE – Deferred revenue refers to advance payment from clients for services that have not yet been rendered. Under the accrual basis of accounting, the Group records this payment as a liability. Once the services have been rendered, the liability is reversed and revenue is recorded instead.

LEASES

When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

●	Right-of-use assets

The Group recognizes a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentive received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right- of-use assets.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

Right-of-use assets are presented within “Property, plant and equipment”.

F-19

●	Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the implicit rate in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include the following:

-	Fixed payment (including in-substance fixed payments), less any lease incentives receivables;

-	Variable lease payment that are based on an index or rate, initially measured using the index or rate as at the commencement date;

-	Amount expected to be payable under residual value guarantees;

-	The exercise price of a purchase option if is reasonably certain to exercise the option; and

-	Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

For contracts that contain both lease and non-lease components, the Group allocates the consideration to each lease component on the basis of the relative stand-alone price of the lease and non-lease component. The Group has elected to not separate lease and non-lease component for property leases and account these as one single lease component.

Lease liability is measured at amortized cost using the effective interest method. Lease liability shall be remeasured when:

-	There is a change in future lease payments arising from changes in an index or rate;

-	There is a change in the Group’s assessment of whether it will exercise an extension option; or

-	There is modification in the scope or the consideration of the lease that was not part of the original term.

Lease liability is remeasured with a corresponding adjustment to the right-of-use assets, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

●	Short-term and low-value leases

The Group has elected to not recognized right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value leases. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

●	Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Group shall recognize those lease payments in profit or loss in the periods that triggered those lease payments.

F-20

EMPLOYEE BENEFITS - Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

(a)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Central Provident Fund on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

(b)	Employee leave entitlement

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

PROVISIONS - Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation.  Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognised as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

REVENUE RECOGNITION - Revenue is recognised to depict the transfer of promised services to clients at an amount that reflects the consideration to which an entity expects to be entitled in exchange for those services. Specifically, the Company uses a five-step approach to recognise revenue:

• Step 1: Identify the contract(s) with a client

• Step 2: Identify the performance obligations in the contract

• Step 3: Determine the transaction price

• Step 4: Allocate the transaction price to the performance obligations in the contract

• Step 5: Recognise revenue when (or as) the Company satisfies a performance obligation

The Company recognises revenue when (or as) a performance obligation is satisfied, i.e., when “control” of the services underlying the particular performance obligations is transferred to clients.

A performance obligation represents a service (or a bundle of services) that is distinct or a series of distinct services that are substantially the same.

Control is transferred overtime and revenue is recognised overtime by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

•	the client simultaneously receives and consumes the benefits provided by the Company’s performance as the Company performs;

•	the Company’s performance creates or enhances an asset that the client controls as the asset is created or enhanced; or

•	the Company’s performance does not create an asset with an alternative use to the Company and the Company has an enforceable right to payment for performance completed to date.

F-21

Otherwise, revenue is recognised at a point in time when the customer obtains control of the distinct service.

Advance payments received from clients are recognized as contract liabilities as the Group has not yet satisfied its performance obligation. Contract liabilities are recognized as revenue when the Group satisfied its performance obligation. The Group may receive payment for service prior to, or after it satisfies the performance obligation under a service agreement.

a)	Business Strategy Consultancy

Business strategy consultancy services primarily included listing advisory and solutions, investors relations and boardroom strategies consultancy. The revenues generated from business strategy consultancy services are generally based on the fixed fee billing arrangements that require the clients to pay a pre-established fee in exchange for a predetermined set of professional services. The clients agree to pay a fixed fee periodically over the contract terms as specified in the service agreements.

Our contracts from business strategy consultancy are typically less than a year in duration. Revenues are generally recognised over time. When contractual billings represent an amount that corresponds directly with the value provided to the client, revenues are recognised as amount become billable in accordance with the contract terms. Revenues from fixed-priced contracts are generally recognised using costs incurred to date relative to total estimated costs at completion to measure progress toward satisfying the Company performance obligations. Incurred cost represents work performed, which corresponds with, and thereby best depicts, the transfer of control to client.

F-22

b)	Technology Development, Solutions and Consultancy

Technology development, solutions and consultancy primarily included digital development, fintech solution and software solutions.

Technology Development

The contract is typically fixed priced and does not provide any post contract client support or upgrades. The Company designs system based on clients’ specific needs which require the Company to perform services including design/redesign, development, and integration. These services also require significant customization. Upon delivery of the services, client acceptance is generally required. The Company assesses that software development services is considered as a performance obligation. The duration of the development period is usually six months to two years.

The Company’s system development service revenues are generated primarily from contracts with clients across sectors. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from technology development contracts is generally recognized over time. The Company uses an input method based on cost incurred as the Company believes that this method most accurately reflects the Company’s progress toward satisfaction of the performance obligation, which usually takes six months to two years. Under this method, the Company could appropriately measure the fulfilment of a performance obligation. Assumptions, risks, and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables, and deferred revenues at each reporting period.

Solutions and Consultancy

Revenue from solutions and consulting services is primarily comprised of fixed-fee contracts, which require the Company to provide professional solutions and consulting services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 6 to 12 months. The solutions and consulting services contracts typically include a single performance obligation. The revenue from solutions and consulting services is recognized over the contract term.

GOVERNMENT GRANTS AND SUBSIDIES - Grants from the government are recognized as a receivable at their fair value when there is reasonable assurance that the grant will be received and the Group will comply with all the attached conditions.

Government grants receivable are recognized as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government grants relating to expenses are shown separately as other income.

Grants related to assets are presented as deferred income under trade and other payables.

CASH AND CASH EQUIVALENTS - For the purpose of presentation in the unaudited interim condensed consolidated statement of cash flows, cash and cash equivalents include cash on hand, deposits with financial institutions which are subject to an insignificant risk of change in value.

SHARE CAPITAL - Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

F-23

INCOME TAX - Current income tax for current and prior periods is recognized at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a tax authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

Deferred income tax is recognized for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit or loss at the time of the transaction.

F-24

A deferred income tax liability is recognized on temporary differences arising on investments in subsidiaries, associates and joint ventures, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognized to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilized.

Deferred income tax is measured:

(i)	at the tax rates that are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date; and

(ii)	based on the tax consequence that will follow from the manner in which the Group expects, at the balance sheet date, to recover or settle the carrying amounts of its assets and liabilities except for investment properties. Investment property measured at fair value is presumed to be recovered entirely through sale.

Current and deferred income taxes are recognized as income or expense in profit or loss, except to the extent that the tax arises from a business combination or a transaction which is recognized directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

The Group accounts for investment tax credits (for example, productivity and innovation credit) similar to accounting for other tax credits where a deferred tax asset is recognized for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilized.

FOREIGN CURRENCY TRANSACTIONS

(a)	Functional and presentation currency

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The financial statements are presented in Ringgit Malaysia (“RM”), which is the functional currency of the Group and the Company.

The value of foreign currencies including, the US Dollar (”USD”), may fluctuate against the Ringgit Malaysia. Any significant variations of the aforementioned currencies relative to the Ringgit Malaysia may materially affect the Company’s financial condition in terms of reporting in RM. The following table outlines the currency exchange rates that were used in preparing the accompanying unaudited interim condensed consolidated financial statements:

	June 30,
	2021	2022
RM to USD Year End	4.1750	4.4075
RM to USD Average Rate	4.1403	4.2867

F-25

(b)	Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the balance sheet date are recognized in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities. However, in the unaudited interim condensed consolidated financial statements, currency translation differences arising from borrowings in foreign currencies and net investment in foreign operations, are recognized in other comprehensive income and accumulated in the currency translation reserve.

When a foreign operation is disposed of or any loan forming part of the net investment of the foreign operation is repaid, a proportionate share of the accumulated currency translation differences is reclassified to profit or loss, as part of the gain or loss on disposal.

Non-monetary items measured at fair values in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

(c)	Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)	assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)	income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)	all resulting currency translation differences are recognized in other comprehensive income and accumulated in the currency translation reserve. These currency translation differences are reclassified to profit or loss on disposal or partial disposal with loss of control of the foreign operation.

Goodwill and fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operations and translated at the closing rates at the reporting date.

RELATED PARTIES

(a)	A person, or a close member of that person’s family, is related to the group if that person:

(i)	has control or joint control over the group;
(ii)	has significant influence over the group; or
(iii)	is a member of the key management personnel of the group or the group’s parent.

(b)	An entity is related to the group if any of the following conditions applies:

(i)	The entity and the group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).
(iii)	Both entities are joint ventures of the same third party.
(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.

F-26

(v)	The entity is a post-employment benefit plan for the benefit of employees of either the group or an entity related to the group.
(vi)	The entity is controlled or jointly controlled by a person identified in (a).
(vii)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).
(viii)	The entity, or any member of a group of which it is a part, provides key management personnel services to the group or to the group’s parent. Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

EARNINGS PER SHARE - The Group presents basic and diluted earnings per share data for its ordinary shares. Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted-average number of ordinary shares outstanding during the year, adjusted for own shares held, if any. Diluted earnings per share is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted-average number of ordinary shares outstanding, adjusted for own shares held, if any, for the effects of all dilutive potential ordinary shares.

SEGMENT REPORTING – Operating segments, and the amounts of each segment item reported in the financial statements, are identified from the financial information provided regularly to the group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.

F-27

3	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the Group’s accounting policies, which are described in Note 2 to the financial statements, management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis.  Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods.

Critical judgements in applying the Group’s accounting policies

There are no critical judgements, apart from those involving estimation (see below) that the management has made in the process of applying the Group’s accounting policy and that has the most significant effect on the amounts recognised in the financial statements.

Key sources of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are disclosed below:

Impairment of property and equipment (Note 6)

Property and equipment is tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

The recoverable amounts of property, plant and equipment have been determined based on higher of the fair value less costs to sell or value-in use (“VIU”) calculations. If the carrying amounts exceed the recoverable amounts, an impairment is recognized to profit or loss for the differences.

Fair value measurement of unquoted shares (Note 4 & 5)

In determining the fair value of the unquoted shares, the Group relies on the net asset values of the investee companies or independent valuation report.

The availability of observable inputs can vary from investment to investment. For certain investments classified under Level 3 of the fair value hierarchy, the valuation could be based on models or inputs that are less observable o unobservable in the market and the determination of the fair values require significant judgement. Those estimated values do not necessarily represent the amounts that may be ultimately realised due to occurrence of future events which could not be reasonably determined as at the balance sheet date.

F-28

4	FINANCIAL ASSETS MEASURED AT FAIR VALUE THROUGH OTHER COMPREHENSIVE INCOME

	December 31, 2021	June 30, 2022
	RM	RM	USD
Unquoted shares measured at fair value through other comprehensive income (“FVTOCI”):

At beginning of year	-	34,221,879	7,764,465
Addition	6,398,987	-	-
Fair value adjustment	27,822,892	(4,199,770)	(952,869)
At end of year	34,221,879	30,022,109	6,811,596

F-29

Unquoted shares measured at FVTOCI

Unquoted investment in shares measured at FVTOCI relates to an equity interest of 14.55% (2021: 14.55%) in a Treasure Global Inc, an entity that was listed on Nasdaq Capital Market on August 10, 2022 subsequent to the financial period. Hoo Voon Him is also a director in Treasure Global Inc.

The above unquoted equity investments are not held for trading. Instead, they are held for medium to long-term strategic purposes. Accordingly, the Company have elected to designate these investments in equity instruments as at FVTOCI as the Company believe that recognising short-term fluctuations in these investments’ fair value in profit or loss would not be consistent with the Company’s strategy of holding the investments for long-term purpose and realising their performance potential in long run.

The fair value of the unquoted investment for the financial year ended December 31, 2021 was determined by the Company using a third-party independent valuation firm not connected to the Company using the income approach and discounted cash flow methodology. The valuation was performed in accordance with International Valuation Standards and set forth in a valuation report dated May 21, 2022. The steps followed in applying a discounted cash flow (DCF) method include estimating the expected future cash flows attributable to an entity and converting these cash flows to present value through discounting. This, as assessed by the management, will be within the Level 2 of the fair value hierarchy. The Company takes full responsibility for the determination of the value of the unquoted investment.

The significant unobservable inputs used in the fair value measurements categorized within Level 2 of the fair value hierarchy, together with a quantitative sensitivity analysis as at December 31, 2021 were shown below:

Exit Multiple	10% increase (decrease) in the Exit Multiple would result in an increase (decrease) in the fair value by USD5.9 million.
EBITDA margin (% of revenue)	50 basis points increase (decrease) in the EBITDA margin (% of revenue) would result in an increase (decrease) in the fair value by USD 9.2 million.
Weighted Average Cost of Capital (“WACC”)	500 basis points increase (decrease) in the WACC would result in a decrease (increase) in the fair value by USD8.8 million (USD10.6 million).
Discount for Lack of Marketability (“DLOM”)	500 basis points increase (decrease) in the DLOM would result in a decrease (increase) in the fair value by USD3.5 million.

The fair value of the unquoted investment for the June 30, 2022 is based on its potential possible offering price.

5	FINANCIAL ASSETS MEASURED AT FAIR VALUE THROUGH PROFIT AND LOSS

	December 31, 2021	June 30, 2022
	RM	RM	USD

At beginning of year	-	1,309,134	297,024
Addition,	1,309,134	156,120	35,421
Fair value adjustment	-	1,679,842	381,133
Total at end of year	1,309,134	3,145,096	713,578

Financial assets measured at fair value through profit and loss represent:

Quoted shares	-	80,700	18,310
Unquoted shares	1,309,134	3,064,396	695,268
Total	1,309,134	3,145,096	713,578

F-30

Quoted shares

Quoted shares refer to the Group’s holding of publicly traded shares on Bursa Malaysia as of 30 June 2022.

The above valuations are categorised under Level 1 of the fair value hierarchy as the prices of these shares are available on an active market.

Other unquoted shares

Included in the unquoted shares are investment in the following:

•	3% (2021: 3%) equity interest in DFA Robotic Co. Ltd, an entity incorporated in Japan.

•	5% (2021: 5%) equity interest in Zero Carbon Farms Ltd, an entity incorporated in United Kingdom.

The above valuations are categorised under Level 3 of the fair value hierarchy, and are generally sensitive to the unobservable inputs. Any increase or decrease in transacted price would result in an increase or decrease in the fair value of the unquoted investment. Any significant movement in inputs would result in a significant change to the fair value of the unquoted investment. There are no transfers between Levels 1 and 2 and into or out of Level 3 during the year.

F-31

6	PROPERTY AND EQUIPMENT

	Office equipment	Furniture and fittings	Office renovation	Computer & software	Total
	RM	RM	RM	RM	RM
Cost:

At January 1, 2022	29,869	146,711	102,550	142,198	421,328

Addition	19,174	1,963	-	12,759	33,896

Disposal	(18,325)	-	-	-	(18,325)

At June 30, 2022	30,718	148,674	102,550	154,957	436,899

Accumulated depreciation:

At January 1, 2022	20,145	143,851	48,909	55,891	268,796

Charges	9,745	-	-	1,458	11,203

Disposal	(8,510)	-	-	-	(8,510)

At June 30, 2022	21,380	143,851	48,909	57,349	271,489

Carrying amount:

At January 1, 2022	9,724	2,860	53,641	86,307	152,532

At June 30, 2022	9,338	4,823	53,641	97,608	165,410

F-32

7	DEFERRED TAX ASSETS

The following are the major deferred tax assets recognised by the group and the movements thereon, during the current and prior reporting periods:

	December 31, 2021	June 30, 2022
	RM	RM	USD
Provisions:

As of beginning of year/period	-	339,650	77,062
Credit to Profit and loss (Note 23)	339,650	-	-
As of end of year/period	339,650	339,650	77,062

8	TRADE AND OTHER RECEIVABLES

	December 31, 2021	June 30, 2022
	RM	RM	USD
Trade receivables - third parties	5,065,541	8,443,701	1,915,757
Trade receivables – related party	-	4,143,304	940,058
Less: Allowance for doubtful debts	(1,415,211)	(1,598,757)	(362,736)
Net	3,650,330	10,988,248	2,493,079

Deposits	63,590	214,774	48,729
Prepayments	9,971	404,617	91,802
Sundry receivables	817,093	952,046	216,007
Total	4,540,984	12,559,685	2,849,617

Movement in the above allowance for doubtful debts:

Beginning balances	-	1,415,211	321,092
Charge off	1,415,211	183,546	41,644
Ending balance	1,415,211	1,598,757	362,736

F-33

The average credit period for services rendered is 30 days. No interest is charged on the outstanding balances.

	December 31, 2021	June 30, 2022
	RM	RM	USD
Not past due	3,630,571	10,824,461	2,455,919
Past due	1,434,970	1,762,544	399,896
Less: Allowance for doubtful debts	(1,415,211)	(1,598,757)	(362,736)
Net trade receivables	3,650,330	10,988,248	2,493,079

A majority of the Group’s trade receivables that are neither past due nor impaired are with creditworthy counterparties with good track record of credit history.

(i)	Aging of receivables that are past due the average credit period:

	December 31, 2021	June 30, 2022
	RM	RM	USD
< 30 days	-	-	-
31 days to 60 days	-	-	-
61 days to 210 days	39,518	327,574	74,322
211 days to 240 days	-	-	-
241 days to < 1 year	1,395,452	1,434,970	325,574
Total	1,434,970	1,762,544	399,896

In determining the recoverability of a trade receivable, the Group considers any changes in the credit quality of the trade receivables from the date credit was initially granted up to the reporting date. There was no significant change in credit quality for the Group’s trade receivable balances which are past due and partially impaired. Accordingly, the management believes that no further credit provision is required.

(ii)	These amounts are stated before any deduction for impairment losses and are not secured by any collateral or credit enhancements.

The allowance for doubtful trade receivable has been determined by taking into consideration recovery prospects and past doubtful experience.

As part of the Group’s credit risk management, the Company assesses the impairment for its customers based on different group of customers which share common risk characteristics that are representative of the customers’ abilities to pay all amounts due in accordance with the contractual terms.

Loss allowance for trade receivables has been measured at an amount equal to lifetime expected credit losses (“ECL”). The ECL on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate. The Group has recognised a loss allowance of 100% against all receivables over 240 days past due because historical experience has indicated that these receivables are generally not recoverable.

F-34

There has been no change in the estimation techniques or significant assumptions made during the current reporting period. A trade receivable is written off when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery.

The following table details the risk profile of trade receivables based on the Group’s provision matrix. As the Group’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is not further distinguished between the Group’s different customer base:

	Trade receivables – days past due
	Not past due	1 to 30 days	31-60 days	61-210 days	211 – 240 days	Over 241 days	Total
	RM	RM	RM	RM	RM	RM	RM
Expected credit loss rate	-	-	-	50.0%	60.0%	100.0%	-
Lifetime ECL – December 31, 2021	-	-	-	19,759	-	1,395,452	1,415,211
Lifetime ECL – June 30, 2022	-	-	-	163,787	-	1,434,970	1,598,757

The above balances that are not denominated in the functional currency are as follows:

	December 31, 2021	June 30, 2022
	RM	RM
United States dollar	1,414,025	4,143,304

9	CASH AND BANK BALANCES

	December 31, 2021	June 30, 2022
	RM	RM	USD
Cash and bank balances	2,782,773	1,672,816	379,539
Cash at share trading accounts	340,174	41,077	9,320
Total	3,122,947	1,713,893	388,859

Cash at share trading accounts are readily convertible to a known amount of cash which are subject to an insignificant risk of changes in value.

The above balances that are not denominated in the functional currency are as follows:

	December 31, 2021	June 30, 2022
	RM	RM
Singapore dollar	5,225	48,670
United States dollar	72,037	11,364

10	TRADE AND OTHER PAYABLES

	December 31, 2021	June 30, 2022
	RM	RM	USD
Trade payable	270,659	148,518	33,697
Accruals	482,226	918,398	208,371
Sundry payables	973,518	875,885	198,726
Total	1,726,403	1,942,801	440,794

F-35

Accruals consist mainly of staff salaries and sundry payables consist mainly of audit fees, secretarial fees and other professional fees.

The above balances that are not denominated in the functional currency are as follows:

	December 31, 2021	June 30, 2022
	RM	RM

United States dollar	62,490	22,038

11	CONTRACT LIABILITIES

	December 31, 2021	June 30, 2022
	RM	RM	USD

Contract liabilities	500,000	-	-

Contract liabilities relates to advances collected from customers upon contract fee billed but services have yet rendered. These have been recognised as revenue upon completion of the performance obligation during the financial period ended 30 June 2022.

12	BANK AND OTHER BORROWINGS

	December 31, 2021	June 30, 2022
	RM	RM	USD
Bank borrowings
- Current	143,858	97,762	22,181
- Non-current	398,526	398,526	90,420
Total bank borrowings	542,384	496,288	112,601

Other borrowings – current	668,608	668,608	151,698

Total borrowings	1,210,992	1,164,896	264,299

F-36

Notes:

(A)	Bank borrowings:

This is made up of the following loans:

Loan 1 : A principal amount of RM150,000 from a financial institution, which charged an interest rate at 5.00% per annum and repayable over 60 months in equal monthly instalments (principal and interest) of RM3,318.

Loan 2 : A principal amount of RM200,000 from a financial institution, which charged an interest rate at 3.50% per annum and repayable over 60 months in equal monthly instalments (principal and interest) of RM3,639.

Loan 3 : A principal amount of RM300,000 from a financial institution, which charged an interest rate at 3.50% per annum and repayable over 60 months in equal monthly instalments (principal and interest) of RM6,136.

The bank borrowings of the Group are secured against:

a)	Guarantee in favour of the lender by Credit Guarantee Corporation (CGC) under the portfolio guarantee scheme for 70% of the approved limit;

b)	Corporate guarantee in favour of the lender by a third party company which the Director have interests;

c)	Assignment of single premium reducing term plan issued by Sun Life Malaysia Assurance Berhad under Director of the Company, for the sum insured of not less than RM150,000 to the lender; and

d)	Jointly and severally guaranteed in favour of the lender by a Director of the Company.

(B)	Other borrowings

This relates to redeemable preference shares issued by a subsidiary. The redeemable preference shares are liability in nature as the subsidiary has to redeem the shares at a particular date by paying agreed amount to the holder of the shares. Non-discretionary dividends paid on redeemable preference shares is recorded as expenses in income statement as any return paid towards liabilities is treated as an interest expense in the income statement.

The redeemable preference shares have a face value of RM600,000 representing 600,000 shares at RM 1.00 each. It is redeemable at a fair value of RM600,000. The cumulative interest payable as at the end of the reporting period is RM68,608.

13	DEFERRED REVENUE

	December 31, 2021	June 30, 2022
	RM	RM	USD
Due within one year	1,510,321	-	-
Due after one year	1,555,000	-	-
Total	3,065,321	-	-

The income represents billed amount for fee relating to technology development, solutions and consultancy contract but obligation has yet to be satisfied. This deferred revenue has been adjusted to revenue accordingly upon the services have been rendered to the customers.

F-37

14	SHARE CAPITAL

	December 31, 2021	June 30, 2022	December 31, 2021	June 30, 2022
	USD	USD	RM	RM
Paid up capital:

At beginning of the year	50,000	50,000	220,000	220,000
Addition:	-	593,330	-	2,615,477
At end of the year	50,000	643,330	220,000	2,835,477

As of 31 December 2021, the company has authorised 50,000 ordinary shares at USD1.00. The paid up ordinary shares has no par value and carry one vote per share and carry a right to dividends as and when declared by the Company.

On April 8, 2022 VCI Global Limited issued a total of 33,400,100 shares at USD0.0001 to V Capital Kronos Berhad’s shareholders in exchange of their shares in V Capital Kronos Berhad. For the purposes of comparative value in calculating the Group’s earnings per share (“EPS”), the Group has assumed that 33,400,100 shares were outstanding from 1 January 2020 to 31 December 2021 as would be included in the denominator of the EPS calculation.

Subsequently from April 8, 2022 onward until June 30, 2022, a total of additional 236,000 ordinary shares have been issued to various investors at USD2.50 per share.

15	CAPITAL RESERVE

This is in relation to merger reserves.

The merger reserve represents effects of changes in ownership interests in subsidiaries when there is no change in control. Under merger accounting, the assets, liabilities, revenue, expenses and cash flows of all the entities within the Group are combined after making such adjustments as are necessary to achieve consistency of accounting policies. This manner of presentation reflects the economic substance of combining companies, which were under common control throughout the relevant period, as a single economic enterprise.

16	REVENUE

	June 30, 2021	June 30, 2022
	RM	RM	USD
Business strategy consultancy	16,749,365	11,359,388	2,577,286
Technology Development, Solutions and Consultancy	2,322,758	9,657,906	2,191,244
Others	200,802	357,338	81,075
Total	19,272,925	21,374,632	4,849,605

This represents revenue arising from the Group’s contracts with customers for business strategy consultancy, technology development, solution and consultancy and investment.

17	OTHER INCOME

	June 30, 2021	June 30, 2022
	RM	RM	USD
Interest income	1,227	22	5
Gain on disposal of property and equipment	-	1,891	429
Wage subsidy	15,000	29,900	6,784
Reimbursement income for expenses incurred	104,731	77,989	17,694
Total	120,958	109,802	24,912

F-38

The Wage Subsidy Program (“WSP”) is a financial assistance introduced in Malaysia paid to employers of every enterprise, for each worker earning RM4,000 and below and for a period of six months only. The purpose of the WSP is to help employers affected economically by the COVID-19 pandemic to continue operations and avoid the loss of jobs and income streams for all enterprises.

18	COST OF SERVICES

	June 30, 2021	June 30, 2022
	RM	RM	USD
Consultant fee	1,910,008	610,797	138,581
IT expenses	447,422	1,495,966	339,414
Others	37,700	110,166	24,995
Total	2,395,130	2,216,929	502,990

The “Consultant fee” refers to the Company’s costs incurred from assisting its clients, in engaging all the relevant professionals required during the listing process, including but not limited to legal counsel, auditors, finance consultants, the US capital markets consultant, which such Consultant fee payment shall be included and be treated as part of our consultation services for its clients during the IPO’s process.

IT expenses refers to the Group’s costs incurred from engaging third parties IT experts and consultants who assist in the Group’s engagement of technology development, solutions and consultancy with its clients.

19	EMPLOYEE BENEFIT EXPENSES

	June 30, 2021	June 30, 2022
	RM	RM	USD
Wages and salaries	1,957,109	4,259,555	966,433
Defined contribution plans	192,650	399,266	90,588
Other short-term benefits	44,226	148,550	33,704
Total	2,193,985	4,807,371	1,090,725

20	FINANCE COST

	June 30, 2021	June 30, 2022
	RM	RM	USD
Interest expenses on:
Bank borrowings	3,960	8,685	1,971

Total	3,960	8,685	1,971

F-39

21	OTHER OPERATING EXPENSES

	June 30, 2021	June 30, 2022
	RM	RM	USD
Regulatory compliance and statutory cost	28,016	134,197	30,447
Regulatory consultancy fee	27,676	181,409	41,159
Cost incurred to obtain licence	1,730	-	-
Bad debt written off	905	-	-
Bank charges	22,100	15,088	3,423
Foreign exchange adjustment	4,130	309,003	70,108
Marketing expenses	330,004	231,189	52,454
Software and website usage fee	73,197	28,847	6,545
Office expenses	70,642	406,022	92,121
Preliminary expenses written off	8,033	11,283	2,560
Recruitment fees	16,695	36,392	8,257
Travelling expenses	24,970	121,236	27,507
Net investment loss	814,913	-	-
Total	1,423,011	1,474,666	334,581

Net investment loss is derived from the total net loss incurred from the trading of shares on recognized stock exchanges.

22	PROFIT BEFORE INCOME TAX

	June 30, 2021	June 30, 2022
	RM	RM	USD
Legal and professional fees	28,748	117,377	26,631
Director’s fees	-	141,000	31,991

F-40

23	INCOME TAX EXPENSES

	June 30, 2021	June 30, 2022
	RM	RM	USD

Current income tax expense	3,430,000	2,818,500	639,478
Overprovision for tax expense	-	(2,534,852)	(575,122)
Income tax expenses	3,430,000	283,648	64,356

The tax on the Group’s profit before income tax differs from the theoretical amount that would arise using the Malaysia’s standard rate of income tax as follows

	June 30, 2021	June 30, 2022	June 30, 2022
	RM	RM	USD

Profit before income tax	12,504,229	14,046,826	3,187,029

Tax calculated at tax rate of 24%	3,001,015	3,371,238	764,887
Effects of:
- income not taxable for tax purposes	(58,926)	(654,085)	(148,403)
- expenses not deductible for tax purposes	487,911	101,347	22,994
Income tax expenses	3,430,000	2,818,500	639,478
Overprovision for tax expense	-	(2,534,852)	(575,122)
	3,430,000	283,648	64,356

24	OPERATING LEASE COMMITMENTS

	June 30, 2021	June 30, 2022
	RM	RM	USD

Low value leases	132,500	156,673	35,547

The Group has elected not to recognise right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value leases. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

F-41

25	SIGNIFICANT RELATED PARTY TRANSACTIONS

Related companies in these financial statements refer to members of the ultimate holding company’s group of companies.

Some of the Company’s transactions and arrangements are between members of the group and the effect of these on the basis determined between the parties is reflected in these financial statements. The intercompany balances are unsecured, interest-free and repayable on demand, unless otherwise stated.

Some of the group’s transactions and arrangements are with related parties and the effect of these on the basis determined between the parties is reflected in these financial statements. The balances are unsecured, interest-free and repayable on demand unless otherwise stated.

	December 31, 2021	June 30, 2022
	RM	RM	USD
Balance with related parties (common shareholders)

Non-trade receivable

AAIS Heritage Agroforestry Hub Sdn Bhd**	-	3,715	843
Dai Dai Dong Food Holdings Sdn Bhd**	-	1,487	337
Doventry Sdn Bhd**	-	3,632	824
Imej Jiwa Sdn Bhd**	18,613	21,356	4,846
Reveillon Group Sdn Bhd**	-	6,428	1,458
SH Liew Holding Sdn Bhd**	-	32,538	7,382
V Capital Fund Management (L) Limited**	-	14,778	3,353
V Invesco Sdn Bhd*	393,810	3,469,278	787,131
VC Acquisition Limited**	4,220	-	-
VC Acquisition II Limited**	4,220	-	-
V Capital Kronos Limited**	5,580	23,078	5,236
V Invesco Limited**	1,234	1,234	280
Total amount due from related parties	427,677	3,577,524	811,690

Trade payable

V Capital Sdn Bhd	2,000,000	2,000,000	453,772

Non-trade payable

Hoo Voon Him	2,129,088	751,359	170,473
V Capital Sdn Bhd	5,834,990	5,229,143	1,186,419
V Consortium Sdn Bhd	-	100,000	22,689
Total non-trade payables	7,964,078	6,080,502	1,379,581

Amount due to related parties***	9,964,078	8,080,502	1,833,353

* On October 27, 2022, the Company’s board of directors approved and declared RM3,600,000 (USD816,790) to its shareholders. This amount was used to offset against RM3,469,278 (USD787,131) amount due from V Invesco Sdn Bhd.

** Amount due from related parties namely AAIS Heritage Agroforestry Hub Sdn Bhd, Dai Dai Dong Food Holdings Sdn Bhd, Doventry Sdn Bhd, Imej Jiwa Sdn Bhd, Revellon Group Sdn Bhd, SH Liew Holdings Sdn Bhd, V Invesco Limited, V Capital Fund Management (L) Limited and V Capital Kronos Limited for a total of RM108,246 (USD24,559) were settled in cash on October 28, 2022.

*** Amount due to related parties are not expected to be repaid within the next 12 months.

F-42

Transactions with related parties

The following represents the significant related party transactions for the period ended June 30, 2021 and 2022.

				For the period ended June 30, 2021	For the period ended June 30, 2022
	Relationship	Nature	Description	RM	RM	USD
Hoo Voon Him	Director	Non-trade nature	Advance receipt from Director	7,832,099	-	-
Hoo Voon Him	Director	Non-trade nature	Advance receipt to Director	-	1,377,728	312,587
Treasure Global Inc	Common Director	Trade nature	Business consultancy fee	-	4,143,238	940,043
V Invesco Sdn Bhd	Common Director	Trade nature	Business consultancy fee	-	1,300,000	294,952
Treasure Global Inc	Common Director	Non-trade nature	Investment in shares	5,774,087	34,221,879	7,764,465

F-43

26	SEGMENTS OPERATIONS

Services from which reportable segments derive their revenues Information reported to the group’s chief operating decision maker (CODM) for the purposes of resource allocation and assessment of segment performance focuses on the types of services provided. Management has chosen to organise the group around differences in services. No operating segments have been aggregated in arriving at the reportable segments of the group.

Segment revenues and results

	Revenue		Net profit
	June 30, 2021	June 30, 2022	June 30, 2021	June 30, 2022
	RM	RM	RM	RM

Business strategy consultancy	16,749,365	11,359,388	12,271,117	7,402,672
Technology Development, Solutions and Consultancy	2,322,758	9,657,906	910,051	5,225,361
Others	200,802	357,338	(678,166)	1,720,928
Total	19,272,925	21,374,632	12,503,002	14,348,961
Other gains and losses
Interest income			1,227	22
Transition Loss			-	(290,874)
Incorporation costs			-	(11,283)
Profit before tax			12,504,229	14,046,826
Income tax expenses			(3,430,000)	(283,648)
Profit for the year			9,074,229	13,763,178

Revenue reported above represents revenue generated from external customers and related party. The revenue generated from related party is RM5,443,238 for June 30, 2022 (June 30, 2021: RMNil).

The accounting policies of the reportable segments are the same as the group’s accounting policies described in Note 2. Segment profit represents the profit earned by each segment without allocation of central administration costs, finance income, finance costs and income tax expense. This is the measure reported to the chief operating decision maker for the purposes of resource allocation and assessment of segment performance.

Segment assets

	December 31, 2021	June 30, 2022
	RM	RM

Business strategy consultancy	2,586,832	6,358,893
Technology Development, Solutions and Consultancy	3,606,903	6,749,390
Investments and others	37,251,225	33,571,979
	43,444,960	46,680,262
Unallocated assets	669,843	4,843,105
Consolidated total assets	44,114,803	51,523,367

No geographical segment information presented as group’s operations are conducted predominantly in Malaysia.

F-44

27	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT

a)	Categories of financial instruments

The following table sets out the financial instruments as at the end of the reporting period:

	December 31, 2021	June 30, 2022
	RM	RM	USD
Financial assets
Loan and receivable (including cash and bank balances)	8,081,637	17,446,485	3,958,363
Finance assets measured at FVTOCI	34,221,879	30,022,109	6,811,596
Finance assets measured at FVTPL	1,309,134	3,145,096	713,578

Financial liabilities
Payable at amortised cost	12,901,473	11,188,199	2,538,446

b)	Financial instruments subject to offsetting, enforceable master netting arrangements and similar agreements

The Group does not have any financial instruments which are subject to enforceable master netting arrangements or similar netting agreements.

c)	Financial risk management policies and objectives

The management of the Group monitors and manages the financial risks relating to the operations of the Group to ensure appropriate measures are implemented in a timely and effective manner. These risks include market risk (including currency risk and interest rate risk), credit risk and liquidity risk.

(i)	Market risk management

The Group activities are exposed primarily to the financial risks of changes in foreign currency exchange rates and interest rates. Management monitors risks associated with changes in foreign currency exchanges rates and interest rates and will consider appropriate measures should the need arise.

There has been no significant change to the Group’s exposure to market risk or the manner in which it manages and measures the risk.

F-45

(ii)	Foreign currency risk management

The Group also transacts business in foreign currencies other than its functional currencies, as further disclosed below, and is therefore exposed to foreign exchange risk.

The currency exposure of financial assets and financial liabilities denominated in currencies other than the Group’s functional currencies are as follows:

	Assets		Liabilities
	December 31, 2021	June 30, 2022	December 31, 2021	June 30, 2022
	RM	RM	RM	RM

Singapore Dollar	5,225	48,670	-	-
United States Dollar	1,486,062	4,154,668	62,490	22,038

Foreign currency sensitivity

The following table details the sensitivity to a 5% increase and decrease in the related foreign currencies against the functional currency (“RM”) with all the other variables held constant. 5% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the possible change in foreign exchange rates.  The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the period end for a 5% change in foreign currency rates.

	December 31, 2021	June 30, 2022
	RM	RM

Singapore Dollar	261	2,434
United States Dollar	71,179	206,632

F-46

(iii)	Interest rate risk management

The Group is exposed to interest rate risk as the Group has bank loans which are interest bearing. The interest rates and terms of repayment of the loans are disclosed in the Note to the financial statements. The Group currently does not have an interest rate hedging policy.

Interest rate sensitivity analysis

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of the reporting period.  A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates on loans had been 50 basis points higher/lower and all other variables were held constant, the Group’s profit for the year would decrease/increase by approximately RM1,241(2021: RM3,000).

(iv)	Credit risk management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group. At the end of each reporting period, the Group maximum exposure to credit risk which will cause a financial loss to the Group due to failure to discharge an obligation by the counterparties arises from the carrying amount of the respective recognized financial assets as stated in the Statements of Financial Position.

In order to minimise credit risk, the Group has delegated its finance team to develop and maintain the Group’s credit risk grading to categorise exposures according to their degree of risk of default. The finance team uses publicly available financial information and the Group’s own historical repayment records to rate its major customers and debtors. The Group’s exposure and the credit ratings of its counterparties are continuously monitored, and the aggregate value of transactions concluded is spread amongst approved counterparties.

The Group’s current credit risk grading framework comprises the following categories:

Category	Description	Basis for recognising ECL
Performing	The counterparty has a low risk of default and does not have any past-due amounts	12-month ECL
Doubtful	There has been a significant increase in credit risk since initial recognition	Lifetime ECL- not credit-impaired
In default	There is evidence indicating the asset is credit impaired	Lifetime ECL - credit impaired
Write-off	There is evidence indicating that the debtor is in severe financial difficulty and the Company has no realistic prospect of recovery	Amount is written off

F-47

For trade receivables, the Group has applied the simplified approach allowed in the accounting standard to measure the loss allowance at lifetime ECL. The Group determines the ECL on these items by using a provision matrix, estimated based on historical credit loss experience based on the past default experience of the debtor, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. To measure the expected credit losses, trade receivables has been grouped based on shared credit risk characteristics (including high risk, normal risk and low risk type).

As at the end of the reporting period, the allowance for impairment loss in doubtful trade receivables is disclosed in Note 8 to the financial statements. The directors of the Company considered that the ECL for non-credit impaired trade receivables is insignificant as at the end of the reporting period.

(v)	Liquidity risk management

Liquidity risk is the risk that the Group will encounter difficulty in meeting financial obligations due to shortage of funds.

In assessing our liquidity, we monitor and analyse our cash on-hand and our operating expenditure commitments. Our liquidity needs are to meet our working capital requirements and operating expenses obligations. To date, we have financed our operations primarily through cash flows from operations, equity financing, and short-term borrowing from banks and third parties.

As of June 30, 2022, our cash and bank balances amounted to approximately RM1.7 million, and our current assets were approximately RM17.8 million, and our current liabilities were approximately RM11.5 million.

To sustain its ability to support the Company's operating activities, the Company may have to consider supplementing its available sources of funds through the following sources:

- cash and bank balances general from operations.

- other available sources of financing from Malaysia banks and other financial institutions; and

- financial support from the Company's related party and shareholders.

Based on the above considerations, management is of the opinion that the Company has sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months from the unaudited interim condensed consolidated financial statement filing date. However, there is no assurance that management will be successful in their plans. There are several factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for its services, economic conditions, its operating results not continuing to deteriorate and its bank and shareholders being able to provide continued financial support.

The Group maintains sufficient cash and cash equivalent, and internally generated cash flows to finance their activities.

F-48

Liquidity risk analyses

Non-derivative financial liabilities

The following table details the remaining contractual maturity for non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows. The adjustment column represents the possible future cash flows attributable to the instrument included in the carrying amount of the financial liability on the statement of financial position.

	Weighted	On
	average	demand	Within
	effective	or within	2 to
	interest rate	1 year	5 years	Adjustment	Total
	%	RM	RM	RM	RM
As of June 30, 2022
Non-interest bearing		9,687,303	-	-	9,687,303
Fixed interest rate	5.00	668,608	-	-	668,608
Variable interest rate		99,301	396,987	-	496,288
Total		10,455,212	396,987	-	10,852,199

As of December 31, 2021
Non-interest bearing	-	11,690,481	-	-	11,690,481
Fixed interest rate	5.00	698,608	-	(30,000)	668,608
Variable interest rate	3.85	149,397	429,212	(36,225)	542,384
Total		12,538,486	429,212	(66,225)	12,901,473

Non-derivative financial assets

As at the end of the reporting period, the non-derivative financial assets are interest free and repayable on demand.

(vi)	Fair value of financial assets and financial liabilities

The management considers that the carrying amounts of Group’s financial assets and financial liabilities approximate their respective fair values due to the relatively short-term maturity of these financial instruments. The fair values of other classes of financial assets and liabilities are disclosed in the respective notes to financial statements.

F-49

(d)	Capital risk management policies and objectives

The management manages its capital to ensure that the Group will be able to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce cost of capital.

The capital structure of the Company consists of equity attributable to owners of the Company, comprising issued capital and retained earnings as disclosed in the notes to financial statements.

Management monitors capital based on debt-to-equity ratio. The debt-to-equity ratio is calculated as total debt divided by total equity. Total debt is calculated as borrowings.

	December 31, 2021	June 30, 2022
	RM	RM	USD
Total debts	1,210,992	1,164,896	264,299
Total equity	19,363,243	31,878,128	7,232,700

Debt-to-equity %	6.25	3.65	3.65

The Group is not subject to externally imposed capital requirements for the financial year ended December 31, 2021 and for the financial period ended June 30, 2022.

The Group’s overall strategy remains unchanged from prior year.

(e)	Concentrations

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of their customers, and generally do not require collateral or other security from them. The Group evaluates their collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of their customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total revenue:

	June 30, 2021	June 30, 2022
	RM	RM	USD
Amount of the Group’s revenue:
Customer A	7,591,237	4,143,238	940,043
Customer B	400,000	9,550,000	2,166,761
Customer C	7,466,220	-	-

F-50

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total accounts receivable:

	December 31, 2021	June 30, 2022
	RM	RM	USD
Amount of the Group’s accounts receivable:
Customer A	2,755,000	4,143,304	940,058
Customer B	132,500	5,178,000	1,174,816

*	Revenue from relevant customer was less than 10% of the Group’s total revenue for the respective year.

**	Account receivable from relevant customer was less than 10% of the Group’s total accounts receivable for the respective year.

F-51

28	FAIR VALUE AND FAIR VALUE HIERARCHY OF FINANCIAL INSTRUMENTS

The carrying amounts and fair values of the Group's financial instruments, other than those with carrying amounts that reasonably approximate to fair values, are as follows:

	Carrying amount		Fair value
	December 31, 2021	June 30, 2022	December 31, 2021	June 30, 2022
	RM	RM	RM	RM

Financial assets
Financial assets at fair value through profit or loss	1,309,134	3,145,096	1,309,134	3,145,096
Financial assets at fair value through other comprehensive income	34,221,879	30,022,109	34,221,879	34,221,879

Management has assessed that the fair values of financial assets measured at fair value through profit or loss, approximate to their carrying amounts largely due to the independent valuation performed and valuation technique that take into account key inputs such as revenue multiples, long term growth rate and discount rate, measured.

At each reporting date, the management analyses the movements in the values of financial instruments and determines the major inputs applied in the valuation.

The valuation procedures applied include consideration of recent transactions in the same security or financial instrument, recent financing of the investee companies, economic and market conditions, current and projected financial performance of the investee companies, and the investee companies' management team as well as potential future strategies to realize the investments.

Management believes that the estimated fair values resulting from the valuation technique, which are recorded in the unaudited interim condensed consolidated statements of financial position, and the related changes in fair values, which are recorded in profit or loss, are reasonable, and that they were the most appropriate values at the end of the reporting periods.

Below is a summary of significant unobservable inputs to valuation of financial instruments together with a quantitative sensitivity analysis as at June 30, 2022:

		Significant		Sensitivity
	Valuation	Unobservable		of value to
	Technique	input	Input	the input

Unlisted equity investment	Income Approach. In this approach, the discounted cash flow method was used to capture the present value of the expected future economic benefit to be derived from the ownership of this investees	Weighted average cost of capital Illiquidity discount	25% to 35% 17.52%	5% increase/decrease in illiquidity result in increase/decrease in fair value by approximately 6%

F-52

Fair Value Hierarchy

The following tables illustrate the fair value measurement hierarchy of the Group's financial instruments:

Assets measured at fair value:

	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
	RM	RM	RM	RM

As at December 31, 2021
Financial assets at fair value through profit or loss	-	-	1,309,134	1,309,134
Financial assets at fair value through other comprehensive income	-	34,221,879	-	34,221,879
As at June 30, 2022
Financial assets at fair value through profit or loss	80,700	-	3,064,396	3,145,096
Financial assets at fair value through other comprehensive income	-	30,022,109	-	30,022,109

During the year ended December 31, 2021 and period ended June 30, 2022, there were no transfers of fair value measurements between Level 2 and Level 3.

The movements in fair value measurements within Level 2 during the years are as follow:

	December 31, 2021	June 30, 2022
	RM	RM	USD

Unlisted equity shares at fair value through other comprehensive income
At beginning of year/period	-	34,221,879	7,764,465
Addition	6,398,987	-	-
Total unrealized gain/loss recognized in other comprehensive income	27,822,892	(4,199,770)	(952,869)
At end of year/period	34,221,879	30,022,109	6,811,596

29	RECONCILIATIONS OF LIABILITIES ARISING FROM FINANCING ACTIVITIES

	At beginning of year	Subsidiary acquired	Proceeds from borrowings	Principal and interest payments	Interest charges	Interest paid	At end of year
	RM	RM	RM	RM	RM	RM	RM
As of June 30, 2022
Bank borrowings	542,384	-	-	(46,096)	8,685	(8,685)	496,288
Other borrowings	668,608	-	-	-	-	-	668,608
	1,210,992	-	-	(46,096)	8,685	(8,685)	1,164,896

As of December 31, 2021
Bank borrowings	-	260,745	300,000	(18,361)	16,103	(16,103)	542,384
Other borrowings	-	-	1,200,000	(600,000)	90,370	(21,762)	668,608
	-	260,745	1,500,000	(618,361)	106,473	(37,865)	1,210,992

Repayment	Within one year	2023	2024	2025	2026	Total
	RM	RM	RM	RM	RM	RM

As of June 30, 2022
Bank borrowings	99,301	127,659	117,300	117,300	34,728	496,288
Other borrowings	668,608	-	-	-	-	668,608
	767,909	127,659	117,300	117,300	34,728	1,164,896

As of December 31, 2021
Bank borrowings	120,300	127,658	117,300	117,300	59,826	542,384
Other borrowings	668,608	-	-	-	-	668,608
	788,908	127,658	117,300	117,300	59,826	1,210,992

F-53

30	COMMITMENT

Office rental commitments not provided for in the financial statements are as follows:

	December 31, 2021	June 30, 2022
	RM	RM	USD

Approved but not contracted for	1,044,000	1,044,000	236,869

The approved and but not contracted for commitments of the Group are in respect of office rental. The future commitments of office rental are as follows:

	December 31, 2021	June 30, 2022
	RM	RM	USD

Not later than one year	348,000	348,000	78,956
Later than 1 year and not later than 5 years	696,000	696,000	157,913
	1,044,000	1,044,000	236,869

31	SUBSEQUENT EVENTS

On October 27, 2022, the Company’s board of directors approved and declared RM3,600,000 (USD816,790) to its shareholders. This amount was used to offset against RM3,469,278 (USD787,131) amount due from V Invesco Sdn Bhd. The remaining dividend balance of RM130,722 (USD29,659) will be paid to the shareholders before end of December 31, 2022.

Amount due from related parties namely AAIS Heritage Agroforestry Hub Sdn Bhd, Dai Dai Dong Food Holdings Sdn Bhd, Doventry Sdn Bhd, Imej Jiwa Sdn Bhd, Revellon Group Sdn Bhd, SH Liew Holdings Sdn Bhd, V Invesco Limited, V Capital Fund Management (L) Limited and V Capital Kronos Limited for a total of RM108,246 (USD24,559) were settled in cash on October 28, 2022.

On January 3, 2023, the Company sold 1,702,899 shares of Treasure Global Inc for an aggregate price of USD3,065,218.20   (USD1.80 per share). As of January 3, 2023, the Company hold nil of the equity interest in Treasure Global Inc.

Company has assessed all events from June 30, 2022, up through January 18, 2023, which is the date that these unaudited interim condensed consolidated financial statements are available to be issued, other than the events disclosed above, there are not any material subsequent events that require in these consolidated financial statements.

F-54

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of

VCI Global Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of VCI Global Ltd. and its subsidiaries (the “Company”) as of December 31, 2020, and 2021, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.
Certified Public Accountants
PCAOB ID No. 1171

We have served as the Company’s auditor since 2022.

San Mateo, California

November 1, 2022, except for Note 31, as to which the date is January 18, 2023

F-55

VCI GLOBAL LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF DECEMBER 31, 2020 AND 2021

	Note	2020	2021	2021
		RM	RM	USD
ASSETS

Non-current assets
Financial assets measured at fair value through other comprehensive income	4	-	34,221,879	8,196,857
Financial assets measured at fair value through profit and loss	5	-	1,309,134	313,565
Property and equipment, net	6	12	152,532	36,535
Deferred tax assets	7	-	339,650	81,353
Total non-current assets		12	36,023,195	8,628,310

Current assets
Trade and other receivables, net	8	-	4,540,984	1,087,661
Amount due from related parties	25	3,014,790	427,677	102,438
Cash and bank balances	9	430,796	3,122,947	748,011
Total current assets		3,445,586	8,091,608	1,938,110

Total assets		3,445,598	44,114,803	10,566,420

LIABILITIES AND EQUITY

Current liabilities
Trade and other payables	10	10,861	1,726,403	413,510
Contract liabilities	11	-	500,000	119,760
Bank and other borrowings	12	-	812,466	194,602
Deferred revenue	13	-	1,510,321	361,754
Income tax payable		881,282	8,284,766	1,984,375
Total current liabilities		892,143	12,833,956	3,074,001

Non-current liabilities
Bank and other borrowings	12	-	398,526	95,455
Amount due to related parties	25	29,967	9,964,078	2,386,606
Deferred revenue	13	-	1,555,000	372,455
Total non-current labilities		29,967	11,917,604	2,854,516

Total liabilities		922,110	24,751,560	5,928,517

Capital and reserves
Share capital	14	220,000	220,000	52,695
Capital reserve	15	483,575	6,532,560	1,564,685
Retained earnings		1,819,913	12,981,942	3,109,447
Attributable to equity owners of the Company		2,523,488	19,734,502	4,726,827
Non-controlling interests		-	(371,259)	(88,924)
Total equity		2,523,488	19,363,243	4,637,903

Total liabilities and equity		3,445,598	44,114,803	10,566,420

The accompanying notes are an integral part of these consolidated financial statements.

F-56

VCI GLOBAL LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2021

	Note	2020	2021	2021
		RM	RM	USD

Revenue		3,648,406	37,871,829	9,071,097
Revenue - related party	25	-	9,603,213	2,300,171
Total revenue	16	3,648,406	47,475,042	11,371,268

Other income	17	402,250	278,855	66,792

Cost of services	18	(416,179)	(10,300,051)	(2,467,088)

Depreciation	6	-	(55,232)	(13,229)

Directors’ fees		-	(656,000)	(157,126)

Employee benefits expenses	19	-	(4,198,908)	(1,005,726)

Impairment allowance on trade receivables	8	-	(1,415,211)	(338,973)

Rental expenses	24	-	(237,205)	(56,816)

Legal and professional fees		(3,377)	(728,716)	(174,543)

Finance cost	20	-	(106,473)	(25,503)

Other operating expenses	21	(29,128)	(2,997,803)	(718,037)

Profit before income tax	22	3,601,972	27,058,298	6,481,029

Income tax expenses	23	(872,882)	(7,120,480)	(1,705,504)

Profit for the year		2,729,090	19,937,818	4,775,525

Other comprehensive income
Fair value adjustment on financial assets measured at fair value through other comprehensive income	4	-	27,822,892	6,664,166
Other comprehensive income		-	27,822,892	6,664,166

Total comprehensive income for the year		2,729,090	47,760,710	11,439,691

Profit attributable to:
Equity owners of the Company		2,729,090	20,339,137	4,871,649
Non-controlling interests		-	(401,319)	(96,124)
Total		2,729,090	19,937,818	4,775,525

Total comprehensive income attributable to:
Equity owners of the Company		2,729,090	48,162,029	11,535,815
Non-controlling interests		-	(401,319)	(96,124)
Total		2,729,090	47,760,710	11,439,691

EARNINGS PER SHARE – BASIC AND DILUTED		0.08	0.60	0.14

EARNINGS PER SHARE

	December 31,
	2020	2021
Weighted average number of ordinary shares used in computing basic earnings	33,400,100	33,400,100
Weighted average number of ordinary shares used in computing diluted earnings	33,400,100	33,400,100

F-57

VCI GLOBAL LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

		Attributable to equity owners of the Company
						Non-
		Share	Capital	Retained		controlling	Total
		capital	reserves	earnings	Total	interests	equity
		RM	RM	RM	RM	RM	RM
	Note

Balance at January 1, 2020		220,000	483,575	-	703,575	-	703,575

Group restructuring – injection of operating subsidiaries				(909,177)	(909,177)	-	(909,177)

Total comprehensive income for the year		-	-	2,729,090	2,729,090	-	2,729,090

Balance at December 31, 2020		220,000	483,575	1,819,913	2,523,488	-	2,523,488

Profit for the year		-	-	20,339,137	20,339,137	(401,319)	19,937,818

Other comprehensive income		-	-	27,822,892	27,822,892		27,822,892

Contribution from non-controlling shareholders		-	-	-	-	30,060	30,060

Transactions with owners of the Company recognised directly in equity
Constructive dividends paid		-	-	(30,951,015)	(30,951,015)	-	(30,951,015)

Balance at December 31, 2021		220,000	483,575	19,030,927	19,734,502	(371,259)	19,363,243

The accompanying notes are an integral part of these consolidated financial statements.

F-58

VCI GLOBAL LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2021

	2020	2021	2021
	RM	RM	USD

Operating activities
Profit before income tax	3,601,972	27,058,298	6,481,029
Adjustments for:
Impairment allowance on trade receivables	-	1,415,211	338,973
Impairment of goodwill on consolidation	-	282,963	67,776
Bad debt written off	-	123,502	29,581
Preliminary expense written off	-	10,400	2,491
Depreciation of property and equipment	-	55,232	13,229
Interest expense	-	106,473	25,503
Interest income	-	(1,571)	(376)
Operating cash flows before movements in working capital	3,601,972	29,050,508	6,958,206

Trade and other receivables	54,117	(5,729,429)	(1,372,318)
Trade and other payables	(2,217)	4,453,808	1,066,780
Cash generated from operations	3,653,872	27,774,887	6,652,668

Interest received	-	1,571	376
Income tax paid	-	(56,646)	(13,568)
Net cash from operating activities	3,653,872	27,719,812	6,639,476

Investing activities
Purchase of property and equipment	-	(105,458)	(25,259)
Purchase of financial assets measured at fair value through other comprehensive income	-	(6,398,987)	(1,532,692)
Purchase of financial assets measured at fair value through profit and loss	-	(1,309,134)	(313,565)
Acquisition of subsidiaries (Note 1)	-	255,900	61,293
Net cash used in investing activities		(7,557,679)	(1,810,223)

Financing activities
Proceeds from other borrowings	-	1,200,000	287,425
Repayment of other borrowings	-	(600,000)	(143,713)
Proceeds from bank borrowings	-	300,000	71,856
Repayment of bank borrowings	-	(56,226)	(13,467)
Advances made to related parties	(3,237,899)	(18,343,816)	(4,393,728)
Contribution from non-controlling interests	-	30,060	7,200
Net cash used in financing activities	(3,237,899)	(17,469,982)	(4,184,427)

Net increase in cash and cash equivalents	415,973	2,692,151	644,826
Cash and bank balances at beginning of year	14,823	430,796	103,185
Cash and bank balances at end of year	430,796	3,122,947	748,011

NON-CASH FINANCING ACTIVITIES:
Constructive dividends paid	-	30,951,015	7,413,417

The accompanying notes are an integral part of these consolidated financial statements.

F-59

VCI GLOBAL LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2020 and 2021

Note 1

On January 1, 2021, the shareholders for both Accuventures Sdn Bhd and Imej Jiwa Communications Sdn Bhd entered into share sale agreements with Victor Hoo, our Chairman, to sell their shares (80% for Accuventures Sdn Bhd) and (100% for Imej Jiwa Communication Sdn Bhd) and also assign their voting and other rights that provided Mr. Hoo with control over each entity. Since Mr. Hoo also has control over the Company, there is common control with all three entities and Accuventures and Imej Jiwa were consolidated into our group.

The transfer of power was initiated first and then subsequently proceed with the legal documentation in regard to the shares transfer. The documentation of those shares transfer were completed on September 29, 2021 (Accuventures Sdn Bhd) and February 22, 2022 (Imej Jiwa Communications Sdn Bhd).

Identifiable assets acquired and liabilities assumed at the date of acquisition are:

		Imej Jiwa
	Accuventures	Communications
	Sdn Bhd	Sdn Bhd	Total	Total
	RM	RM	RM	USD

Cash and bank balances	43,276	754,943	798,219	191,190
Trade and other receivables	55,581	320,341	375,922	90,041
Property and equipment	83,906	18,388	102,294	24,502
Trade and other payables	(536,367)	(290,688)	(827,055)	(198,097)
Bank borrowings	-	(260,745)	(260,745)	(62,454)
Non-controlling interest	70,721	-	70,721	16,939
(Net liabilities)/ net asset	(282,883)	542,239	259,356	62,121

Less: Consideration paid	(80)	(542,239)	(542,319)	(129,897)
Goodwill on consolidation	(282,963)	-	(282,963)	(67,776)

Cash and bank balances	43,276	754,943	798,219	191,190
Less: consideration paid	(80)	(542,239)	(542,319)	(129,897)
Net cash inflow	43,196	212,704	255,900	61,293

Note 2 - Significant non-cash transaction

During the financial year ended 31 December 2021, a total of RM37 million (USD8.86 million) of dividends were declared; of the RM37 million in dividends, there was approximately RM34.8 million (USD8.35 million) used to offset amounts due from a related party (whom is also a major shareholder of the Group), the remainder of RM 2.2 (USD 0.51 million) remains outstanding and payable at 31 December 2021.

F-60

VCI GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

1	ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization and reorganization

VCI Global Limited was incorporated in the British Virgin Islands on April 29, 2020. The registered office of the Company is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. The principal place of business of the Company is situation at B03-C-8, Menara 3A, KL Eco City, No.3 Jalan Bangsar, 59200 Kuala Lumpur, Malaysia.

The Group structure which represents the operating subsidiaries and dormant companies as the reporting date is as follow:

F-61

The Company and its subsidiaries are in the table as follows:

Percentage of effective ownership
December 31,
Name	Date of incorporation	2020	2021	Place of incorporation	Principal activities
		%	%
VCI Global Limited	29.04.2020	-	100	British Virgin Island	Holding company
V Capital Kronos Berhad	01.09.2020	100	100	Malaysia	Holding company
V Capital Venture Sdn Bhd	19.08.2014	100	100	Malaysia	Provision of corporate and business advisory services in corporate finance, corporate structuring and restructuring, listings on recognised stock exchanges, and fintech advisory
Accuventures Sdn Bhd	22.06.2015	-	80	Malaysia	Provision of technology development, computer software programming and holding company.
Credilab Sdn Bhd	26.10.2020	-	80	Malaysia	Carry on licensed money lending activities, consulting, information technology development, and computer software programming
V Capital Advisory Sdn Bhd	12.02.2018	100	100	Malaysia	Provision of corporate and business advisory in relation to corporate listing exercise, equity investment, corporate restructuring, merger and acquisition and corporate finance.
V Capital Quantum Sdn Bhd	18.01.2018	100	100	Malaysia	Provision of information technology development, business consultancy services and holding company.
V Capital Consulting Limited	01.03.2016	100	100	British Virgin Island	Provision of corporate and business advisory services in corporate finance, corporate structuring and restructuring, listings on recognised stock exchanges, and fintech advisory
Imej Jiwa Communication Sdn Bhd	29.10.2012	-	100	Malaysia	Provision of investor relation consultation services.
AB Management and Consultancy Sdn Bhd	05.04.2020	-	80	Malaysia	Holding company
Elmu Education Group Sdn Bhd	03.12.2020	-	70	Malaysia	Education and training services
Elmu V Sdn Bhd	18.05.2021	-	100	Malaysia	Education and training services
Elmu Higher Education Sdn Bhd	24.05.2021	-	100	Malaysia	Dormant
V Capital Real Estate Sdn Bhd	05.07.2021	-	100	Malaysia	Dormant
V Capital Robotics Sdn Bhd	12.10.2021	-	100	Malaysia	Dormant
TGI V Sdn Bhd	12.11.2021	-	100	Malaysia	Dormant
VCIG Limited	29.04.2020	-	100	British Virgin Island	Dormant

F-62

In order to facilitate the Company’s initial public offering, the Company completed a series of reorganization transactions (the “Reorganization”), whereby, each of the operating and holding entities under the controlling shareholder’s common control before and after the Reorganization, were ultimately contributed to the Company:

On April 21, 2021, Mr. Victor Hoo Voon Him and his spouse, Liew Soo Hua transferring 100% issued capital of V Capital Quantum Sdn Bhd to V Capital Kronos Berhad;

On April 22, 2021, Mr. Victor Hoo Voon Him transferring 100% issued share capital of V Capital Advisory Sdn Bhd to V Capital Kronos Berhad;

On April 22, 2021, Mr. Victor Hoo Voon Him and his spouse, Liew Soo Hua transferring 100% issued capital of V Capital Venture Sdn Bhd to V Capital Kronos Berhad;

On August 30, 2021, Mr. Victor Hoo Voon Him transferring 100% issued share capital of V Capital Consulting Limited to V Capital Quantum Sdn Bhd;

On September 29, 2021, Messrs. Chang Wai Kwan, Harold Chen Yoong Kin, Lim May Ling, each transferring 29 ordinary shares and 2 ordinary shares respectively in Accuventures Sdn Bhd to V Capital Ventures Sdn Bhd; and

On February 21, 2022, Mr. Victor Hoo Voon Him transferring 100% issued share capital of Imej Jiwa Communication Sdn Bhd to V Capital Kronos Berhad; and

On April 8, 2022, the Company has issued a total of 33,400,100 shares at USD0.0001 to V Capital Kronos Berhad’s shareholders in exchange of their shares in V Capital Kronos Berhad. VCI Global Limited acquired 100% of V Capital Kronos Berhad from the Founder and other insignificant shareholders. As V Capital Kronos Berhad was under common control of the founder during all the periods presented, was accounted for in a manner similar to a pooling of interest with assets and liabilities all reflected at their historical amounts in the Group’s consolidated financial statements as if the reorganization had always been in place. As such, the Group’s consolidated financial statements were prepared as if VCI Global Limited has control over V Capital Kronos Berhad for all periods presented.

The Reorganization completed on April 8, 2022. Through the Reorganization, the Company became the holding company of the companies now comprising the Group. Accordingly, the financial statements were prepared on a consolidated basis by applying the principles of common control as if the reorganization had been completed at the beginning of the first reporting period.

Principal activities

The Company is a holding company. The principal activities of the Company and its subsidiaries (collectively referred to as the “Company” or “the Group”) are the provision of business strategy consultancy and technology development solution consultancy. The Company is headquartered in Malaysia and conducts its primary operations through its significant direct and indirectly held subsidiaries that are incorporated and domiciled in Malaysia, namely V Capital Kronos Berhad, V Capital Quantum Sdn. Bhd., and V Capital Consulting Limited where was incorporated in the British Virgin Islands.

F-63

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING - The consolidated financial statements have been prepared in accordance with the historical cost basis, except as disclosed in the accounting policies below, and are drawn up in accordance with the provisions of the International and Singapore Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability which market participants would take into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

•	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

•	Level 3 inputs are unobservable inputs for the asset or liability.

ADOPTION OF NEW AND REVISED STANDARDS – At the date of authorisation of these financial statements, the management anticipates that the adoption of the above/other IFRSs and amendments to IFRS in future periods will not have a material impact on the financial statements of the Group in the period of their initial adoption.

NEW AND REVISED IFRS STANDARDS IN ISSUE BUT NOT YET EFFECTIVE - At the date of authorisation of these financial statements, the Group and the Company have not adopted the new and revised IFR, IFRS INT and amendments to IFRS that have been issued but are not yet effective to them. The Company do not anticipate that the adoption of these new and revised IFRS(I) pronouncements in future periods will have a material impact on the Group’s and the Company’s financial statements in the period of their initial adoption.

The preparation of these financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where estimates and assumptions are significant to the financial statements are disclosed in Note 3.

BASIS OF CONSOLIDATION

(a)	Consolidation

As the Group were under same control of the controlling shareholders and their entire equity interests were also ultimately held by the controlling shareholders immediately prior to the group reorganization, the consolidated statements of profit or loss and other comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows statements are prepared as if the current group structure had been in existence throughout the two-year period ended December 31, 2021, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period. The consolidated balance sheets as at December 31, 2020 and 2021 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned. The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

Subsidiary corporations are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiary corporations are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on that control ceases.

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In preparing the consolidated financial statements, transactions, balances and unrealized gains on transactions between group entities are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiary corporations have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests comprise the portion of a subsidiary corporation’s net results of operations and its net assets, which is attributable to the interests that are not owned directly or indirectly by the equity holders of the Company. They are shown separately in the consolidated statement of comprehensive income, statement of changes in equity, and balance sheet. Total comprehensive income is attributed to the non-controlling interests based on their respective interests in a subsidiary, even if this results in the non-controlling interests having a deficit balance.

Acquisition of entities under an internal reorganization scheme does not result in any change in economic substance. Accordingly, the consolidated financial statements of the Company are a continuation of the acquired entities and is accounted for as follows:

(i)	The results of entities are presented as if the internal reorganization occurred from the beginning of the earliest period presented in the financial statements;

(ii)	The Company will consolidate the assets and liabilities of the acquired entities at the pre-combination carrying amounts. No adjustments are made to reflect fair values, or recognize any new assets or liabilities, at the date of the internal reorganization that would otherwise be done under the acquisition method; and

(iii)	No new goodwill is recognized as a result of the internal reorganization. The only goodwill that is recognized is the existing goodwill relating to the combining entities. Any difference between the consideration paid/transferred and the equity acquired is reflected within equity as merger reserve or deficit.

(b)	Acquisitions

The acquisition method of accounting is used to account for business combinations entered into by the Group.

The consideration transferred for the acquisition of a subsidiary corporation or business comprises the fair value of the assets transferred, the liabilities incurred, and the equity interests issued by the Group. The consideration transferred also includes any contingent consideration arrangement and any pre-existing equity interest in the subsidiary measured at their fair values at the acquisition date.

Acquisition-related costs are expensed as incurred.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date.

On an acquisition-by-acquisition basis, the Group recognizes any non-controlling interest in the acquiree at the date of acquisition either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s identifiable net assets.

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The excess of (a) the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the (b) fair value of the identifiable net assets acquired is recorded as goodwill. Please refer to the paragraph “Intangible assets – Goodwill” for the subsequent accounting policy on goodwill.

(c)	Disposals

When a change in the Group’s ownership interest in a subsidiary corporation result in a loss of control over the subsidiary corporation, the assets and liabilities of the subsidiary corporation including any goodwill are derecognized. Amounts previously recognized in other comprehensive income in respect of that entity are also reclassified to profit or loss or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost, and its fair value is recognized in profit or loss.

(d)	Transactions with non-controlling interests

Changes in the Group’s ownership interest in a subsidiary corporation that do not result in a loss of control over the subsidiary corporation are accounted for as transactions with equity owners of the Company. Any difference between the change in the carrying amounts of the non-controlling interest and the fair value of the consideration paid or received is recognized within equity attributable to the equity holders of the Company.

RECLASSIFICATION

The Company reclassified RM285,260 (USD68,326) of expenses from “COST OF SERVICES” to “OTHER OPERATING EXPENSES” for the year ended December 31, 2021 in order to improve comparability and consistency in the Company’s consolidated statements of profit or loss and other comprehensive income for the year ended December 31, 2021. There was no impact to the Company’s profit for the year ended December 31, 2021 and the related ending retained earnings and net asset position as a result of this reclassification.

CONVENIENCE TRANSLATION

Translations of amounts in the consolidated statement of financial position, consolidated statements of profit or loss and other comprehensive income, and consolidated statement of cash flows from RM into USD as of and for the year ended December 31, 2021 are solely for the convenience of the reader and were calculated at the noon buying rate of USD1 = RM4.175, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate or at any other rate.

FINANCIAL ASSETS

(a)	Classification and measurement

The Group classifies its financial assets at fair value through other comprehensive income, fair value through profit and loss and amortized cost.

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial assets.

Financial assets at fair value through other comprehensive income (“FVTOCI”) are equity securities which are not held for trading but more for strategic investments or debt securities where contractual cash flows are solely principal and interest and the objective of the Group’s business model is achieved both by collecting contractual cash flow and selling financial assets.

On initial recognition, the Group may make an irrevocable election (on an instrument-by-instrument basis) to designate investments in equity instruments as at FVTOCI. Designation at FVTOCI is not permitted if the equity investment is held for trading or if it is contingent consideration recognised by an acquirer in a business combination.

Investments in equity instruments as at FVTOCI are initially measured at fair value plus transaction costs. Subsequently, they are measured at fair value with gains and losses arising from changes in fair value recognised in other comprehensive income (“OCI”) and accumulated in the retained earnings. The cumulative gain or loss will not be reclassified to profit or loss on disposal of the equity investments, and will be transferred to retained earnings.

The Group reclassifies debt instruments when and only when its business model for managing those assets changes.

At subsequent measurement - Debt instrument - Debt instruments mainly comprise of cash and cash equivalents and other receivables (excluding prepayments).

Debt instruments that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. A gain or loss on a debt instrument that is subsequently measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the asset is derecognized or impaired. Interest income from these financial assets is included in interest income using the effective interest rate method.

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(b)	Impairment

The Group recognises a loss allowance for ECL on financial assets which are subject to impairment assessment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument. The Group always recognises lifetime ECL for accounts receivables. The ECL on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate. For all other financial instruments, the Group measures the loss allowance equal to 12-month ECL, unless when there has a significant increase in credit risk since initial recognition, the Group recognises lifetime ECL. The assessment of whether lifetime ECL should be recognised is based on significant increase in the likelihood or risk of a default occurring since initial recognition.

Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort. Forward-looking information considered includes the future prospects of the industries in which the Group’s debtors operate, obtained from economic expert reports, financial analysts, governmental bodies, relevant think-tanks and other similar organisations, as well as consideration of various external sources of actual and forecast economic information that relate to the Group’s operations.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

•	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

•	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;

•	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

•	an actual or expected significant deterioration in the operating results of the debtor;

•	significant increases in credit risk on other financial instruments of the same debtor;

•	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 60 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

(c)	Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on trade date – the date on which the Group commits to purchase or sell the asset.

Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognized in profit or loss.

Financial liabilities and equity instruments

Classification as debt or equity

Debt and equity instruments issued by a Group entity are classified as either financial liabilities or as equity in accordance with substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by a Group are recognised at the proceeds received, net of direct issue costs.

Financial liabilities

Except for derivative financial instruments which are stated at fair value through profit or loss, all other financial liabilities are subsequently measured at amortised cost using the effective interest method.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortised cost of a financial liability.

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Derecognition of financial liabilities

The Group derecognises financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

Offsetting financial instruments

Financial assets and liabilities are offset, and the net amount reported in the balance sheet when there is a legally enforceable right to offset and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously.

PROPERTY AND EQUIPMENT

(a)	Measurement

(i)	Property and equipment

Property and equipment are initially recognized at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses.

(ii)	Components of costs

The cost of an item of property and equipment initially recognized includes its purchase price and any cost that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

(b)	Depreciation

Depreciation on other items of property and equipment is calculated using the straight-line method to allocate their depreciable amounts over their estimated useful lives as followed;

Office renovation	-	10 years
Office equipment	-	5 years
Furniture and fittings	-	5 years
Electrical and fittings	-	10 years

No depreciation is charged on construction in progress.

The residual values estimated useful lives and depreciation method of property and equipment are reviewed, and adjusted as appropriate, at each balance sheet date. The effects of any revision are recognized in profit or loss when the changes arise.

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(c)	Subsequent expenditure

Subsequent expenditure relating to property and equipment that has already been recognized is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognized in profit or loss when incurred.

(d)	Disposal

On disposal of an item of property and equipment, the difference between the disposal proceeds and its carrying amount is recognized in profit or loss within “Other losses - net”.

TRADE AND OTHER RECEIVABLES – A receivable is recognised when the group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If revenue has been recognised before the group has an unconditional right to receive consideration, the amount is presented as a contract asset. Trade receivables that do not contain a significant financing component are initially measured at their transaction price. Trade receivables that contain a significant financing component and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortised cost, using the effective interest method and including an allowance for credit losses.

IMPAIRMENT OF NON-FINANCIAL ASSETS - Intangible assets and property and equipment are tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

For the purpose of impairment testing, the recoverable amount (i.e., the higher of the fair value less cost to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash inflows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the Cash Generating units (“CGU”) to which the asset belongs.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount. The difference between the carrying amount and recoverable amount is recognized as an impairment loss in profit or loss.

An impairment loss for an asset is reversed if, and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of any accumulated amortization or depreciation) had no impairment loss been recognized for the asset in prior years.

A reversal of impairment loss for an asset other than goodwill is recognized in profit or loss.

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TRADE AND OTHER PAYABLES - Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

Trade and other payables are initially recognized at fair value, and subsequently carried at amortized cost using the effective interest method.

CONTRACT LIABILITIES - A contract liability is recognised when the customer pays non-refundable consideration before the group recognises the related revenue. A contract liability would also be recognised if the group has an unconditional right to receive non-refundable consideration before the group recognises the related revenue. In such cases, a corresponding receivable would also be recognised. Contract liabilities are recognized as revenue when the Group satisfied its performance obligation.

BANK AND OTHER BORROWINGS - Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the balance sheet date, in which case they are presented as non-current liabilities.

(a)	Borrowings - Borrowings are initially recognized at fair value (net of transaction costs) and subsequently carried at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

(b)	Borrowing costs - Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalisation.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

DEFERRED REVENUE – Deferred revenue refers to advance payment from clients for services that have not yet been rendered. Under the accrual basis of accounting, the Group records this payment as a liability. Once the services have been rendered, the liability is reversed and revenue is recorded instead.

LEASES

When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

●	Right-of-use assets

The Group recognizes a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentive received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right- of-use assets.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

Right-of-use assets are presented within “Property, plant and equipment”.

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●	Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the implicit rate in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include the following:

-	Fixed payment (including in-substance fixed payments), less any lease incentives receivables;

-	Variable lease payment that are based on an index or rate, initially measured using the index or rate as at the commencement date;

-	Amount expected to be payable under residual value guarantees;

-	The exercise price of a purchase option if is reasonably certain to exercise the option; and

-	Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

For contracts that contain both lease and non-lease components, the Group allocates the consideration to each lease component on the basis of the relative stand-alone price of the lease and non-lease component. The Group has elected to not separate lease and non-lease component for property leases and account these as one single lease component.

Lease liability is measured at amortized cost using the effective interest method. Lease liability shall be remeasured when:

-	There is a change in future lease payments arising from changes in an index or rate;

-	There is a change in the Group’s assessment of whether it will exercise an extension option; or

-	There is modification in the scope or the consideration of the lease that was not part of the original term.

Lease liability is remeasured with a corresponding adjustment to the right-of-use assets, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

●	Short-term and low-value leases

The Group has elected to not recognized right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value leases. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

●	Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Group shall recognize those lease payments in profit or loss in the periods that triggered those lease payments.

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EMPLOYEE BENEFITS - Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

(a)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Central Provident Fund on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

(b)	Employee leave entitlement

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

PROVISIONS - Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation.  Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognised as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

REVENUE RECOGNITION - Revenue is recognised to depict the transfer of promised services to clients at an amount that reflects the consideration to which an entity expects to be entitled in exchange for those services. Specifically, the Company uses a five-step approach to recognise revenue:

• Step 1: Identify the contract(s) with a client

• Step 2: Identify the performance obligations in the contract

• Step 3: Determine the transaction price

• Step 4: Allocate the transaction price to the performance obligations in the contract

• Step 5: Recognise revenue when (or as) the Company satisfies a performance obligation

The Company recognises revenue when (or as) a performance obligation is satisfied, i.e., when “control” of the services underlying the particular performance obligations is transferred to clients.

A performance obligation represents a service (or a bundle of services) that is distinct or a series of distinct services that are substantially the same.

Control is transferred overtime and revenue is recognised overtime by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

•	the client simultaneously receives and consumes the benefits provided by the Company’s performance as the Company performs;

•	the Company’s performance creates or enhances an asset that the client controls as the asset is created or enhanced; or

•	the Company’s performance does not create an asset with an alternative use to the Company and the Company has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognised at a point in time when the customer obtains control of the distinct service.

Advance payments received from clients are recognized as contract liabilities as the Group has not yet satisfied its performance obligation. Contract liabilities are recognized as revenue when the Group satisfied its performance obligation. The Group may receive payment for service prior to, or after it satisfies the performance obligation under a service agreement.

a)	Business Strategy Consultancy

Business strategy consultancy services primarily included listing advisory and solutions, investors relations and boardroom strategies consultancy. The revenues generated from business strategy consultancy services are generally based on the fixed fee billing arrangements that require the clients to pay a pre-established fee in exchange for a predetermined set of professional services. The clients agree to pay a fixed fee periodically over the contract terms as specified in the service agreements.

Our contracts from business strategy consultancy are typically less than a year in duration. Revenues are generally recognised over time. When contractual billings represent an amount that corresponds directly with the value provided to the client, revenues are recognised as amount become billable in accordance with the contract terms. Revenues from fixed-priced contracts are generally recognised using costs incurred to date relative to total estimated costs at completion to measure progress toward satisfying the Company performance obligations. Incurred cost represents work performed, which corresponds with, and thereby best depicts, the transfer of control to client.

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b)	Technology Development, Solutions and Consultancy

Technology development, solutions and consultancy primarily included digital development, fintech solution and software solutions.

Technology Development

The contract is typically fixed priced and does not provide any post contract client support or upgrades. The Company designs system based on clients’ specific needs which require the Company to perform services including design/redesign, development, and integration. These services also require significant customization. Upon delivery of the services, client acceptance is generally required. The Company assesses that software development services is considered as a performance obligation. The duration of the development period is usually six months to two years.

The Company’s system development service revenues are generated primarily from contracts with clients across sectors. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from technology development contracts is generally recognized over time. The Company uses an input method based on cost incurred as the Company believes that this method most accurately reflects the Company’s progress toward satisfaction of the performance obligation, which usually takes six months to two years. Under this method, the Company could appropriately measure the fulfilment of a performance obligation. Assumptions, risks, and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables, and deferred revenues at each reporting period.

Solutions and Consultancy

Revenue from solutions and consulting services is primarily comprised of fixed-fee contracts, which require the Company to provide professional solutions and consulting services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 6 to 12 months. The solutions and consulting services contracts typically include a single performance obligation. The revenue from solutions and consulting services is recognized over the contract term.

GOVERNMENT GRANTS AND SUBSIDIES - Grants from the government are recognized as a receivable at their fair value when there is reasonable assurance that the grant will be received and the Group will comply with all the attached conditions.

Government grants receivable are recognized as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government grants relating to expenses are shown separately as other income.

Grants related to assets are presented as deferred income under trade and other payables.

CASH AND CASH EQUIVALENTS - For the purpose of presentation in the consolidated statement of cash flows, cash and cash equivalents include cash on hand, deposits with financial institutions which are subject to an insignificant risk of change in value.

SHARE CAPITAL - Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

INCOME TAX - Current income tax for current and prior periods is recognized at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a tax authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

Deferred income tax is recognized for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit or loss at the time of the transaction.

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A deferred income tax liability is recognized on temporary differences arising on investments in subsidiaries, associates and joint ventures, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognized to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilized.

Deferred income tax is measured:

(i)	at the tax rates that are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date; and

(ii)	based on the tax consequence that will follow from the manner in which the Group expects, at the balance sheet date, to recover or settle the carrying amounts of its assets and liabilities except for investment properties. Investment property measured at fair value is presumed to be recovered entirely through sale.

Current and deferred income taxes are recognized as income or expense in profit or loss, except to the extent that the tax arises from a business combination or a transaction which is recognized directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

The Group accounts for investment tax credits (for example, productivity and innovation credit) similar to accounting for other tax credits where a deferred tax asset is recognized for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilized.

FOREIGN CURRENCY TRANSACTIONS

(a)	Functional and presentation currency

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The financial statements are presented in Ringgit Malaysia (“RM”), which is the functional currency of the Group and the Company.

The value of foreign currencies including, the US Dollar (”USD”), may fluctuate against the Ringgit Malaysia. Any significant variations of the aforementioned currencies relative to the Ringgit Malaysia may materially affect the Company’s financial condition in terms of reporting in RM. The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	December 31,
	2020	2021
RM to USD Year End	4.0225	4.1750
RM to USD Average Rate	4.1970	4.1403

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(b)	Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the balance sheet date are recognized in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities. However, in the consolidated financial statements, currency translation differences arising from borrowings in foreign currencies and net investment in foreign operations, are recognized in other comprehensive income and accumulated in the currency translation reserve.

When a foreign operation is disposed of or any loan forming part of the net investment of the foreign operation is repaid, a proportionate share of the accumulated currency translation differences is reclassified to profit or loss, as part of the gain or loss on disposal.

Non-monetary items measured at fair values in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

(c)	Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)	assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)	income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)	all resulting currency translation differences are recognized in other comprehensive income and accumulated in the currency translation reserve. These currency translation differences are reclassified to profit or loss on disposal or partial disposal with loss of control of the foreign operation.

Goodwill and fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operations and translated at the closing rates at the reporting date.

RELATED PARTIES

(a)	A person, or a close member of that person’s family, is related to the group if that person:

(i)	has control or joint control over the group;
(ii)	has significant influence over the group; or
(iii)	is a member of the key management personnel of the group or the group’s parent.

(b)	An entity is related to the group if any of the following conditions applies:

(i)	The entity and the group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).
(iii)	Both entities are joint ventures of the same third party.
(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.
(v)	The entity is a post-employment benefit plan for the benefit of employees of either the group or an entity related to the group.
(vi)	The entity is controlled or jointly controlled by a person identified in (a).
(vii)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).
(viii)	The entity, or any member of a group of which it is a part, provides key management personnel services to the group or to the group’s parent. Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

EARNINGS PER SHARE - The Group presents basic and diluted earnings per share data for its ordinary shares. Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted-average number of ordinary shares outstanding during the year, adjusted for own shares held, if any. Diluted earnings per share is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted-average number of ordinary shares outstanding, adjusted for own shares held, if any, for the effects of all dilutive potential ordinary shares.

SEGMENT REPORTING – Operating segments, and the amounts of each segment item reported in the financial statements, are identified from the financial information provided regularly to the group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.

F-75

3	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the Group’s accounting policies, which are described in Note 2 to the financial statements, management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis.  Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods.

Critical judgements in applying the Group’s accounting policies

There are no critical judgements, apart from those involving estimation (see below) that the management has made in the process of applying the Group’s accounting policy and that has the most significant effect on the amounts recognised in the financial statements.

Key sources of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are disclosed below:

Impairment of property and equipment (Note 6)

Property and equipment is tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

The recoverable amounts of property, plant and equipment have been determined based on higher of the fair value less costs to sell or value-in use (“VIU”) calculations. If the carrying amounts exceed the recoverable amounts, an impairment is recognized to profit or loss for the differences.

Fair value measurement of unquoted shares (Note 4 & 5)

In determining the fair value of the unquoted shares, the Group relies on the net asset values of the investee companies or independent valuation report.

The availability of observable inputs can vary from investment to investment. For certain investments classified under Level 3 of the fair value hierarchy, the valuation could be based on models or inputs that are less observable o unobservable in the market and the determination of the fair values require significant judgement. Those estimated values do not necessarily represent the amounts that may be ultimately realised due to occurrence of future events which could not be reasonably determined as at the balance sheet date.

F-76

4	FINANCIAL ASSETS MEASURED AT FAIR VALUE THROUGH OTHER COMPREHENSIVE INCOME

	2020	2021
	RM	RM	USD
Unquoted shares measured at fair value through other comprehensive income (“FVTOCI”):

At beginning of year	-	-	-
Addition	-	6,398,987	1,532,691
Fair value adjustment	-	27,822,892	6,664,166
At end of year	-	34,221,879	8,196,857

F-77

Unquoted shares measured at FVTOCI

Unquoted investment in shares measured at FVTOCI relates to an equity interest of 14.55% (2020: nil) in a Treasure Global Inc, an entity that is currently in the midst of preparing and applying a listing on the NASDAQ Stock Market, an American stock exchange based in New York City, USA. Hoo Voon Him is also a director in Treasure Global Inc.

The above unquoted equity investments are not held for trading. Instead, they are held for medium to long-term strategic purposes. Accordingly, the Company have elected to designate these investments in equity instruments as at FVTOCI as the Company believe that recognising short-term fluctuations in these investments’ fair value in profit or loss would not be consistent with the Company’s strategy of holding the investments for long-term purpose and realising their performance potential in long run.

The fair value of the unquoted investment was determined by the Company using a third-party independent valuation firm not connected to the Company using the income approach and discounted cash flow methodology. The valuation was performed in accordance with International Valuation Standards and set forth in a valuation report dated May 21, 2022. The steps followed in applying a discounted cash flow (DCF) method include estimating the expected future cash flows attributable to an entity and converting these cash flows to present value through discounting. This, as assessed by the management, will be within the Level 2 of the fair value hierarchy. The Company takes full responsibility for the determination of the value of the unquoted investment.

The significant unobservable inputs used in the fair value measurements categorized within Level 2 of the fair value hierarchy, together with a quantitative sensitivity analysis as at December 31, 2021 are shown below:

Exit Multiple	10% increase (decrease) in the Exit Multiple would result in an increase (decrease) in the fair value by USD5.9 million.
EBITDA margin (% of revenue)	50 basis points increase (decrease) in the EBITDA margin (% of revenue) would result in an increase (decrease) in the fair value by USD 9.2 million.
Weighted Average Cost of Capital (“WACC”)	500 basis points increase (decrease) in the WACC would result in a decrease (increase) in the fair value by USD8.8 million (USD10.6 million).
Discount for Lack of Marketability (“DLOM”)	500 basis points increase (decrease) in the DLOM would result in a decrease (increase) in the fair value by USD3.5 million.

5	FINANCIAL ASSETS MEASURED AT FAIR VALUE THROUGH PROFIT AND LOSS

	2020	2021
	RM	RM	USD
Other unquoted shares:

At beginning of year	-	-	-
Addition	-	1,309,134	313,565
At end of year	-	1,309,134	313,565

Other unquoted shares

Included in the unquoted shares are investment in the following:

•	3% (2020: nil) equity interest in DFA Robotic Co. Ltd, an entity incorporated in Japan.

•	5% (2020: nil) equity interest in Zero Carbon Farms Ltd, an entity incorporated in United Kingdom.

The above valuations are categorised under Level 3 of the fair value hierarchy, and are generally sensitive to the unobservable inputs. Any increase or decrease in transacted price would result in an increase or decrease in the fair value of the unquoted investment. Any significant movement in inputs would result in a significant change to the fair value of the unquoted investment. There are no transfers between Levels 1 and 2 and into or out of Level 3 during the year.

F-78

6	PROPERTY AND EQUIPMENT

	Office equipment	Furniture and fittings	Office renovation	Computer & software	Total
	RM	RM	RM	RM	RM
Cost:

At January 1, 2020 and at December 31, 2020	2,302	104,017	-	-	106,319
Subsidiary acquired	21,545	39,436	35,500	113,070	209,551
Addition	6,022	3,258	67,050	29,128	105,458
At December 31, 2021	29,869	146,711	102,550	142,198	421,328

Accumulated depreciation:
At January 1, 2020 and at December 31, 2020	2,300	104,007	-	-	106,307
Subsidiary acquired	15,151	39,007	35,499	17,600	107,257
Charges	2,694	837	13,410	38,291	55,232
At December 31, 2021	20,145	143,851	48,909	55,891	268,796

Carrying amount:
At December 31, 2020	2	10	-	-	12

At December 31, 2021	9,724	2,860	53,641	86,307	152,532

F-79

7	DEFERRED TAX ASSETS

The following are the major deferred tax assets recognised by the group and the movements thereon, during the current and prior reporting periods:

	2020	2021
	RM	RM	USD
Provisions:

At January 1	-	-	-
Credit to Profit and loss (Note 23)	-	339,650	81,353
At December 31	-	339,650	81,353

8	TRADE AND OTHER RECEIVABLES

	2020	2021
	RM	RM	USD
Trade receivables - third parties	-	5,065,541	1,213,304
Less: Allowance for doubtful debts	-	(1,415,211)	(338,973)
Net	-	3,650,330	874,331

Deposits	-	63,590	15,231
Prepayments	-	9,971	2,388
Sundry receivables	-	817,093	195,711
Total	-	4,540,984	1,087,661

Movement in the above allowance for doubtful debts:

Beginning balances	-	-	-
Charge off	-	1,415,211	338,973
Ending balance	-	1,415,211	338,973

F-80

The average credit period for services rendered is 30 days. No interest is charged on the outstanding balances.

	2020	2021
	RM	RM	USD
Not past due	-	3,630,571	869,598
Past due	-	1,434,970	343,705
Less: Allowance for doubtful debts	-	(1,415,211)	(338,972)
Net trade receivables	-	3,650,330	874,331

A majority of the Group’s trade receivables that are neither past due nor impaired are with creditworthy counterparties with good track record of credit history.

(i)	Aging of receivables that are past due the average credit period:

	2020	2021
	RM	RM	USD
< 30 days	-	-	-
31 days to 60 days	-	-	-
61 days to 210 days	-	39,518	9,465
211 days to 240 days	-	-	-
241 days to < 1 year	-	1,395,452	334,240
Total	-	1,434,970	343,705

In determining the recoverability of a trade receivable, the Group considers any changes in the credit quality of the trade receivables from the date credit was initially granted up to the reporting date. There was no significant change in credit quality for the Group’s trade receivable balances which are past due and partially impaired. Accordingly, the management believes that no further credit provision is required.

(ii)	These amounts are stated before any deduction for impairment losses and are not secured by any collateral or credit enhancements.

The allowance for doubtful trade receivable has been determined by taking into consideration recovery prospects and past doubtful experience.

As part of the Group’s credit risk management, the Company assesses the impairment for its customers based on different group of customers which share common risk characteristics that are representative of the customers’ abilities to pay all amounts due in accordance with the contractual terms.

Loss allowance for trade receivables has been measured at an amount equal to lifetime expected credit losses (“ECL”). The ECL on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate. The Group has recognised a loss allowance of 100% against all receivables over 240 days past due because historical experience has indicated that these receivables are generally not recoverable.

F-81

There has been no change in the estimation techniques or significant assumptions made during the current reporting period. A trade receivable is written off when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery.

The following table details the risk profile of trade receivables based on the Group’s provision matrix. As the Group’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is not further distinguished between the Group’s different customer base:

	Trade receivables – days past due
	Not past due	1 to 30 days	31-60 days	61-210 days	211 – 240 days	Over 241 days	Total
	RM	RM	RM	RM	RM	RM	RM
Expected credit loss rate	-	-	-	50.0%	60.0%	100.0%	-
Lifetime ECL – FY 2020	-	-	-	-	-	-	-
Lifetime ECL – FY 2021	-	-	-	19,759	-	1,395,452	1,415,211

The above balances that are not denominated in the functional currency are as follows:

	2020	2021
	RM	RM
United States dollar	-	1,414,025

9	CASH AND BANK BALANCES

	2020	2021
	RM	RM	USD
Cash and bank balances	430,796	2,782,773	666,532
Cash at share trading accounts	-	340,174	81,479
Total	430,796	3,122,947	748,011

Cash at share trading accounts are readily convertible to a known amount of cash which are subject to an insignificant risk of changes in value.

The above balances that are not denominated in the functional currency are as follows:

	2020	2021
	RM	RM
Singapore dollar	8,016	5,225
United States dollar	4,397	72,037

10	TRADE AND OTHER PAYABLES

	2020	2021
	RM	RM	USD
Trade payable	-	270,659	64,829
Accruals	-	482,226	115,503
Sundry payables	10,861	973,518	233,178
Total	10,861	1,726,403	413,510

Accruals consist mainly of staff salaries and sundry payables consist mainly of audit fees, secretarial fees and other professional fees.

The above balances that are not denominated in the functional currency are as follows:

	2020	2021
	RM	RM

United States dollar	-	62,490

11	CONTRACT LIABILITIES

	2020	2021
	RM	RM	USD

Contract liabilities	-	500,000	119,760

Contract liabilities relates to advances collected from customers upon contract fee billed but services have yet rendered. These will be recognised as revenue over the terms of the contract. Management expects that all the unsatisfied performance obligation as at the end of the reporting period may be recognised as revenue within twelve months from balance sheet date.

12	BANK AND OTHER BORROWINGS

	2020	2021
	RM	RM	USD
Bank borrowings
- Current	-	143,858	34,457
- Non-current	-	398,526	95,455
Total bank borrowings	-	542,384	129,912

Other borrowings – current	-	668,608	160,145

Total borrowings	-	1,210,992	290,057

F-82

Notes:

(A)	Bank borrowings:

This is made up of the following loans:

Loan 1 : A principal amount of RM150,000 from a financial institution, which charged an interest rate at 5.00% per annum and repayable over 60 months in equal monthly instalments (principal and interest) of RM3,318.

Loan 2 : A principal amount of RM200,000 from a financial institution, which charged an interest rate at 3.50% per annum and repayable over 60 months in equal monthly instalments (principal and interest) of RM3,639.

Loan 3 : A principal amount of RM300,000 from a financial institution, which charged an interest rate at 3.50% per annum and repayable over 60 months in equal monthly instalments (principal and interest) of RM6,136.

The bank borrowings of the Group are secured against:

a)	Guarantee in favour of the lender by Credit Guarantee Corporation (CGC) under the portfolio guarantee scheme for 70% of the approved limit;

b)	Corporate guarantee in favour of the lender by a third party company which the Director have interests;

c)	Assignment of single premium reducing term plan issued by Sun Life Malaysia Assurance Berhad under Director of the Company, for the sum insured of not less than RM150,000 to the lender; and

d)	Jointly and severally guaranteed in favour of the lender by a Director of the Company.

(B)	Other borrowings

This relates to redeemable preference shares issued by a subsidiary. The redeemable preference shares are liability in nature as the subsidiary has to redeem the shares at a particular date by paying agreed amount to the holder of the shares. Non-discretionary dividends paid on redeemable preference shares is recorded as expenses in income statement as any return paid towards liabilities is treated as an interest expense in the income statement.

The redeemable preference shares have a face value of RM600,000 representing 600,000 shares at RM 1.00 each. It is redeemable at a fair value of RM600,000. The cumulative interest payable as at the end of the reporting period is RM68,608.

F-83

13	DEFERRED REVENUE

	2020	2021
	RM	RM	USD
Due within one year	-	1,510,321	361,754
Due after one year	-	1,555,000	372,455
Total	-	3,065,321	734,209

The income represents billed amount for fee relating to technology development, solutions and consultancy contract but obligation has yet to be satisfied. The performance obligations of RM 1,510,321 will be delivered within twelve months from the end of the reporting period with the remaining RM1,555,000 by end of June 2023.

14	SHARE CAPITAL

	2020	2021	2020	2021
	USD	USD	RM	RM
Paid up capital:
50,000 ordinary shares
At beginning and end of year	50,000	50,000	220,000	220,000

As of 31 December 2021, the company has authorised 50,000 ordinary shares at USD1.00. The paid up ordinary shares has no par value and carry one vote per share and carry a right to dividends as and when declared by the Company.

On April 8, 2022 VCI Global Limited issued a total of 33,400,100 shares at USD0.0001 to V Capital Kronos Berhad’s shareholders in exchange of their shares in V Capital Kronos Berhad. For the purposes of comparative value in calculating the Group’s earnings per share (“EPS”), the Group has assumed that 33,400,100 shares were outstanding from 1 January 2020 to 31 December 2021 as would be included in the denominator of the EPS calculation.

15	CAPITAL RESERVE

This is in relation to merger reserves.

The merger reserve represents effects of changes in ownership interests in subsidiaries when there is no change in control. Under merger accounting, the assets, liabilities, revenue, expenses and cash flows of all the entities within the Group are combined after making such adjustments as are necessary to achieve consistency of accounting policies. This manner of presentation reflects the economic substance of combining companies, which were under common control throughout the relevant period, as a single economic enterprise.

F-84

16	REVENUE

	2020	2021
	RM	RM	USD
Business strategy consultancy	3,648,406	27,308,368	6,540,926
Technology Development, Solutions and Consultancy	-	19,425,038	4,652,704
Others	-	741,636	177,638
Total	3,648,406	47,475,042	11,371,268

This represents revenue arising from the Group’s contracts with customers for business strategy consultancy, technology development, solution and consultancy and investment.

17	OTHER INCOME

	2020	2021
	RM	RM	USD
Interest income	-	1,571	376
Wage subsidy	-	149,500	35,809
Reimbursement income for expenses incurred	402,250	127,784	30,607
Total	402,250	278,855	66,792

The Wage Subsidy Program (“WSP”) is a financial assistance introduced in Malaysia paid to employers of every enterprise, for each worker earning RM4,000 and below and for a period of six months only. The purpose of the WSP is to help employers affected economically by the COVID-19 pandemic to continue operations and avoid the loss of jobs and income streams for all enterprises.

18	COST OF SERVICES

	2020	2021
	RM	RM	USD
Consultant fee	-	9,982,074	2,390,916
IT expenses	-	204,903	49,079
Secondment of staff expenses	402,250	-	-
Subscription fee	-	94,141	22,549
Others	13,929	18,933	4,544
Total	416,179	10,300,051	2,467,088

The “Consultant fee” refers to the Company’s costs incurred from assisting its clients, in engaging all the relevant professionals required during the listing process, including but not limited to legal counsel, auditors, finance consultants, the US capital markets consultant, which such Consultant fee payment shall be included and be treated as part of our consultation services for its clients during the IPO’s process.

Secondment of staff expenses incurred in year 2020 where most of the staff being recruited under V Capital Sdn Bhd – a related party to V Capital Group. Therefore, such staff has been seconded to the Group to manage the operations of the Company. Subsequently, in year 2021, such staff has been transferred to the Company, thus, no longer be needed for secondment in 2021.

19	EMPLOYEE BENEFIT EXPENSES

	2020	2021
	RM	RM	USD
Wages and salaries	-	3,647,956	873,762
Defined contribution plans	-	433,442	103,818
Other short-term benefits	-	117,510	28,146
Total	-	4,198,908	1,005,726

F-85

20	FINANCE COST

	2020	2021
	RM	RM	USD
Interest expenses on:
Bank borrowings	-	16,103	3,857
Other borrowings	-	90,370	21,646
Total	-	106,473	25,503

21	OTHER OPERATING EXPENSES

	2020	2021
	RM	RM	USD
Regulatory compliance and statutory cost	15,131	130,100	31,162
Regulatory consultancy fee	-	159,943	38,310
Cost incurred to obtain licence	-	968,530	231,983
Impairment of goodwill on consolidation	-	282,963	67,776
Bad debt written off	-	123,502	29,581
Bank charges	8,778	35,323	8,461
Foreign exchange adjustment	3,463	1,002	240
Marketing expenses	-	339,875	81,407
Software and website usage fee	-	275,600	66,012
Office expenses	1,346	197,206	47,235
Preliminary expenses written off	-	11,692	2,800
Recruitment fees	-	84,202	20,168
Travelling expenses	410	102,605	24,576
Net investment loss	-	285,260	68,326
Total	29,128	2,997,803	718,307

Net investment loss is derived from the total net loss incurred from the trading of shares on recognized stock exchanges.

22	PROFIT BEFORE INCOME TAX

	2020	2021
	RM	RM	USD
Legal and professional fees	3,377	728,716	174,543
Director’s fees	-	656,000	157,126

23	INCOME TAX EXPENSES

	2020	2021
	RM	RM	USD

Current income tax expense	872,882	7,460,130	1,786,857
Deferred tax	-	(339,650)	(81,353)
Income tax expenses	872,882	7,120,480	1,705,504

The tax on the Group’s profit before income tax differs from the theoretical amount that would arise using the Malaysia’s standard rate of income tax as follows

	2020	2021	2021
	RM	RM	USD

Profit before income tax	3,601,972	27,058,298	6,481,029

Tax calculated at tax rate of 24%	864,473	6,493,992	1,555,447
Effects of:
- expenses not deductible for tax purposes	8,409	626,488	150,057
Income tax expenses	872,882	7,120,480	1,705,504

24	OPERATING LEASE COMMITMENTS

	2020	2021
	RM	RM	USD

Low value leases	-	237,205	56,816

The Group has elected not to recognise right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value leases. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

F-86

25	SIGNIFICANT RELATED PARTY TRANSACTIONS

Related companies in these financial statements refer to members of the ultimate holding company’s group of companies.

Some of the Company’s transactions and arrangements are between members of the group and the effect of these on the basis determined between the parties is reflected in these financial statements. The intercompany balances are unsecured, interest-free and repayable on demand, unless otherwise stated.

Some of the group’s transactions and arrangements are with related parties and the effect of these on the basis determined between the parties is reflected in these financial statements. The balances are unsecured, interest-free and repayable on demand unless otherwise stated.

	2020	2021
	RM	RM	USD
Balance with related parties (common shareholders)

Non-trade receivable

Hoo Voon Him	3,014,790	-	-
V Invesco Sdn Bhd	-	393,810	94,326
VC Acquisition Limited	-	4,220	1,011
VC Acquisition II Limited	-	4,220	1,011
V Capital Kronos Limited	-	5,580	1,337
Imej Jiwa SB	-	18,613	4,458
V Invesco Limited	-	1,234	295
Total amount due from related parties	3,014,790	427,677	102,438

Trade payable

V Capital Sdn Bhd	-	2,000,000	479,042

Non-trade payable

Hoo Voon Him	-	1,428,088	342,057
V Capital Sdn Bhd	29,967	5,834,990	1,397,603
Total non-trade payables	29,967	7,263,078	1,739,660

Amount due to related parties	29,967	9,263,078	2,218,702

Amount due to related parties are not expected to be repaid within the next 12 months.

F-87

Transactions with related parties

The following represents the significant related party transactions for the years ended December 31, 2020 and 2021.

				For the year ended December 31, 2020	For the year ended December 31, 2021
	Relationship	Nature	Description	RM	RM	USD
V Capital Sdn Bhd	Common shareholder	Trade nature	Purchase of technology consultancy services	-	2,000,000	479,042
V Capital Sdn Bhd	Common shareholder	Trade nature	Purchase of services	402,250	2,227,465	533,525
V Capital Sdn Bhd	Common shareholder	Non-trade nature	Advances paid by V Capital Sdn Bhd	(29,967)	(5,834,990)	(1,397,602)
V Invesco Sdn Bhd	Common shareholder	Non-trade nature	Advances paid to V Invesco Sdn Bhd	-	393,810	94,326
Hoo Voon Him	Director	Non-trade nature	Advance paid to Director which was repaid in 2021.	3,014,790	-	-
Hoo Voon Him	Director	Non-trade nature	Advance receipt from Director	-	(1,428,088)	(342,057)
Treasure Global Inc	Common Director	Trade nature	Sale of business consultancy fee	-	9,603,213	2,300,171
Treasure Global Inc	Common Director	Non-trade nature	Investment in shares	-	34,221,879	8,196,857

26	SEGMENTS OPERATIONS

Services from which reportable segments derive their revenues Information reported to the group’s chief operating decision maker (CODM) for the purposes of resource allocation and assessment of segment performance focuses on the types of services provided. Management has chosen to organise the group around differences in services. No operating segments have been aggregated in arriving at the reportable segments of the group.

Segment revenues and results

	Revenue		Net profit
	2020	2021	2020	2021
	RM	RM	RM	RM

Business strategy consultancy	3,648,406	27,308,368	3,601,972	11,425,338
Technology Development, Solutions and Consultancy	-	19,425,038	-	15,737,127
Others	-	741,636	-	325,679
Total	3,648,406	47,475,042	3,601,972	27,488,144
Other gains and losses			-	(324,944)
Interest income			-	1,571
Finance costs			-	(106,473)
Profit before tax			3,601,972	27,058,298
Income tax expenses			(872,882)	(7,120,480)
Profit for the year			2,729,090	19,937,818

Revenue reported above represents revenue generated from external customers, There were no inter-segment sales in 2020 and 2021.

The accounting policies of the reportable segments are the same as the group’s accounting policies described in Note 2. Segment profit represents the profit earned by each segment without allocation of central administration costs, finance income, finance costs and income tax expense. This is the measure reported to the chief operating decision maker for the purposes of resource allocation and assessment of segment performance.

Segment assets

	2020	2021
	RM	RM

Business strategy consultancy	3,445,598	2,586,832
Technology Development, Solutions and Consultancy	-	3,606,903
Investments and others	-	37,251,225
	3,445,598	43,444,960
Unallocated assets	-	669,843
Consolidated total assets	3,445,598	44,114,803

No geographical segment information presented as group’s operations are conducted predominantly in Malaysia.

27	FINANCIAL INSTRUMENTS, FINANCIAL RISKS AND CAPITAL RISKS MANAGEMENT

a)	Categories of financial instruments

The following table sets out the financial instruments as at the end of the reporting period:

	2020	2021
	RM	RM	USD
Financial assets
Loan and receivable (including cash and bank balances)	3,445,586	8,081,637	1,935,721
Finance assets measured at FVTOCI	-	34,221,879	8,196,857
Finance assets measured at amortised cost	-	1,309,134	313,565

Financial liabilities
Payable at amortised cost	40,828	12,901,473	3,090,173

b)	Financial instruments subject to offsetting, enforceable master netting arrangements and similar agreements

The Group does not have any financial instruments which are subject to enforceable master netting arrangements or similar netting agreements.

c)	Financial risk management policies and objectives

The management of the Group monitors and manages the financial risks relating to the operations of the Group to ensure appropriate measures are implemented in a timely and effective manner. These risks include market risk (including currency risk and interest rate risk), credit risk and liquidity risk.

F-88

(i)	Market risk management

The Group activities are exposed primarily to the financial risks of changes in foreign currency exchange rates and interest rates. Management monitors risks associated with changes in foreign currency exchanges rates and interest rates and will consider appropriate measures should the need arise.

There has been no significant change to the Group’s exposure to market risk or the manner in which it manages and measures the risk.

(ii)	Foreign currency risk management

The Group also transacts business in foreign currencies other than its functional currencies, as further disclosed below, and is therefore exposed to foreign exchange risk.

The currency exposure of financial assets and financial liabilities denominated in currencies other than the Group’s functional currencies are as follows:

	Assets		Liabilities
	2020	2021	2020	2021
	RM	RM	RM	RM

Singapore Dollar	8,016	5,225	-	-
United States Dollar	4,397	1,486,062	-	62,490

Foreign currency sensitivity

The following table details the sensitivity to a 5% increase and decrease in the related foreign currencies against the functional currency (“RM”) with all the other variables held constant. 5% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the possible change in foreign exchange rates.  The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the period end for a 5% change in foreign currency rates.

	2020	2021
	RM	RM

Singapore Dollar	401	261
United States Dollar	220	71,179

F-89

(iii)	Interest rate risk management

The Group is exposed to interest rate risk as the Group has bank loans which are interest bearing. The interest rates and terms of repayment of the loans are disclosed in the Note to the financial statements. The Group currently does not have an interest rate hedging policy.

Interest rate sensitivity analysis

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of the reporting period.  A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates on loans had been 50 basis points higher/lower and all other variables were held constant, the Group’s profit for the year would decrease/increase by approximately RM3,000 (2020: Nil).

(iv)	Credit risk management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group. At the end of each reporting period, the Group maximum exposure to credit risk which will cause a financial loss to the Group due to failure to discharge an obligation by the counterparties arises from the carrying amount of the respective recognized financial assets as stated in the Statements of Financial Position.

In order to minimise credit risk, the Group has delegated its finance team to develop and maintain the Group’s credit risk grading to categorise exposures according to their degree of risk of default. The finance team uses publicly available financial information and the Group’s own historical repayment records to rate its major customers and debtors. The Group’s exposure and the credit ratings of its counterparties are continuously monitored, and the aggregate value of transactions concluded is spread amongst approved counterparties.

The Group’s current credit risk grading framework comprises the following categories:

Category	Description	Basis for recognising ECL
Performing	The counterparty has a low risk of default and does not have any past-due amounts	12-month ECL
Doubtful	There has been a significant increase in credit risk since initial recognition	Lifetime ECL- not credit-impaired
In default	There is evidence indicating the asset is credit impaired	Lifetime ECL - credit impaired
Write-off	There is evidence indicating that the debtor is in severe financial difficulty and the Company has no realistic prospect of recovery	Amount is written off

F-90

For trade receivables, the Group has applied the simplified approach allowed in the accounting standard to measure the loss allowance at lifetime ECL. The Group determines the ECL on these items by using a provision matrix, estimated based on historical credit loss experience based on the past default experience of the debtor, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. To measure the expected credit losses, trade receivables has been grouped based on shared credit risk characteristics (including high risk, normal risk and low risk type).

As at the end of the reporting period, the allowance for impairment loss in doubtful trade receivables is disclosed in Note 8 to the financial statements. The directors of the Company considered that the ECL for non-credit impaired trade receivables is insignificant as at the end of the reporting period.

(v)	Liquidity risk management

Liquidity risk is the risk that the Group will encounter difficulty in meeting financial obligations due to shortage of funds.

In assessing our liquidity, we monitor and analyse our cash on-hand and our operating expenditure commitments. Our liquidity needs are to meet our working capital requirements and operating expenses obligations. To date, we have financed our operations primarily through cash flows from operations, equity financing, and short-term borrowing from banks and third parties.

As of December 31, 2021, our cash and bank balances amounted to approximately RM3million, and our current assets were approximately RM8million, and our current liabilities were approximately RM12million. We encountered insufficient of fund to settle our debt. Because of the significant uncertainties surrounding the COVID-19 outbreak, the extent of the business disruption and the related financial impact cannot be reasonably estimated at this time. There is no guarantee that our total revenue will grow and return the same level fiscal year 2022.

To sustain its ability to support the Company's operating activities, the Company may have to consider supplementing its available sources of funds through the following sources:

- cash and bank balances general from operations.

- other available sources of financing from Malaysia banks and other financial institutions; and

- financial support from the Company's related party and shareholders.

Based on the above considerations, management is of the opinion that the Company has sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months from the unaudited condensed consolidated financial statement filing date. However, there is no assurance that management will be successful in their plans. There are several factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for its services, economic conditions, its operating results not continuing to deteriorate and its bank and shareholders being able to provide continued financial support.

The Group maintains sufficient cash and cash equivalent, and internally generated cash flows to finance their activities.

Liquidity risk analyses

Non-derivative financial liabilities

The following table details the remaining contractual maturity for non-derivative financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows. The adjustment column represents the possible future cash flows attributable to the instrument included in the carrying amount of the financial liability on the statement of financial position.

	Weighted	On
	average	demand	Within
	effective	or within	2 to
	interest rate	1 year	5 years	Adjustment	Total
	%	RM	RM	RM	RM
2021
Non-interest bearing	-	11,690,481	-	-	11,690,481
Fixed interest rate	5.00	698,608	-	(30,000)	668,608
Variable interest rate	3.85	149,397	429,212	(36,225)	542,384
Total		12,538,486	429,212	(66,225)	12,901,473

2020
Non-interest bearing	-	40,828	-	-	40,828
Total		40,828	-	-	40,828

Non-derivative financial assets

As at the end of the reporting period, the non-derivative financial assets are interest free and repayable on demand.

F-91

(vi)	Fair value of financial assets and financial liabilities

The management considers that the carrying amounts of Group’s financial assets and financial liabilities approximate their respective fair values due to the relatively short-term maturity of these financial instruments. The fair values of other classes of financial assets and liabilities are disclosed in the respective notes to financial statements.

(d)	Capital risk management policies and objectives

The management manages its capital to ensure that the Group will be able to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce cost of capital.

The capital structure of the Company consists of equity attributable to owners of the Company, comprising issued capital and retained earnings as disclosed in the notes to financial statements.

Management monitors capital based on debt-to-equity ratio. The debt-to-equity ratio is calculated as total debt divided by total equity. Total debt is calculated as borrowings plus trade and other payables

	2020	2021
	RM	RM	USD
Total debts	-	1,210,992	290,058
Total equity	2,523,488	19,905,482	4,767,780

Debt-to-equity %	-	6.08%	6.08%

The Group is not subject to externally imposed capital requirements for the financial years ended December 31, 2020 and 2021.

The Group’s overall strategy remains unchanged from prior year.

(e)	Concentrations

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of their customers, and generally do not require collateral or other security from them. The Group evaluates their collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of their customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total revenue:

	2020	2021
	RM	RM	USD
Amount of the Group’s revenue:
Customer A	NA*	22,081,000	5,288,862
Customer B	NA*	9,627,000	2,305,868
Customer C	3,648,000	NA*	NA*

F-92

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total accounts receivable:

	2020	2021
	RM	RM	USD
Amount of the Group’s accounts receivable:
Customer A	NA*	2,755,000	659,880

*	Revenue from relevant customer was less than 10% of the Group’s total revenue for the respective year.

**	Account receivable from relevant customer was less than 10% of the Group’s total accounts receivable for the respective year.

28	FAIR VALUE AND FAIR VALUE HIERARCHY OF FINANCIAL INSTRUMENTS

The carrying amounts and fair values of the Group's financial instruments, other than those with carrying amounts that reasonably approximate to fair values, are as follows:

	Carrying amount		Fair value
	2020	2021	2020	2021
	RM	RM	RM	RM

Financial assets
Financial assets at fair value through profit or loss	-	1,309,134	-	1,309,134
Financial assets at fair value through other comprehensive income	-	34,221,879	-	34,221,879

Management has assessed that the fair values of financial assets measured at fair value through profit or loss, approximate to their carrying amounts largely due to the independent valuation performed and valuation technique that take into account key inputs such as revenue multiples, long term growth rate and discount rate, measured.

At each reporting date, the management analyses the movements in the values of financial instruments and determines the major inputs applied in the valuation.

The valuation procedures applied include consideration of recent transactions in the same security or financial instrument, recent financing of the investee companies, economic and market conditions, current and projected financial performance of the investee companies, and the investee companies' management team as well as potential future strategies to realize the investments.

Management believes that the estimated fair values resulting from the valuation technique, which are recorded in the consolidated statements of financial position, and the related changes in fair values, which are recorded in profit or loss, are reasonable, and that they were the most appropriate values at the end of the reporting periods.

Below is a summary of significant unobservable inputs to valuation of financial instruments together with a quantitative sensitivity analysis as at December 31, 2021:

		Significant		Sensitivity
	Valuation	Unobservable		of value to
	Technique	input	Input	the input

Unlisted equity investment	Income Approach. In this approach, the discounted cash flow method was used to capture the present value of the expected future economic benefit to be derived from the ownership of this investees	Weighted average cost of capital Illiquidity discount	25% to 35% 17.52%	5% increase/decrease in illiquidity result in increase/decrease in fair value by approximately 6%

F-93

Fair Value Hierarchy

The following tables illustrate the fair value measurement hierarchy of the Group's financial instruments:

Assets measured at fair value:

	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
	RM	RM	RM	RM

As at December 31, 2020
Financial assets at fair value through profit or loss	-	-	-	-
As at December 31, 2021
Financial assets at fair value through profit or loss	-	-	1,309,134	1,309,134
Financial assets at fair value through other comprehensive income	-	34,221,879	-	34,221,879

During the years ended December 31, 2020 and 2021, there were no transfers of fair value measurements between Level 2 and Level 3.

The movements in fair value measurements within Level 2 during the years are as follow:

	2020	2021
	RM	RM	USD

Unlisted equity shares at fair value through other comprehensive income
At January 1	-	-	-
Addition	-	6,398,987	1,532,691
Total unrealized gain recognized in other comprehensive income	-	27,822,892	6,664,166
At December 31	-	34,221,879	8,196,857

29	RECONCILIATIONS OF LIABILITIES ARISING FROM FINANCING ACTIVITIES

	At beginning of year	Subsidiary acquired	Proceeds from borrowings	Principal and interest payments	Interest charges	Interest paid	At end of year
	RM	RM	RM	RM	RM	RM	RM

2021
Bank borrowings	-	260,745	300,000	(18,361)	16,103	(16,103)	542,384
Other borrowings	-	-	1,200,000	(600,000)	90,370	(21,762)	668,608
	-	260,745	1,500,000	(618,361)	106,473	(37,865)	1,210,992

Repayment	Within one year	2023	2024	2025	2026	Total
	RM	RM	RM	RM	RM	RM

2021
Bank borrowings	120,300	127,658	117,300	117,300	59,826	542,384
Other borrowings	668,608	-	-	-	-	668,608
	788,908	127,658	117,300	117,300	59,826	1,210,992

30	COMMITMENT

Office rental commitments not provided for in the financial statements are as follows:

	2020	2021
	RM	RM	USD

Approved but not contracted for	-	1,044,000	250,060

The approved and but not contracted for commitments of the Group are in respect of office rental. The future commitments of office rental are as follows:

	2020	2021
	RM	RM	USD

Not later than one year	-	348,000	83,353
Later than 1 year and not later than 5 years	-	696,000	166,707
	-	1,044,000	250,060

31	SUBSEQUENT EVENTS

On April 8, 2022 VCI Global Limited has issued a total of 33,400,100 shares at USD0.0001 to V Capital Kronos Berhad’s shareholders in exchange of their shares in V Capital Kronos Berhad.

On October 27, 2022, the Company’s board of directors approved and declared RM3,600,000 (USD816,790) to its shareholders. This amount was used to offset against RM3,469,278 (USD787,131) amount due from V Invesco Sdn Bhd, as of June 30, 2022. The remaining dividend balance of RM130,722 (USD29,659) will be paid to the shareholders before end of December 31, 2022.

Amount due from related parties namely AAIS Heritage Agroforestry Hub Sdn Bhd, Dai Dai Dong Food Holdings Sdn Bhd, Doventry Sdn Bhd, Imej Jiwa Sdn Bhd, Revellon Group Sdn Bhd, SH Liew Holdings Sdn Bhd, V Invesco Limited, V Capital Fund Management (L) Limited and V Capital Kronos Limited for a total of RM108,246 (USD24,559) as of June 30, 2022, were settled in cash on October 28, 2022.

On January 3, 2023, the Company sold 1,702,899 shares of Treasure Global Inc for an aggregate price of USD3,065,218.20   (USD1.80 per share). As of January 3, 2023, the Company hold nil of the equity interest in Treasure Global Inc.

The Company evaluated all events and transactions that occurred after December 31, 2021 up through January 18, 2023, which is the date that these consolidated financial statements are available for distribution. Other than the events disclosed above, no other subsequent events have occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

F-94

3,000,000 Ordinary Shares

VCI GLOBAL LIMITED

(Incorporated in the British Virgin Island)

PRELIMINARY PROSPECTUS

_________________, 2022

Through and including _________, 2022 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II -INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a British Virgin Islands company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the British Virgin Islands courts as being contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Memorandum and Articles of Association contain provisions that entitle the Company to indemnify against all expenses, including legal fees, and against all judgments fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings, any person involved in legal proceeding by reason of the fact that the person is or was a director of the Company or the person, at the request of the Company, is or was serving as director, or any other capacity, of any other body corporate.  The Company may only indemnify if the person acted honestly, in good faith, with a view to the best interest of the Company, and in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.  We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.  As a result of these provisions, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited.  However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

The proposed form of underwriting agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification to our directors and officers by the underwriter against certain liabilities.

Item 7. Recent Sales of Unregistered Securities.

Since the Company's incorporation on November 30, 2021, the registrant has granted or issued the following securities of the registrant that were not registered under the Securities Act:

(a) Issuance of Capital Stock.

On April 8, 2022 we issued 33,300,100 ordinary shares to certain of our officers and directors and 100,000 ordinary shares to Acton Burnell Sdn Bhd, a company controlled by one of our directors for $0.0001 per share.

From July 2022 to November 2022, we issued 776,159 ordinary shares to accredited investors at an average price of $3.42 per share

In October 2022 we issued 688,245 ordinary shares to Exchange Listing, LLC as part of their consulting compensation.

These issuances of the capital stock were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(b) Warrants.

In October 2022 we issued a five-year warrant to purchase 300,000 ordinary shares to Exchange Listing, LLC as part of their consulting compensation. The exercise price of the warrant is $4.00 per ordinary share.

The issuance of the warrant was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 8. Exhibits and Financial Statement Schedules.

a) Exhibits.

See Exhibit Index beginning on page II-7 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b) Financial Statement Schedules.

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our combined and consolidated financial statements or the notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-1

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association of the Registrant, Filed on June 14, 2022
4.1*	Form of Underwriter’s Warrant (included in Exhibit 1.1)
4.2*	Warrant issued to Exchange Listing, LLC
5.1*	Opinion of Carey Olsen (BVI) L.P., counsel to Registrant
10.1*	Employment Agreement, dated January 1, .2022 between Victor Hoo and the V Capital Kronos Berhad
10.2*	Employment Agreement, dated January 1, 2022 between Karen Liew and V Capital Kronos Berhad
10.3*	Employment Agreement, dated January 1, 2022 between Vincent Hong and V Capital Kronos Berhad
10.4*	Employment Agreement, dated January 1, 2022 between Stanley Khoo and V Capital Kronos Berhad
10.5*	Capital Market Advisory Agreement dated February 1, 2022 between the Registrant and Exchange Listing, LLC
10.6*	Employment Agreement, dated January 1, 2022 between Ang Zhi Feng and V Capital Kronos Berhad
10.7*	Employment Agreement, dated January 1, 2022 between Vivian Yong Hui Wun and V Capital Kronos Berhad
21.1*	List of Subsidiaries of the Registrant
23.1	Consent of WWC, P.C.
23.2*	Consent of Counsel to Registrant (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table

*Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur on January 18, 2023.

VCI GLOBAL LIMITED

By:	/s/ Victor Hoo
Name:	Victor Hoo
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Victor Hoo	Chairman and Chief Executive Officer	January 18, 2023
Victor Hoo	(Principal Executive Officer)

/s/ Ang Zhi Feng	Chief Financial Officer	January 18, 2023
Ang Zhi Feng	(Principal Financial and Accounting Officer)

/s/ Karen Liew	Executive Director	January 18, 2023
Karen Liew

/s/ Vincent Hong	Executive Director	January 18, 2023
Vincent Hong

/s/ Marco Baccanello	Director	January 18, 2023
Marco Baccanello

/s/ Alex Chua Siong Kiat	Director	January 18, 2023
Alex Chua Siong Kiat

/s/ Ng Mun Huat	Director	January 18, 2023
Ng Mun Huat

/s/ Jeremy Roberts	Director	January 18, 2023
Jeremy Roberts

/s/ Fern Allen Thomas	Director	January 18, 2023
Fern Allen Thomas

II-4